UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

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UNITED RENTALS, INC.

100 First Stamford Place, Suite 700

Stamford, Connecticut 06902

March 26, 2025

Dear Fellow Stockholders:

You are cordially invited to attend this year’s Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Thursday, May 8, 2025, at 9:00 a.m., Eastern daylight time.

In light of the success of our recent virtual annual meetings, which provided increased accessibility for stockholders and other stakeholders compared to in-person meetings, the Annual Meeting will be a virtual meeting conducted exclusively online via a live webcast. Please note there is no in-person meeting this year for you to attend.

Under U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving resources and lowering the cost of delivery. On March 26, 2025, we mailed to our stockholders a Notice and Access to Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2025 proxy statement and annual report for the fiscal year ended December 31, 2024. The Notice also provides instructions on how to cast your vote and instructions on how to receive, free of charge, a paper copy of the proxy materials by mail.

Details of the business expected to come before the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Stockholders of record may vote via the Internet or over the telephone via a toll-free number. Stockholders who received a paper copy of the proxy materials by mail may also vote by promptly completing, signing and mailing the enclosed proxy card in the return envelope. While you are encouraged to vote your shares prior to the meeting, the Notice provides information on casting your vote via the Internet during the meeting.

Thank you for your continued support.

Sincerely,

MICHAEL J. KNEELAND	MATTHEW J. FLANNERY
Chair	President and Chief Executive Officer

UNITED RENTALS, INC.

100 First Stamford Place, Suite 700

Stamford, Connecticut 06902

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The annual meeting of stockholders of United Rentals, Inc. (the “Annual Meeting”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/URI2025 on Thursday, May 8, 2025 at 9:00 a.m., Eastern daylight time, for the following purposes:

1.
To elect the 10 directors nominated and recommended by the Board of Directors, as named in the accompanying proxy statement;
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To approve our executive compensation on an advisory basis;
4.
To consider a stockholder proposal to improve shareholder written consent, if properly presented at the meeting; and
5.
To transact such other business, if any, properly brought before the meeting.

The meeting may be adjourned or postponed from time to time. At any reconvened or rescheduled meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders, except as may be required by our By-Laws. Stockholders of record at the close of business Eastern daylight time on March 10, 2025, are entitled to notice of, and to vote on, all matters at the meeting and any reconvened or rescheduled meeting following any adjournment or postponement.

We are pleased to take advantage of U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of printing and delivering proxy materials and reducing the environmental impact of the Annual Meeting.

March 26, 2025

By Order of the Board of Directors,
JOLI L. GROSS
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, May 8, 2025. Prior to May 8, 2025, the Notice and Proxy Statement for the Annual Meeting and the Company’s 2024 Annual Report to Stockholders are available electronically at https://materials.proxyvote.com/911363. These materials are also available at https://investors.unitedrentals.com/financials/annual-reports/default.aspx.

Cautionary note regarding forward-looking statements

Certain statements in this Proxy Statement are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements can generally be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy, outlook, targets or goals (including but not limited to our current and future sustainability and safety goals). These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. See our annual report on Form 10-K for the year ended December 31, 2024 (“Form 10-K”) for a summary of factors that could cause actual results to differ materially from those projected.

Note regarding sustainability and safety information

Information in this Proxy Statement regarding our current and future sustainability and safety goals and our sustainability reporting may, in certain cases, provide more detail than that required to be included in our filings with the SEC. Climate-related science, data, methodologies and regulations are rapidly evolving, and those underlying our sustainability-related analysis and goals remain subject to change over time. As a result of factors such as, but not limited to, improvements to the quality and completeness of our data and updates to our methodology over time, we may include information in future disclosures that differs from that contained in this Proxy Statement.

Note regarding website and links

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the Securities and Exchange Commission.

Proxy Statement Summary

This summary highlights information about United Rentals, Inc. (the “Company” or “United Rentals”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for our 2025 annual meeting of stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

Voting Matters and Board Recommendations
Proposal		Board Vote Recommendation	Page Reference
Proposal 1 –	Election of Directors	FOR each nominee	13
Proposal 2 –	Ratification of Appointment of Public Accounting Firm	FOR	79
Proposal 3 –	Advisory Approval of Executive Compensation	FOR	81
Proposal 4 –	Stockholder Proposal to Improve Shareholder Written Consent	AGAINST	84

How to Vote	Stockholder of Record (Shares registered in your name with our Transfer Agent)	Street Name Holders (Shares held through a Broker, Bank or Other Nominee)
Via the Internet: Visit the applicable voting website and follow the on-screen instructions:	www.proxyvote.com	Refer to voting instruction form.
By Telephone:	1-800-690-6903	Refer to voting instruction form.
By Mail: To the extent you have requested paper copies of proxy materials, sign, date and return your completed proxy card by mail.
During the Meeting: For instructions on attending the virtual Annual Meeting, please see “Voting—Voting During the Annual Meeting” on page 10.

Board Leadership Structure

Our current Board of Directors (“Board”) leadership structure consists of our non-executive Chair; Lead Independent Director; and President and Chief Executive Officer (“CEO”). The following is a summary of how the three roles interact and overlap with respect to Board leadership responsibilities:

Non-Executive Chair Michael Kneeland	Lead Independent Director Currently Bobby Griffin; Gracia Martore beginning May 8, 2025	President and CEO Matthew Flannery
• Presides over Board meetings • Provides advice and counsel to the CEO • Focuses on Board oversight and governance matters • Sets the Board agenda and leads the materials review process
•
Presides over executive sessions of independent directors
•
Facilitates discussions among independent directors on key issues
•
Acts as an independent resource to the CEO
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Participates in the Board agenda and materials review process

•
Drives business to align with the Board’s overall perspective and the Company’s long-term strategy
•
Implements strategic initiatives
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Develops robust management team
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Participates in the Board agenda and materials review process

We believe this structure enables each person to focus on different aspects of Company leadership and reinforces the independence of our Board as a whole. For additional information about this structure, see “Corporate Governance Matters—Board Leadership Structure and Role of Our Lead Independent Director.”

As a result of our director retirement age policy and our ongoing Board refreshment efforts, Bobby Griffin, our current Lead Independent Director, will not stand for re-election at the Annual Meeting. The Board has selected Gracia Martore to serve as Lead Independent Director, effective immediately following the Annual Meeting.

Board Nominees

You are being asked to vote on the following 10 nominees for director. As noted above, as a result of our director retirement age policy and our ongoing Board refreshment efforts, Mr. Griffin will not stand for re-election at the Annual Meeting. All nominees meet the New York Stock Exchange (the “NYSE”) governance standards for director independence, except for Messrs. Kneeland and Flannery, who are not independent due to their employment (or, in the case of Mr. Kneeland, former employment) with the Company. Information about each director’s experiences, qualifications, attributes and skills can be found beginning on page 14.

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Membership*
Julie M. Heuer Brandt	50	2025	Corporate Vice President and President, Global Commercial & Field Operations, Johnson Controls	Yes	SC
Marc A. Bruno	53	2018	Chief Operating Officer, U.S. Food & Facilities, Aramark Corporation	Yes	CC, NC
Larry D. De Shon	65	2021	Retired President and Chief Executive Officer, Avis Budget Group, Inc.	Yes	NC, SC
Matthew J. Flannery	60	2019	President and CEO, United Rentals, Inc.	No	SC
Kim Harris Jones	65	2018	Retired Senior Vice President and Corporate Controller, Mondelez International	Yes	AC, CC
Terri L. Kelly	63	2018	Retired President and Chief Executive Officer, W. L. Gore & Associates	Yes	CC, NC, SC
Michael J. Kneeland	71	2008	Chair and Retired CEO, United Rentals, Inc.	No	N/A
Francisco J. Lopez-Balboa	64	2022	Executive Vice President and Chief Financial Officer, Cumulus Media Inc.	Yes	AC, CC
Gracia C. Martore	73	2017	Retired President and Chief Executive Officer, TEGNA Inc., formerly known as Gannett Co., Inc.	Yes	AC, CC**
Shiv Singh	47	2017	Founder and CEO, Savvy Matters, LLC	Yes	AC, NC, SC

* AC – Audit Committee; CC – Compensation Committee; NC – Nominating and Corporate Governance Committee; SC – Strategy Committee

** Immediately following the Annual Meeting, Ms. Martore will become Lead Independent Director. At that time, she will also leave the Compensation Committee.

Board Refreshment

Board composition remains a priority for the Company as evidenced by the Board’s continuing refreshment efforts. Our Board has engaged an independent consulting and search firm since 2016 to assist in developing a long-term succession plan to identify, recruit and appoint new directors whose qualifications may further enhance our Board’s oversight. In particular, the Board’s long-term succession plan is informed by a list of prioritized director competencies which was first developed in 2016 and is regularly reviewed by the Board. See “Proposal 1” for our director matrix, which includes information on key competencies of each director. As a result of the Board’s refreshment efforts, nine new directors joined the Board between 2017 and March 2025, and the average tenure of our director nominees is six years.

Corporate Governance Highlights

We are committed to the highest standards of ethics, business integrity and corporate governance. We are focused on increasing stockholder value and understand our ethical obligations to our stockholders, employees, customers, suppliers, and the communities in which we operate. Our governance practices are designed to establish and preserve management and director accountability, provide a structure that allows the Board to set objectives, monitor performance and exercise independent oversight, and enhance stockholder value.

Board Independence and Accountability	Board Performance
• Annual Election of Directors By Majority Vote	• Risk Oversight
• 8 of 10 Nominees are Independent	• Robust Board Evaluations
• Required Committees are Fully Independent	• Commitment to Board Refreshment
• Separate Chair and CEO, with a Lead Independent Director	• Focus on Management Succession Planning

Other Board and Board Committee Practices	Stockholder Rights
• No Hedging or Pledging of Company Shares	• No Supermajority Voting Requirements
• Robust Stock Ownership Guidelines	• Stockholder Right to Call Special Meetings
• Authority to Retain Outside Advisors	• Stockholder Right to Act by Written Consent
• Director Retirement Age Policy	• Proxy Access
• Director Overboarding Policy	• No Poison Pill

Board Oversight of Sustainability and Culture Matters

Pursuant to its charter, our Board’s Nominating and Corporate Governance (“N&CG”) Committee holds primary responsibility for overseeing the Company’s sustainability and culture policies and practices. In furtherance of this responsibility, the N&CG Committee engages on sustainability and culture matters several times a year, including reviewing the Company’s key corporate responsibility policies and disclosures, as well as receiving updates from members of the Company’s management team, including members of the Sustainability Steering Committee. During 2024, the N&CG Committee’s oversight included, among other items, review of:

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the Company’s lobbying report and health safety and environmental policy;
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investor feedback on sustainability and culture matters;
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the Company’s sustainability strategy;
•
progress against the Company’s aspirational sustainability and safety goals, including the Company’s greenhouse gas (“GHG”) emissions intensity reduction goal; and
•
the Company’s corporate responsibility report and Task Force on Climate-Related Disclosure (“TCFD”) report.

In addition, the full Board periodically reviews corporate culture matters, such as talent management and results from the Company’s employee experience survey.

The other three Board committees oversee specific sustainability and culture topics. The Audit Committee oversees our cybersecurity programs and enterprise risk management, the latter of which considers sustainability and culture risks. The Compensation Committee evaluates CEO and senior management compensation and therein considers performance on strategic factors related to sustainability and human capital. The Strategy Committee advises on overall Company strategy, including consideration of key sustainability matters and innovation. For additional information see our latest corporate responsibility report available on our website at http://www.unitedrentals.com under the “Company—About Us” tab.

Investor Engagement

We value our investors’ perspective on our business and each year we proactively interact with investors through numerous engagement activities. In 2024, these included our annual stockholder meeting, quarterly earnings calls and various investor conferences and (non-deal) road shows. In addition, at the Board’s request, management continued the momentum from the Company’s prior stockholder outreach programs with another outreach program in 2024, as detailed below. These engagement activities, and the feedback we receive, are informative and helpful to us in our ongoing effort to increase stockholder value. We welcome additional feedback and our Investor Relations department is the contact point for investor interaction with United Rentals. Additionally, investors may access information about the Company through our website. For questions concerning Investor Relations, please contact Elizabeth Grenfell, Vice President, Investor Relations, at 203-618-7125 or investors@ur.com.

2024 Stockholder Outreach Program

The purpose of our 2024 stockholder outreach program (our “2024 Outreach Program”) was to engage with our top stockholders about key governance, sustainability, culture and compensation topics specific to the Company, and about other topics and trends our stockholders wished to discuss with us. During 2024, we contacted governance and investment professionals at 28 of our top holders, representing approximately 55% of total outstanding shares. Of the 28 holders contacted in 2024, we had calls with 12 holders, representing approximately 22% of total outstanding shares. Our 2024 Outreach Program did not involve direct discussion between a stockholder and an independent director. However, as it has done in the past, the Board remains willing to make an independent director available for direct discussion with investors, upon investor request and as appropriate. For information about how to communicate directly with our Board, see “Corporate Governance Matters—Direct Communications with Directors.” The following is a summary of topics that were discussed during our 2024 engagements and results of the feedback.

What Was Discussed	Results

During the calls, we spent a significant amount of time discussing:

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progress on the Company’s aspirational safety goal;
•
trends in the overall labor market and the Company’s ability to attract and retain talent;
•
discretionary components of executive compensation and how the Compensation Committee makes decisions regarding those components;
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the Company’s employee experience survey results;
•
the stockholder proposal voted on at our 2024 annual meeting, which did not pass;
•
the work we are doing to support certain customers in meeting any sustainability-related jobsite requirements and on their own sustainability initiatives; and
•
progress against the Company’s aspirational GHG emissions intensity reduction goal and other sustainability commitments.

•
The results of our engagements were reported to the N&CG Committee and Compensation Committee and elevated to the Board, as appropriate.
•
Based on feedback, management and the Board have decided to name proponents of any stockholder proposals in the Company’s proxy statements. For example, we named the proponent of the stockholder proposal included in this Proxy Statement as Proposal 4.
•
We are currently in the process of developing our 2024 corporate responsibility report. Based on feedback we have received from our shareholders, we will continue to highlight examples of how we are supporting customers on their sustainability initiatives and jobsite requirements. In addition, we expect to continue to include information about how the Company initially set its current GHG emissions intensity reduction goal and continues to evaluate the appropriateness of that goal.

2024 Business Overview

In 2024, our team doubled down on being the partner of choice for our customers. Our diligence on safety, coupled with unmatched service, technology and operational excellence, translated into another year of record revenue, adjusted EBITDA(1) and earnings per share (“EPS”). We continue to execute on our strategy with investments in new branch locations, fleet, headcount and technology, all setting the foundation for our growth over the long-term. Additionally, we remain focused on leveraging our industry leading profitability, capital efficiency and the flexibility of our business model to generate meaningful free cash flow, which in turn creates long-term shareholder value. To that end, we returned over $1.9 billion to shareholders in 2024 through a combination of $1.5 billion of share repurchases and more than $400 million in dividends.

For 2024, rental revenue grew 8% year-over-year to $13.0 billion, with growth across both our general rentals and specialty businesses. Total revenue was $15.3 billion, net income margin(2) was 16.8% and adjusted EBITDA margin(2) was 46.7%. Furthermore, we generated $4.5 billion of net cash from operating activities and $2.1 billion of free cash flow(1). We opened 72 specialty branch locations during the year, and increased the size of our business to 1,686 global branches. Additionally, gross purchases of rental fleet were $3.8 billion, and we ended the year with a fleet valued at $21.4 billion at original equipment cost (“OEC”). We also delivered a return on invested capital (“ROIC”)(3) of 13.0%, which was well above our cost of capital. Our net leverage ratio ended the year at 1.8x, which was within our leverage target range of 1.5x-2.5x, and we had total liquidity of $2.8 billion as of year-end.

________________

(1)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and free cash flow are non-GAAP measures as defined in our Form 10-K. Please refer to the Form 10-K for the reconciliations to GAAP and for the reasons why management believes the non-GAAP financial measures provide useful information to investors about the Company’s operating performance, liquidity and period-over-period growth, and help investors gain an understanding of the factors and trends affecting the Company’s ongoing cash earnings, from which capital investments are made and debt is serviced.
(2)
Net income margin and adjusted EBITDA margin represent net income or adjusted EBITDA divided by total revenue.
(3)
ROIC is calculated as after-tax operating income for the trailing 12-months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the Company’s tax rate from period to period, the U.S. federal corporate statutory rate of 21% was used to calculate after-tax operating income.

As part of our commitment to return excess capital to our shareholders, in January 2025, we increased our quarterly dividend by 10% to $1.79 per share, or $7.16 annualized. Our share repurchase program was briefly on hold while we performed diligence in connection with the possible acquisition of H&E Equipment Rentals, Inc. (“H&E”). However, following the decision to terminate our agreement to acquire H&E in February 2025, we resumed share repurchases with the expectation of completing the remaining $250 million of our current $1.5 billion authorization by the end of the first quarter of 2025.

Our results were enabled by our approximately 27,900 employees who lead our people-centric culture, which is a critical element of our growth strategy and a differentiator in the industry.

During 2024, our team marked the following strategic achievements:

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delivered another strong safety performance, with a total recordable incident rate (“TRIR”) of 0.81, which represented a slight increase from 2023;
•
maintained robust retention levels; voluntary turnover decreased 4% year-over-year from 12.4% in 2023 to 11.9% in 2024;
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earned strong satisfaction scores in our 2024 employee experience survey, with average responses ranging from 8.3 to 9.1 out of 10 in each of our four survey categories; our employee Net Promoter Scores placed us in the top five percent of the Peakon Benchmark for Commercial and Professional Services Companies for the Engagement category, in the top 10 percent for the Health & Wellbeing category and in the top 25 percent for the Belonging category (there is no external benchmark reference for our fourth category, Safety Commitment);
•
received national recognition for our culture, with numerous awards, including being named as one of America’s Most Responsible Companies for 2024 by Newsweek, one of the U.S. Best Managed Companies for 2024 by The Wall Street Journal, and one of America’s Best Large Employers for 2024 by Forbes; and
•
a forecasted 26.7% reduction in our GHG emissions intensity in 2024 compared to our 2018 baseline, as we progress toward our aspirational goal of a 35% reduction by 2030.

Executive Compensation Overview

Our Compensation Philosophy

The foundation of our compensation philosophy is to ensure that our executive compensation program is designed to align with the Company’s business strategy and drive long-term stockholder value. Our compensation philosophy is supported by three pillars: stockholder alignment, market competitiveness, and internal balance; and by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary relative to similar positions in the market and enable the Company to attract and retain highly skilled executive talent.
Annual Incentive Compensation Plan (“AICP”)	Cash and Vested Shares of Company Stock (Variable)	Focus executives on achieving annual financial objectives that promote growth, profitability, and returns, as well as demonstrating progress against our strategic factors.
Long-Term Incentive Plan (“LTIP”)	Equity (Variable)	Provide incentive for executives to reach financial goals and align their long-term economic interests with those of stockholders through meaningful use of equity compensation.

Pay Mix: Our executive compensation program emphasizes variable pay that aligns compensation with performance and stockholder value. For our named executive officers (“NEOs”), the mix of compensation elements is heavily weighted toward variable, performance-based compensation with a balanced focus on growth, profitability, and returns. The CEO’s compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the performance of the Company as a whole. The significant majority of NEO pay continues to be variable: 90% for the CEO and an average of 80% for our other NEOs, based upon annual target total direct compensation (“TTDC”) for fiscal year 2024 and not including any one-time grants or awards outside of annual TTDC.

Stockholder Support: At the Company’s 2024 annual meeting of stockholders, we received very strong support for our executive compensation program, with 94% of the stockholders who voted on the advisory “say on pay” proposal approving the compensation of our NEOs. This is consistent with the positive feedback we received in discussions with our stockholders throughout the year. We interpreted this support as affirmation of the structure of our program and our approach to making compensation decisions. As a result, we did not make substantive changes to the program design in 2024.

Compensation Governance: Our program is built on the foundation of the following best practices and policies:

What We Do	What We Don’t Do
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Heavy emphasis on variable (“at-risk”) compensation
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Stock ownership guidelines supported by net share retention requirements
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Double-trigger equity vesting upon a change in control
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Financial restatement and injurious conduct clawback policies and anti-hedging and pledging policy
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Engage an independent compensation consultant
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Annual risk assessment of compensation practices

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No significant perquisites
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No supplemental executive retirement plans
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No repricing or exchange of underwater options without stockholder approval
•
No options or stock appreciation rights granted below fair market value
•
No tax gross-ups other than for qualified relocation expenses
•
No guaranteed incentive payments

2024 Pay Decisions: The Compensation Committee took the following compensation-related actions for fiscal 2023:

•
Base salaries: Based on the Compensation Committee’s annual review during the first quarter of 2024, the base salaries of Messrs. Flannery, Grace, Pintoff and Durand and Ms. Gross increased between 4.5% and 8.2%.
•
Incentive compensation: Based on the Company’s performance, funding for both our AICP and LTIP was above target. AICP bonuses were funded at 105.2% of target, and LTIP awards were earned at 112.8% of target.

For further details about the executive compensation program, please refer to the CD&A starting on page 38 of this Proxy Statement.

Company Awards and Recognitions
2024 Forbes America’s Best Large Employers	2024 Newsweek America's Most Responsible Companies
2024 Forbes Best for Employers for New Grads	2024 Newsweek, America’s Greatest Workplaces
2024 GI Jobs Military Friendly Employer (Gold)	2024 Newsweek, America’s Greatest Workplaces for Mental Wellbeing
2024 GI Jobs Military Friendly Spouse Employer	2024 Newsweek, Most Trustworthy Companies
2024 Indeed Work Wellbeing 100	2024 U.S. News & World Report Best Companies To Work For By Industry
2024 JUST Capital Most JUST Companies	2025 Forbes America’s Best Companies
2024 Platinum HIRE Vets Medallion, Large Employer	2025 Forbes America’s Best Large Employers
2024 VETS Indexes 5 Star Employer	2025 GI Jobs Military Friendly Employer (Gold)
Proud Sponsor of the United Compassion Fund, an employee-funded 501(c)(3) program for assisting United Rentals employees in need

UNITED RENTALS, INC.

100 First Stamford Place, Suite 700

Stamford, Connecticut 06902

March 26, 2025

Proxy Statement

Annual Meeting of Stockholders

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of United Rentals, Inc. (the “Company”) of proxies to be voted at our 2025 annual meeting of stockholders (the “Annual Meeting”) to be held virtually via live webcast on Thursday, May 8, 2025, at 9:00 a.m., Eastern daylight time (“EDT”), at www.virtualshareholdermeeting.com/URI2025, and at any reconvened or rescheduled meeting following any adjournment or postponement.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Internet Availability of Proxy Materials

We are making this Proxy Statement and our 2024 annual report to stockholders available to our stockholders over the Internet. On March 26, 2025, we mailed our stockholders a Notice and Access to Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2024 annual report. Stockholders will be able to access all proxy materials over the Internet free of charge, with such materials being searchable and printable. The Notice also provides instructions on how to vote over the Internet, by telephone or by mail. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting, and reduce the environmental impact of such meeting. However, if you received the Notice by mail and would like to receive a printed copy of our proxy materials, free of charge, please follow the instructions for requesting such materials contained in the Notice.

Record Date

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting (and at any reconvened or rescheduled meeting following any adjournment or postponement) has been established as the close of business, EDT, on March 10, 2025.

Voting Securities Outstanding on Record Date

As of the record date, there were 65,332,089 shares of our common stock outstanding and entitled to vote. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by appointment with the Company beginning 10 days prior to the Annual Meeting and ending on the day before the Annual Meeting.

Right to Vote

With respect to each matter properly brought before the Annual Meeting, each holder of our common stock as of the record date will be entitled to one vote for each share held on the record date.

Voting

Voting Before the Annual Meeting

If you are a stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, Equiniti Trust Company, LLC, you have three options to vote before the Annual Meeting:

•
VIA THE INTERNET—Visit the website http://www.proxyvote.com and follow the on-screen instructions. Please be sure to refer to the Notice or, to the extent applicable, your proxy card when you access the web page and use the information contained therein. The submission of your proxy via the Internet is available 24 hours a day. To be valid, a submission via the Internet must be received by 11:59 p.m., EDT, on Wednesday, May 7, 2025.
•
BY TELEPHONE—Call 1-800-690-6903 and follow the instructions. Please be sure to refer to the Notice or, to the extent applicable, your proxy card when you call and use the information contained therein. The submission of your proxy by telephone is available 24 hours a day. To be valid, a submission by telephone must be received by 11:59 p.m., EDT, on Wednesday, May 7, 2025.
•
BY MAIL—To the extent you have requested paper copies of the proxy materials, sign, date and return your completed proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, a submission by mail must be received by 5:00 p.m., EDT, on Wednesday, May 7, 2025.

If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card, if applicable) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone, or sign, date and return a proxy card prior to the deadlines set forth above, you may vote via the Internet during the Annual Meeting.

If you hold your shares in “street name” through an account with a bank or broker, you will receive voting instructions from your bank or broker.

Voting During the Annual Meeting

If you are a stockholder of record, you may attend and vote your shares during the Annual Meeting. You can attend the meeting by accessing www.virtualshareholdermeeting.com/URI2025 and entering the 16-digit control number on the proxy card or Notice you previously received.

If you hold your shares in “street name” (i.e. through an account at a broker or other nominee) and want to attend or vote your shares during the Annual Meeting, please follow the instructions you received from your broker or nominee to obtain your 16-digit control number in advance of the Annual Meeting date.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares before the meeting via the Internet, by telephone or by mail.

Failure to Provide Specific Voting Instructions

If you are a stockholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted as follows:

•
FOR the election of all 10 nominees for director named in “Proposal 1—Election of Directors”
•
FOR “Proposal 2—Ratification of Appointment of Public Accounting Firm”
•
FOR “Proposal 3—Advisory Approval of Executive Compensation”
•
AGAINST “Proposal 4—Stockholder Proposal to Improve Shareholder Written Consent”

If you hold your shares in “street name” through an account with a bank or broker, you will receive voting instructions from your bank or broker. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. Proposal 2 to ratify the appointment of our independent registered public accounting firm is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. Unlike proposal 2 to ratify the appointment of our independent registered public accounting firm, proposals 1, 3 and 4 are each non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on these proposals on behalf of beneficial owners if such owners do not return specific voting instructions.

Right to Revoke Proxies

If you are a stockholder of record (even if you voted via the Internet, by telephone or by mail), you retain the power to revoke your proxy or change your vote. You may revoke your proxy or change your vote at any time prior to its exercise by (i) sending a written notice of such revocation or change to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary, which notice must be received by 5:00 p.m., EDT, on Wednesday, May 7, 2025, (ii) submitting a new proxy via the Internet or by telephone that is received by 11:59 p.m., EDT, on Wednesday, May 7, 2025, (iii) executing and mailing a later-dated proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which proxy card must be received by 5:00 p.m., EDT, on Wednesday, May 7, 2025, or (iv) voting during the Annual Meeting.

“Street name” stockholders who wish to revoke a proxy already returned on their behalf must direct the institution holding their shares to do so.

Quorum

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the transaction of business. If a share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Abstentions and broker non-votes are treated as present for quorum purposes.

Method and Cost of Solicitation

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronic communication or other means. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies, for an estimated fee of $22,500, plus reimbursement of reasonable out-of-pocket expenses and disbursements. Our directors, officers and employees receive no additional compensation for solicitation of proxies.

We will bear all costs associated with soliciting proxies for the Annual Meeting. We will, upon request, and in accordance with applicable regulations, reimburse banks, brokers, other institutions, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

Matters to Be Acted Upon

As discussed in more detail under “Proposal 1—Election of Directors,” each director is required to be elected by a majority of votes cast with respect to such director (i.e., the number of votes cast “for” must exceed the number of votes cast “against”). Abstentions and shares not represented at the meeting will have no effect on the election of directors. Brokers do not have discretionary voting power on director elections if not furnished voting instructions by their client. Broker non-votes will not be treated as votes cast and will have no effect on the election of directors.

With respect to “Proposal 2—Ratification of Appointment of Public Accounting Firm,” the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a vote against this proposal, whereas shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Brokers may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. Broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

With respect to “Proposal 3—Advisory Approval of Executive Compensation,” the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a vote against this proposal, whereas shares not otherwise represented at the meeting will have no effect on the outcome of this proposal. Brokers do not have discretionary voting power to vote on Proposal 3 if not furnished voting instructions by their client. Broker non-votes will have no effect on the outcome of Proposal 3. Voting for Proposal 3 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board or the Compensation Committee.

With respect to “Proposal 4—Stockholder Proposal to Improve Shareholder Written Consent,” the affirmative vote of holders of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a vote against this proposal, whereas shares not otherwise represented at the meeting will have no effect on the outcome of this proposal. Brokers do not have discretionary voting power to vote on Proposal 4 if not furnished voting instructions by their client. Broker non-votes will have no effect on the outcome of Proposal 4. Voting for Proposal 4 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company.

The Board unanimously recommends that you vote:

•
FOR the election of all 10 nominees recommended by the Board;
•
FOR the ratification of the appointment of our public accounting firm;
•
FOR the resolution approving the compensation of our named executive officers on an advisory basis; and
•
AGAINST the stockholder proposal to improve shareholder written consent.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board is currently comprised of the following 11 directors: Julie M. Heuer Brandt, Marc. A Bruno, Larry D. De Shon, Matthew J. Flannery, Bobby J. Griffin, Kim Harris Jones, Terri L. Kelly, Michael J. Kneeland, Francisco J. Lopez-Balboa, Gracia C. Martore and Shiv Singh. All directors, except Ms. Brandt, were elected at the 2024 annual meeting for one-year terms, which expire at the Annual Meeting. Ms. Brandt was appointed to the Board on January 17, 2025, and her term also expires at the Annual Meeting.

The Board, upon the recommendation of the N&CG Committee, has nominated 10 of the 11 current directors to stand for election at the Annual Meeting: Julie M. Heuer Brandt, Marc A. Bruno, Larry D. De Shon, Matthew J. Flannery, Kim Harris Jones, Terri L. Kelly, Michael J. Kneeland, Francisco J. Lopez-Balboa, Gracia C. Martore and Shiv Singh. Each director elected at the Annual Meeting will hold office until our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and until such director’s successor is elected and qualified or their earlier death, resignation or removal.

As a result of our director retirement age policy and our ongoing Board refreshment efforts, Mr. Griffin will not stand for re-election at the Annual Meeting, and immediately following the Annual Meeting, the size of our Board will be reduced to 10 members. We sincerely thank Mr. Griffin for his years of distinguished service on the Board and his dedication to the Company.

Voting

Our By-Laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. A majority of votes cast means the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and shares not represented at the meeting have no effect on the election of directors. In contested elections, directors will be elected by a plurality of votes cast in contested elections. A “contested election” takes place at any meeting in respect of which (i) our Corporate Secretary receives a notice pursuant to our By-Laws that a stockholder intends to nominate a director or directors; and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the 10th day preceding the date on which the Company first mails its notice of meeting for such meeting to its stockholders.

Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election must offer to tender their resignation to the Board on the date of the certification of the election results. The N&CG Committee will then consider the resignation offer and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will accept such resignation unless it determines that the best interests of the Company and its stockholders would not be served in doing so. The Board will act on the N&CG Committee’s recommendation within 90 days from the date of the certification of the election results, unless such action would cause the Company to fail to comply with any requirement of the NYSE or any rule or regulation under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which event the Company will take action as promptly as is practicable while continuing to meet those requirements. The Board will promptly disclose its decision and the rationale behind it in a Form 8-K report furnished to the Securities and Exchange Commission (“SEC”). A director who offers to tender their resignation may not participate in the N&CG Committee’s recommendation or in the Board’s decision.

All 10 of the nominees for election at the Annual Meeting are currently serving on the Board. Each person nominated has agreed to continue to serve if elected. If any nominee becomes unavailable for any reason to serve as a director at the time of the Annual Meeting, then the shares represented by each proxy may be voted for such other person as may be determined by the holders of such proxy.

The Board unanimously recommends a vote FOR the election of each of the director nominees set forth under Proposal 1.

Information Concerning Director Nominees and Board Consideration of Director Nominee Experience and Qualifications

In addition to the independence matters described under “Corporate Governance Matters—Director Independence,” the Board and the N&CG Committee considered the specific qualifications, experience, skills, background, judgment and other attributes of the director nominees named herein and concluded that based on the aforementioned factors, and including each director nominee’s demonstrated business acumen, ability to exercise sound judgment, integrity and collegiality, such individuals should serve as directors of the Company. The Board believes that each director nominee is individually qualified to make unique and substantial contributions to the Board, and that, collectively, their mix of skillsets and perspectives support the Board in remaining well-suited to provide the Company with valuable insight and effective oversight with respect to its business, overall performance and strategic direction.

The matrix below presents the prioritized competencies that the Board has identified as particularly valuable to its oversight of the Company and illustrates how the current nominees individually and collectively represent them. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Following the matrix are definitions of each of the Board’s prioritized competencies. In addition, we have included certain demographical information below. Additional details on each director nominee’s experiences, qualifications, skills and attributes are set forth in their biographies.

	Bruno	De Shon	Flannery	Griffin	Jones	Kelly	Kneeland	Lopez-Balboa	Martore	Singh	Total/Average
Skills and Experience
Public Company CEO			●	●			●		●		4
P&L Owner	●	●	●	●		●	●	●	●		8
Financial Acumen & Capital Market Experience				●	●		●	●	●		5
Digital	●		●						●	●	4
Sales & Marketing	●	●	●	●			●		●	●	7
Product Development & Distribution	●	●	●	●		●	●		●	●	8
Rental Industry			●	●			●				3
Capital Intensive Industry	●		●	●	●	●	●	●	●		8
International Experience	●	●	●		●	●				●	6

Demographics
African American or Black					●						1
Alaskan Native or Native American											0
Asian										●	1
Hispanic								●			1
Native Hawaiian or Pacific Islander											0
White	●	●	●	●		●	●		●		7
Gender	F	M	M	M	F	F	M	M	F	M	4F/6M

	Bruno	De Shon	Flannery	Griffin	Jones	Kelly	Kneeland	Lopez-Balboa	Martore	Singh	Total/Average
Tenure, Independence and Age
Tenure (years)	0	6	3	5	6	6	16	2	7	7	6
Independence	●	●	●		●	●		●	●	●	8
Age	50	53	65	60	65	63	71	64	73	47	61

Tenure 6 years average tenure of nominees	Age 61 years average age of nominees	Gender 40% of nominees are women	Racial/Ethnic Diversity 30% of nominees are racially/ethnically diverse

Definitions of Prioritized Competencies

Public Company CEO	Current or recently retired CEO of a public company of scale
P&L Owner

A president or executive with P&L ownership in a company of scale with experience and a strong ability to think strategically, critically assess and act on opportunities and threats, and develop effective strategies in the context of macroeconomic conditions

Financial Acumen & Capital Market Experience

A current or retired (last 10 years) CFO, banker or public company qualified financial expert or recently retired audit partner from a big four accounting firm with experience in accounting, reporting, capital allocation, financial markets, M&A and/or post-merger integration

Digital	Executives with a millennial/next generation “futurist” mindset as well as an understanding of social media, e-commerce and leveraging technology platforms for business innovation and transformation
Sales & Marketing

A chief marketing officer or other senior executive with experience leading and executing sales and marketing strategies in a business-to-business environment with an industrial business, with preference for those that have developed digital strategies

Product Development & Distribution	A current or retired executive with experience in either: (i) designing, developing, and marketing newly-created products and services; or (ii) managing highly complex logistics and supply chains
Rental Industry

A current or retired executive from the equipment rental industry (or relevant major customer, original equipment manufacturer, or related industry) with a strong understanding of its operations (including multi-location complexity, logistics, distribution and supply chain) and ideally deep insight into the non-residential construction business

Capital Intensive Industry	Experience as a C-level executive (preference for a P&L owner) working in a capital-intensive industry where utilization of capital equipment is a key business driver (e.g. airlines, rental cars)
International Experience

Experience leading (generally as a P&L owner) a global business and understanding the challenges of entering new markets and navigating local and regional geopolitical sensitivities, especially in Asia and Europe

Individual Director Biographies

The following is a summary of the age, period of service as a director, current committee membership, key business experience, attributes and skills and other directorships for each director nominee.

Julie M. Heuer Brandt
Independent Director Age: 50 Director Since: 2025 Board Committees: • Strategy

BACKGROUND:

Ms. Brandt serves as Corporate Vice President and President, Global Commercial & Field Operations at Johnson Controls, a role she has held since January 2025. In this role, she drives the strategic vision for field delivery and operations, focusing on sustained growth and an enhanced operating model. Previously, from April 2023 to January 2025, Ms. Brandt served as President of Johnson Controls Building Solutions North America division, where she was responsible for strategy and execution of the sales, design, install and service for the Johnson Controls North American direct-channel business. Prior to Johnson Controls, Ms. Brandt was at Otis Elevator Company for nearly three decades, most recently as Vice President and General Manager, with full P&L responsibility within the United States, a position she held from January 2020 to April 2023. During her career, Ms. Brandt has held roles in North America, Latin America, Europe and Asia Pacific. Ms. Brandt earned an MBA and a bachelor’s degree in International Business and Marketing from Indiana University’s Kelley School of Business.

ATTRIBUTES AND SKILLS:

The Board believes Ms. Brandt’s leadership and operational expertise, as well as her understanding of the dynamics of scale and customer service in a large, networked, growth business, provides significant value to the Board. She has extensive knowledge of the construction industry and brings a wealth of global experience, having built high-performing organizations across multiple continents. Her deep experience in driving large-scale distributed businesses further enhances her ability to contribute to the Board and the Company’s strategic goals.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

None.

Marc A. Bruno
Independent Director Age: 53 Director Since: 2018 Board Committees: • Compensation • N&CG

BACKGROUND:

Mr. Bruno has been the Chief Operating Officer, U.S. Food & Facilities for Aramark Corporation (“Aramark”) since 2019. In his current role, Mr. Bruno focuses on driving Aramark’s hospitality culture and growth across the company’s 10 U.S. food and facilities businesses. From 2014 to 2019, Mr. Bruno served as Chief Operating Officer, Sports, Leisure, Corrections Facilities, and K-12 of Aramark, where he directed hospitality, retail merchandise and facility programs for premier sports and entertainment facilities, meeting venues, parks and cultural attractions as well as food and support solutions for healthcare, business dining, college and university, K-12 clients and correctional facilities. Since joining Aramark as a campus hire in 1993, Mr. Bruno has risen through the ranks by serving in a variety of sales and operating roles in the U.S. and internationally. Mr. Bruno also leads Aramark’s Olympic projects, where his involvement spans eight Olympics, dating back to the 1996 Atlanta Games. In 2010, SportsBusiness Journal named Mr. Bruno to its annual global list of “Forty Under 40,” recognizing the best and brightest young executives in the sports business industry. Mr. Bruno is a graduate of the Cornell University School of Hotel

Administration and earned an MBA from the Harvard Business School. Mr. Bruno serves on the board of directors of Starr Restaurant Organization, Special Olympics of Pennsylvania and Alex’s Lemonade Stand Foundation. Previously, Mr. Bruno served on the board of directors of the San Antonio Spurs and Boston University School of Hospitality.

ATTRIBUTES AND SKILLS:

Mr. Bruno has extensive P&L oversight and reports directly to the Chief Executive Officer of Aramark. In addition to logistics operations, he has also overseen construction projects at Aramark. Mr. Bruno’s extensive P&L oversight and logistics operations and construction project experience provide a valuable perspective to the Board.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

None.

Larry D. De Shon
Independent Director Age: 65 Director Since: 2021 Board Committees: • N&CG • Strategy

BACKGROUND:

Mr. De Shon’s career spans more than 40 years in the aviation and transportation industries, most recently as President and Chief Executive Officer of Avis Budget Group, Inc. (“Avis”), a role he held from January 2016 until his retirement in December 2019. Prior to this and beginning in October 2006, he served as President of Avis Budget Group International, among other positions, with oversight of the Avis, Budget, Zipcar, Payless, Maggiore and Apex businesses in Europe, the Middle East, Africa, Asia, Australia and New Zealand. Prior to Avis, he served in various executive roles during his 28 years with UAL Corporation (now United Continental Holdings, Inc.) where he led United Airlines’ global airport operations, including safety, customer service, logistics, product development and internal communications. Mr. De Shon holds degrees in communications and sociology from the University of Missouri.

ATTRIBUTES AND SKILLS:

Mr. De Shon has extensive leadership and corporate governance experience, deep operating skills and international expertise. While at Avis, he was instrumental in leading an organizational transformation to respond to changing consumer preferences and to open up new revenue streams and business models through initiatives that included creating the first end-to-end digital car rental experience and building one of the largest connected car fleets in the world. Mr. De Shon also successfully led Avis through times of disruption and global transformations, developed innovative solutions to strengthen positions in the marketplace and modernized systems for better customer and employee experiences. Mr. De Shon’s background and experience as a public company chief executive officer provide him with the leadership, business, financial, governance, management and digital skills that benefit the Company and the Board.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Mr. De Shon also serves as a director of The Hartford Financial Services Group, Inc. and Air New Zealand Limited.

Matthew J. Flannery
Director, President and CEO Age: 60 Director Since: 2019 Board Committees: • Strategy

BACKGROUND:

Mr. Flannery was appointed to the position of Chief Executive Officer of United Rentals and elected as a director in May 2019, while remaining as President, a position he has held since March 2018. From April 2012 until March 2018, he was Executive Vice President and Chief Operating Officer. Mr. Flannery has extensive experience in all areas of the Company’s operations, having previously served as Executive Vice President—Operations and Sales, Senior Vice President—Operations East and in two regional vice president roles in aerial operations. Mr. Flannery has also served as a district manager, district sales manager and branch manager of the Company. Mr. Flannery joined the Company in 1998 as part of the Company’s acquisition of Connecticut-based McClinch Equipment. Mr. Flannery graduated from Hofstra University.

ATTRIBUTES AND SKILLS:

Mr. Flannery has over three decades of sales, management and operations experience in the rental industry, including a number of senior management positions with the Company. He has extensive experience and knowledge in all areas of the Company’s operations and of the competitive environment in which the Company operates. Further, he has demonstrated strategic, operational and financial acumen that the Board believes has been of significant value to the Company.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

None.

Kim Harris Jones
Independent Director Age: 65 Director Since: 2018 Board Committees: • Audit • Compensation

BACKGROUND:

Ms. Harris Jones most recently served as Senior Vice President and Corporate Controller of Mondelez International (“Mondelez”) from 2012 until 2015. She previously served as Senior Vice President and Corporate Controller at Kraft Foods Inc. from 2009 until 2012 before Mondelez was formed by Kraft’s split into two domestic and international publicly-traded corporations. Prior to her time at Kraft, Ms. Harris Jones had a 17-year career at Chrysler LLC, where she started as a Senior Manager, Labor Relations in Benefits Finance then served in a variety of leadership positions, most notably as Senior Vice President and Corporate Controller from 2008 to 2009. Before Chrysler, she spent six years at General Motors. Ms. Harris Jones earned a BBA in accounting and an MBA in finance from the University of Michigan. Ms. Harris Jones serves on the board of Ethiopian North American Health Professionals Association and the finance committee of the Consortium for Graduate Study in Management. Ms. Harris Jones is also President and Chairman of the board of the Harris-Jones Charitable Gift Foundation, a non-profit foundation. Ms. Harris Jones was named to the list of “25 Women to Watch” by CFO Magazine, to the list of “75 Most Powerful Women in Business” by Black Enterprise Magazine, to the lists of “2021 Most Influential Black Corporate Directors” and “2024 Most Influential Corporate Directors” by Savoy Magazine and the list of “2025 Directors to Watch” by Directors & Boards.

ATTRIBUTES AND SKILLS:

Ms. Harris Jones is an experienced former finance executive who has spent time in automotive and consumer businesses. More recently, she has accumulated experience as a board director. Ms. Harris Jones has extensive management, financial and business experience at large complex corporations undergoing significant corporate growth and change, which provides a valuable perspective to the Board.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ms. Harris Jones also serves as a director of TrueBlue, Inc. and Caesars Entertainment, Inc. Previously, Ms. Harris Jones served as a director of Fossil Group, Inc., from October 2019 to July 2024.

Terri L. Kelly
Independent Director Age: 63 Director Since: 2018 Board Committees: • Compensation • N&CG • Strategy

BACKGROUND:

Ms. Kelly is the former President and CEO of W.L. Gore & Associates (“Gore”), a highly innovative, privately-held family-owned enterprise with more than $3 billion in annual revenues, serving in this capacity from 2005 to 2018. Gore specializes in advanced materials that are utilized in a wide array of high-value products including GORE-TEX® fabric, implantable medical devices, venting products, and electronic cables. Gore is well known for its unique management philosophy and culture, and is consistently recognized as a top workplace across the globe. Ms. Kelly joined Gore as an Engineer in 1983 and has expertise across multiple industries including consumer products, defense, industrial, medical devices, and pharmbio. As CEO, she led this global organization of close to 10,000 associates with over 45 manufacturing and sales locations. Ms. Kelly graduated summa cum laude from the University of Delaware with a bachelor’s degree in mechanical engineering. Ms. Kelly serves as a Trustee of the Alfred I. duPont Charitable Trust, whose beneficiary is the Nemours Foundation (one of the nation’s leading children’s health systems), and serves as a Trustee for the University of Delaware. She is also a member of the Management Executive Society and the International Women’s Forum. She previously served as a member of the Economic and Advisory Council for the Federal Reserve Bank of Philadelphia.

ATTRIBUTES AND SKILLS:

Ms. Kelly has strong business and technical acumen with key competencies in creating a collaborative and empowered work environment to achieve successful business outcomes. She is adept at leading an organization through significant transformation, and evolving the culture and behaviors to meet changing business needs, which is of significant value to the Company and the Board. Ms. Kelly possesses strong organizational and communication skills with experience integrating across multiple functions to maximize success. Her other areas of expertise include new product development, innovation, portfolio management, brand management, associate engagement and leadership development.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ms. Kelly also serves as a Supervisory Board member of ASML, a manufacturer of semiconductor equipment based in the Netherlands.

Michael J. Kneeland
Director and Chair Age: 71 Director Since: 2008 Board Committees: N/A

BACKGROUND:

Mr. Kneeland became non-executive Chair of the Board of the Company in May 2019, following his retirement as the Company’s CEO, a position he held since 2008. He has served as a member of the Board since 2008. From 2008 until March 2018, he also served as President. Previously, he served as interim CEO from 2007 to 2008. Mr. Kneeland joined the Company in 1998 as district manager upon the Company’s acquisition of Equipment Supply Company and held a variety of management roles from 1998 to 2007, including being named as Executive Vice President-Operations in 2003. His more than 35 years of management experience in the equipment rental industry includes key positions in sales and operations with private, public and investor-owned companies, including Free State Industries, Inc. (“Free State”). Mr. Kneeland served as Free State’s president from 1995 until the company was sold to Equipment Supply Company in 1996. From 1996 to 1998, he served as general manager for Rylan Rents d/b/a Free State Industries, a division of Equipment Supply. At the time it was acquired by United Rentals, Equipment Supply was the largest aerial equipment rental company in North America. In 2020, Mr. Kneeland was appointed to serve as non-executive Chair of the board of directors of Maxim Crane, a private company. In 2019, he was appointed to serve on the board of America Tire Distributors, one of the largest independent suppliers of tires, wheels and supplies to the automotive market. Mr. Kneeland also served on the board of directors of Anticimex Group, a private pest-control company with headquarters in Stockholm, Sweden, from 2017 to 2021. From 2015 to 2024, he served on the National Advisory Board for the Johns Hopkins Berman Institute of Bioethics.

ATTRIBUTES AND SKILLS:

Mr. Kneeland served in a variety of positions in the equipment rental industry for over 35 years, including a number of senior management positions with the Company, as well as Free State and Equipment Supply Company. He has extensive experience and knowledge of the competitive environment in which the Company operates. Further, he has demonstrated strategic and operational acumen that the Board believes has been of significant value to the Company.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Mr. Kneeland also serves on the board of directors of Gildan Activewear, Inc. Previously, Mr. Kneeland served on the board of directors or YRC Worldwide, Inc. from 2011 to 2019 and the board of directors of Brinks Home Security from 2019 to 2023.

Francisco J. Lopez-Balboa
Independent Director Age: 64 Director Since: 2022 Board Committees: • Audit • Compensation

BACKGROUND:

Mr. Lopez-Balboa is a global finance executive with over three decades of leadership experience. He has served as Executive Vice President and Chief Financial Officer of Cumulus Media Inc. since March 2020. Prior to Cumulus, Mr. Lopez-Balboa was Executive Vice President and Chief Financial Officer of Univision Communications Inc. (now TelevisaUnivision), the leading media company serving Hispanic America. Prior to that, he was a managing director with Goldman Sachs for more than 20 years, specializing in the telecom, media and technology sector. He began his career with Merrill, Lynch & Co. Mr. Lopez-Balboa holds an MBA from

Harvard University and a bachelor’s degree in economics from Columbia University, and is a recipient of the Columbia College Alumni Association’s John Jay Award for distinguished professional achievement. He is an emeritus trustee of the board of visitors for the undergraduate college at Columbia University and is a trustee of St. Mark’s School in Massachusetts.

ATTRIBUTES AND SKILLS:

The Board believes that Mr. Lopez-Balboa’s finance, leadership and operational expertise, as well as his understanding of dynamics of scale and customer service in a large networked business oriented toward growth, provides significant value to the Company and the Board.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

None.

Gracia C. Martore

Independent Director

Age: 73

Director Since: 2017

Board Committees:

•
Audit

•
Compensation

(information above as

of March 26, 2025; effective May 8, 2025, will become Lead Independent Director and leave the Compensation Committee)

BACKGROUND:

Ms. Martore most recently served as President and Chief Executive Officer and director of TEGNA Inc. (“TEGNA”), formerly known as Gannett Co., Inc., a role she held from October 2011 until June 2017. Prior to that and beginning in 1985, Ms. Martore served in various other management positions with TEGNA, including as President and Chief Operating Officer and Executive Vice President and Chief Financial Officer. Prior to TEGNA, Ms. Martore worked for 12 years in the banking industry. Ms. Martore graduated from Wellesley College. While there, she was named a Wellesley Scholar for academic excellence. Ms. Martore serves as Chair of the board and chair of the Human Resources and Compensation Committee of the board of The Associated Press. She also serves as a director and chair of the Audit Committee and member of the Executive Committee of the board of FM Global. She previously served as a director of Learning Tree International; as a director and chair of the Audit Committee of Westrock Company; and served on the Board of Trustees of Wellesley College. Ms. Martore has won numerous business and industry honors for her leadership, including receiving the CEO Lifetime Achievement Award from the Washington Business Journal, being named as one of “50 Most Powerful Women in Business” by Fortune Magazine for three consecutive years, being named to Forbes’ “100 Most Powerful Women” list, as well as being named by Institutional Investor magazine as one of the Best CFO’s in America and Best CFO in America in the publishing and advertising agencies category for three consecutive years.

ATTRIBUTES AND SKILLS:

Ms. Martore has financial expertise, broad business experience and extensive management, leadership, operational and transformation expertise as a result of her 32 years of experience in a variety of senior leadership roles at TEGNA. Ms. Martore’s background, experience and judgment as chief executive officer and chief financial officer of a major publicly traded company provide her with leadership, business, financial, governance and cybersecurity skills that benefit the Company and the Board.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ms. Martore also serves as a director and chair of the Compensation Committee of Omnicom Group, Inc. Previously, Ms. Martore served as a director of WestRock Company from May 2015 to July 2024.

Shiv Singh
Independent Director Age: 47 Director Since: 2017 Board Committees: • Audit • N&CG • Strategy

BACKGROUND:

Mr. Singh has served as a director of the Company since May 2017. Mr. Singh is the CEO of Savvy Matters, LLC, which he founded in 2018. From January 2022 to July 2023, he served as Chief Marketing & Customer Experience Officer at LendingTree, Inc. Previously, from 2020 to 2021, he was Senior Vice President and General Manager at Expedia Group, Inc. From 2019 to 2020, he served as Chief Marketing Officer of Eargo, Inc. Between 2013 and 2018, he held various senior vice president roles at Visa, Inc. (“Visa”), overseeing innovation, digital, and marketing initiatives. At Visa, he led the go-to-market strategy for disruptive products and innovations, launched the Visa brand and communications platform, spearheaded a global digital marketing transformation across 120 countries—including the re-imagination of Visa.com—managed global media partnerships, and drove marketing innovation programs. Prior to his tenure at Visa, Mr. Singh served as the Global Head of Digital at PepsiCo Beverages, where he oversaw all digital engagement across paid, owned, and social media channels for consumer, shopper, and food service marketing. Earlier in his career, he held various roles at Razorfish, ultimately serving as Vice President and Global Social Media Lead. Mr. Singh holds a bachelor’s degree from Babson College and a master’s degree from the London School of Economics & Political Science. Mr. Singh has been recognized as a Top 50 CMO by Business Insider and listed as a CMO Next by Forbes. He has also been named one of the 100 Asian American Board Members and is a Board Leadership Fellow of the National Association of Corporate Directors. Among his numerous accolades, he was inducted into the American Advertising Federation Hall of Achievement in November 2016, recognized by AdWeek as a Top 50 Marketer, and named a Media Maven by Ad Age.

ATTRIBUTES AND SKILLS:

The Board believes that Mr. Singh’s experiences allow him to contribute to the Board and provide the Company a fresh and valuable perspective on marketing, innovation, cybersecurity and related matters.

OTHER PUBLIC COMPANY DIRECTORSHIPS:

None.

EXECUTIVE OFFICERS

General

The tables below identify, and provide certain information concerning, our current executive officers other than our current President and CEO, whose information is included above.

Michael D. Durand
Executive Vice President and Chief Operating Officer Age: 51 Current Position Since: 2023 With Company Since: 2002

Mr. Durand was promoted to Executive Vice President and Chief Operating Officer in September 2023, after previously serving as Senior Vice President – Sales and Operations since 2020 and Senior Vice President – Operations from 2015 through 2020. Mr. Durand joined United Rentals in 2002 as a branch manager and has since held roles of increasing scope, including district manager, regional sales and marketing director, region vice president, and senior vice president of sales and operations. Mr. Durand has been an integral leader across all aspects of sales and operations at United Rentals, including the Company’s go-to-market strategy, large acquisition integrations, operations strategy, and operational excellence. He has built strong and enduring relationships within United Rentals and its customer base over his more than two decade career. Prior to joining the Company, Mr. Durand spent several years in sales and operations leadership roles with other industrial companies. Mr. Durand holds a BA in Geology from Lawrence University.

William E. (Ted) Grace
Executive Vice President and Chief Financial Officer Age: 53 Current Position Since: 2022 With Company Since: 2016

Mr. Grace was appointed Executive Vice President and Chief Financial Officer in November 2022, after having served as the Company’s Interim Chief Financial Officer since July 2022. Mr. Grace is responsible for oversight of the Company’s accounting, treasury, risk management and financial planning and analysis departments and investor relations. He previously served as the Company’s Vice President of Investor Relations since joining the Company in 2016, with responsibility for managing all aspects of communications between the Company’s leadership and its investors and the broader financial community. Since joining the Company, he has been an integral member of the senior corporate finance leadership team contributing across financial planning and analysis, capital markets, mergers and acquisitions, and capital allocation. Prior to joining the Company, Mr. Grace spent over 20 years in financial services, most recently as a research analyst at Susquehanna International Group covering the industrial machinery and building materials sectors. He previously held the same responsibilities at Avondale Partners and Goldman Sachs & Co. Earlier in his career, he served in the investment banking departments of predecessor organizations at Bank of America and JPMorgan Chase & Co. Mr. Grace holds BA degrees in economics and political science from Bucknell University and an M.B.A. from Cornell University.

Craig A. Pintoff
Executive Vice President and Chief Administrative Officer Age: 55 Current Position Since: 2017

Mr. Pintoff was promoted to Executive Vice President and Chief Administrative Officer in March 2017, with responsibility for leading the Company’s Human Resources, Safety, and Legal functions, after previously serving as Senior Vice President, General Counsel and Human Resources since January 2016. Mr. Pintoff has led the United Rentals human resources team since 2005, first as Vice President, then, from April 2011 to March 2017, as Senior Vice President, and since March 2017, as Executive Vice President. He joined United Rentals in 2003 as Director—Legal Affairs. Prior to joining the Company, Mr. Pintoff was chief benefits and employment

With Company Since: 2003

counsel for Crompton Corporation in Connecticut. Previously, he was an attorney for White & Case LLP in Manhattan. Mr. Pintoff holds a Juris Doctor from Columbia Law School and an LL.M. from New York University School of Law.

Joli L. Gross
Senior Vice President, Chief Legal & Sustainability Officer, Corporate Secretary Age: 55 Current Position Since: 2024 With Company Since: 2002

Ms. Gross serves as Senior Vice President, Chief Legal & Sustainability Officer, Corporate Secretary of the Company, a title she has held since January 2024. She previously served as Senior Vice President, General Counsel, Corporate Secretary and Chief Sustainability Officer from June 2023 to January 2024 and, prior to that, as Senior Vice President, General Counsel and Corporate Secretary from May 2017 to June 2023. From 2002 through 2017, Ms. Gross held various other positions in United Rentals’ legal department. Prior to joining the Company, she was an associate with the law firm of Day, Berry & Howard, specializing in commercial real estate and contracts, and an associate with Edwards & Angell, specializing in civil litigation. Ms. Gross holds a Juris Doctor from the New England School of Law, a Bachelor of Arts from Boston University, and a Certificate in Business Excellence from the Columbia University Business School. Since August 2021, Ms. Gross has served as a director of GXO Logistics and is the Chair of GXO’s Nominating, Corporate Governance and Sustainability Committee. Additionally, Ms. Gross serves on the board of Family Centers, a nonprofit organization offering education, health and human services to children, adults and families in Fairfield County, Connecticut; and on the board of Mystic Aquarium.

Anthony S. Leopold
Senior Vice President - Chief Technology & Strategy Officer Age: 48 Current Position Since: 2024 With Company Since: 2010 (except March 2017 to June 2019)

Mr. Leopold was promoted to Senior Vice President, Chief Technology & Strategy Officer in December 2024 after previously serving as Senior Vice President, Strategy and Digital since August 2021 and serving as Vice President, Strategy and Business Development from June 2019 to August 2021. Mr. Leopold initially joined the Company as Vice President, Business Innovation and Efficiency in September 2010 and held a variety of leadership roles in business development, merger integration, operational excellence, and innovation through March 2017. Mr. Leopold also has held roles as SVP of US Products at Elevate Credit, Inc., and Manager at Bain & Company where he began his career in 1999. Mr. Leopold holds a BBA in Finance from Texas A&M University and a Master of Arts in Philosophy, Politics and Economics from Oxford University.

Andrew B. Limoges
Vice President, Controller and Principal Accounting Officer Age: 43 Current Position Since: 2018 With Company Since: 2017

Mr. Limoges was promoted to Vice President—Controller and Principal Accounting Officer in October 2018, after previously serving as Director of Accounting and Finance since joining the Company in April 2017. Prior to joining the Company, Mr. Limoges was group controller of DMGT US from August 2016 to April 2017 and worked within the financial audit practice of Ernst & Young from July 2003 to July 2016, where he led teams that served a wide variety of public and private companies. Mr. Limoges, who is a certified public accountant, received a degree in business administration from the University of Vermont.

BOARD MATTERS

General

Our Board is currently comprised of the following 11 directors: Julie M. Heuer Brandt, Marc A. Bruno, Larry D. De Shon, Matthew J. Flannery, Bobby J. Griffin, Kim Harris Jones, Terri L. Kelly, Michael J. Kneeland, Francisco J. Lopez-Balboa, Gracia C. Martore and Shiv Singh. The Board, upon the recommendation of the N&CG Committee, has nominated 10 of the 11 current directors to stand for re-election: Mses. Brandt, Harris Jones, Kelly and Martore and Messrs. Bruno, De Shon, Flannery, Kneeland, Lopez-Balboa and Singh. All directors will be elected annually for one-year terms. As a result of our director retirement age policy and our ongoing Board refreshment efforts, Mr. Griffin will not stand for re-election. The Board and management sincerely thank Mr. Griffin for his years of distinguished service on the Board and his dedication to the Company.

Meetings of the Board and its Committees

During 2024, the Board met seven times. During 2024, each then-current member of the Board attended 100% of the aggregate of (i) the total number of Board meetings held during the period for which they were a director and (ii) the total number of meetings of each committee of the Board on which the director served during the period for which they were on the committee, except for one director who attended 88% of the aggregate of (x) the total number of Board meetings held during the period for which they were a director and (y) the total number of meetings of each committee of the Board on which they served during the period for which they were on the committee.

Committees of the Board

The following table summarizes the current composition (as of March 26, 2025) of the four current standing committees of the Board: the Audit Committee, the Compensation Committee, the N&CG Committee, and the Strategy Committee. Our Board Chair is not a member of any of the Board’s standing committees. However, the Board Chair usually attends meetings of the Board’s committees, as all directors are invited. All the committees have the authority to retain special or independent legal, accounting or other advisors or experts as they deem necessary.

	Audit Committee	Compensation Committee	N&CG Committee	Strategy Committee
Julie M. Heuer Brandt				X
Marc A. Bruno*		X	X
Larry D. De Shon			Chair	X
Matthew J. Flannery				X
Bobby J. Griffin			X
Kim Harris Jones	Chair	X
Terri L. Kelly		X	X	Chair
Francisco J. Lopez-Balboa	X	X
Gracia C. Martore*	X	Chair
Shiv Singh	X		X	X

*Effective May 8, 2025, Ms. Martore will become Lead Independent Director. At that time, Ms. Martore will step down as Compensation Committee Chair and leave the Compensation Committee and Mr. Bruno will become Compensation Committee Chair.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries or had any relationship with the Company requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2024, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board.

Audit Committee

We have a separately-designated Audit Committee established in accordance with the Exchange Act. The Audit Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE. You can access this document on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”) or in print upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.

The general purpose of the Audit Committee is to:

•
assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent registered public accounting firm, and (iv) the Company’s compliance with legal and regulatory requirements;
•
assist the Board in overseeing (i) the process by which management identifies and assesses the Company’s exposure to risk, including, but not limited to, financial risk and cybersecurity risk, and (ii) the Company’s risk management infrastructure; and
•
prepare the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement and any other reports that the rules and regulations of the SEC may require of a company’s audit committee.

The Audit Committee also has the sole authority to appoint or replace the independent registered public accounting firm (subject to stockholder ratification) and to approve compensation arrangements for the independent registered public accounting firm.

The current members of the Audit Committee are shown in the table on page 25. Each member of the Audit Committee meets the general independence requirements of the NYSE and the additional independence requirements for audit committees specified by Rule 10A-3 under the Exchange Act. The Board has determined that each of Mses. Harris Jones and Martore and Mr. Lopez-Balboa qualifies as an “audit committee financial expert” as defined by the SEC and has “accounting or related financial management expertise” within the meaning of the corporate governance standards of the NYSE, and that each member of the Audit Committee is financially literate within the meaning of the corporate governance standards of the NYSE.

In 2024, the Audit Committee met six times.

Compensation Committee

The Compensation Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE. You can access this document on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”) or in print upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.

The general purpose of the Compensation Committee is to:

•
aid the Board in discharging its responsibilities relating to (i) oversight of executive officer and director compensation, and (ii) development of compensation policies that support the Company’s business goals and objectives;
•
oversee the assessment of the risks related to the Company’s compensation policies and programs applicable to the executive officers and other employees; and
•
prepare and furnish the annual Compensation Committee Report for inclusion in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC and assist management in the preparation of the Compensation Discussion and Analysis.

For additional information concerning the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”

The current members of the Compensation Committee are shown in the table on page 25. Each member of the Compensation Committee meets the independence requirements of the NYSE. In addition, each member qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

In 2024, the Compensation Committee met four times.

N&CG Committee

The N&CG Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE. You can access this document on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”) or in print upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.

The general purpose of the N&CG Committee is to:

•
aid the Board in discharging its responsibilities relating to (i) Board and committee composition, (ii) corporate governance, and (iii) the annual performance evaluation of the Board and management;
•
develop and periodically review criteria for evaluating prospective candidates to the Board (or its committees) and recommend candidates to the Board on the basis of such criteria;
•
take a leadership role in shaping the corporate governance strategy of the Company;
•
review the Company’s policies and practices with respect to governance and sustainability matters and corporate culture, review current and emerging trends in governance, sustainability and corporate culture that may affect the Company’s business activities, performance or reputation, and monitor the Company’s progress towards its sustainability and safety goals;
•
review and assess risks related to corporate governance and responsibility matters and provide guidance to the Board and management with respect thereto; and
•
oversee the Company’s policies and strategies related to (i) talent management and development, and (ii) political spending.

For additional information concerning this committee, see “Corporate Governance Matters—Director Nomination Process.”

The current members of the N&CG Committee are shown in the table on page 25. Each member of the N&CG Committee meets the independence requirements of the NYSE.

In 2024, the N&CG Committee met three times.

Strategy Committee

The Strategy Committee assists management and the Board in overseeing the development and implementation of the Company’s corporate strategy. You can access the Strategy Committee’s charter on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”) or in print upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.

The general purpose of the Strategy Committee is to:

•
assist management and the Board in overseeing the development and implementation of the Company’s corporate strategy, including long- and short-term strategic planning and related operational decision-making, as well as technological and digital innovation;
•
identify and set strategic goals and develop and refine an overall corporate strategy to meet and/or achieve such goals;
•
identify significant opportunities and challenges, including potential mergers and acquisitions, competition in the industry, regulatory considerations, changes in economic and market conditions and emerging trends, particularly with respect to disruptive technology and products; and
•
assess the Company’s performance with respect to strategy execution and implementation as well as regularly provide feedback to management and the Board.

The current members of the Strategy Committee are shown in the table on page 25.

In 2024, the Strategy Committee met three times.

Risk Oversight

The Board has overall responsibility for risk oversight, including general oversight of the ways the Company’s executives manage risk, which is discussed as a part of the regular Board and committee meetings. A fundamental part of risk oversight is not only understanding the material risks the Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board’s involvement in reviewing our business strategy is integral to the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. As part of its risk oversight responsibility, the Board regularly covers legal, regulatory, finance, compensation, cybersecurity, sustainability and human capital matters, among others. The Board has also empowered its committees with specific risk oversight responsibilities as noted below, and receives regular updates from such committees regarding such oversight activities.

The Audit Committee shares responsibility for risk management with senior management and the Company’s Enterprise Risk Management Council (the “ERM Council”), which is comprised of senior representatives from field operations and from each of the primary corporate functions. Risks are initially identified by each department and then communicated to senior management and the ERM Council for the development of appropriate risk management programs and policies which are subsequently implemented at the department or other appropriate level within the Company. The Audit Committee oversees the process by which management identifies and assesses the Company’s exposure to risk (including, but not limited to, financial risk and cybersecurity risk), helps ensure that the risk management infrastructure established by management is capable of managing those risks and recommends improvements as needed. The Audit Committee coordinates communications regarding risk among the various Board committees and helps ensure that risk remains on both the full Board’s and management’s agenda on a regular basis.

The Compensation Committee has responsibility for overseeing the assessment of risks related to the Company’s compensation policies and programs, including reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking. The Compensation Committee also oversees the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

The N&CG Committee has responsibility for reviewing the Company’s strategy and key policies and practices relating to sustainability, culture and governance, including the review of current and emerging trends that may affect the Company’s business activities, performance or reputation. The N&CG Committee is also responsible for reviewing, as needed, risks related to corporate governance and responsibility matters and providing guidance to the Board and management with respect to those risks.

In addition, the Company’s Internal Audit department conducts an annual risk assessment. Such assessment consists of reviewing the risks identified by the Audit Committee and the ERM Council, as well as risks identified during the prior year’s risk assessment and the audit work performed during the year. In addition, the Internal Audit department collaborates with the ERM Council to identify discrete risks and common risk themes to be considered in developing the internal audit plan.

The Board, Audit Committee, ERM Council and senior management devote significant resources to cybersecurity and risk management processes to adapt to the changing cybersecurity landscape and respond to emerging threats in a timely and effective manner. The Audit Committee and the full Board actively participate in discussions with management and amongst themselves regarding cybersecurity risks. The Audit Committee performs an annual review of the Company’s cybersecurity program, which includes discussion of management’s actions to identify and detect threats, as well as planned actions in the event of a response or recovery situation. The Audit Committee’s annual review also includes review of recent enhancements to the Company’s defenses and management’s progress on its cybersecurity strategic roadmap. In addition, the Board receives quarterly cybersecurity reports, which include a review of key performance indicators, test results and related remediation, and recent threats and how the Company is managing those threats. Further, at least annually, the Board receives updates on the Company’s Crisis Management Plan, which covers, among other things, potential cybersecurity incidents, data privacy and its compliance programs. The Company’s Chief Information Officer is responsible for developing and implementing the Company’s information security program and reporting on cybersecurity matters to the Board. To aid the Board with its cybersecurity oversight responsibilities, the Board periodically hosts experts for presentations on these topics. For example, in 2024, the Board hosted an expert to discuss developments in the cybersecurity threat landscape and current cybersecurity trends across industries. For additional information about the Company’s cybersecurity strategy and initiatives, see Part I, Item 1C of the Company’s Form 10-K.

In addition to cybersecurity, we value customer and employee privacy and have implemented various policies and procedures that are designed to protect the data we collect. Our multi-layered approach to data privacy and security is designed to identify and mitigate the risk of potential threats through regular testing of our systems, use of the latest software and tools and tabletop incident simulations. Our privacy policy describes how we use and disclose the data we collect, and provides options for controlling personal data, including opting-out, accessing, updating or deleting it. We regularly review our policy to ensure compliance with all applicable data privacy regulations throughout the world. In recognition of the importance of data protection to our operations, we have implemented measures designed to safeguard the security, confidentiality and privacy of personal information. The Company’s Chief Legal Officer is responsible for our global privacy program and works closely with outside privacy counsel and a cross functional internal team, including our IT security team, our manager of compliance and our data privacy officer for the European Union, to develop and implement strategies and processes to protect customers’ and employees’ data and information in compliance with applicable privacy laws and our privacy policy. Further information can be found on our website at: www.unitedrentals.com/legal/privacy-policy.

Senior management and the Board and its committees also devote significant resources to the identification and management of climate-related risks, as well as climate-related opportunities. During 2022 and 2023, management worked with a third party consultant on a climate risk and opportunities assessment aligned with TCFD recommendations, which included climate scenario analysis. Results from the engagement and the Company’s TCFD report were shared with management and the Board, and will be used to inform strategic climate risk management responses.

Director Attendance at Previous Annual Meeting

We encourage our directors to attend the annual meeting of stockholders, and we typically schedule Board and committee meetings to coincide with the annual meeting. All then-current directors attended the 2024 annual meeting of stockholders.

Board and Committee Self-Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an important component of Board effectiveness. As such, our Board and committees conduct an annual evaluation, which is generally facilitated by an independent third party, aimed at continually enhancing Board, committee and individual director performance. The process is overseen by the N&CG Committee in conjunction with the Lead Independent Director and Board Chair and varies year-to-year.

The following is an overview of the process:

Planning

The N&CG Committee discusses the effectiveness of prior evaluations and determines which evaluation method is most appropriate for the upcoming year. Recent evaluation methods have included:

•
In 2024: Anonymous written questionnaires completed by each director and a discussion regarding the results facilitated by an independent third party
•
In 2023: Self-evaluation discussions during executive session, aided by question lists
•
In 2022: Individual director evaluations conducted by a third party and including interviews with directors and management

In the case of written questionnaires, questions are prepared by the independent third party and reviewed by the N&CG Committee Chair, Board Chair, Lead Independent Director and management prior to distribution.

In the case of individual interviews, discussion topics are prepared by the independent third party and reviewed by the N&CG Committee Chair, Board Chair, Lead Independent Director and management prior to the interviews.

Evaluation

Topics covered during evaluations typically include, among other matters, (i) Board composition and structure, (ii) Board committees and their leadership, (iii) meeting topics and process, (iv) information flow and access to management, (v) Board oversight of strategic planning and risk management, and (vi) how each of the Board and its committees functions as a unit. The evaluations and the results of such evaluations are delivered during executive sessions.

In the case of written questionnaires or interviews, feedback is collected and reviewed by the independent third party in advance of Board and committee discussion.

In the case of self-evaluation discussions during executive session, the Board Chair and each committee chair commence self-evaluation discussions during the executive session of their respective meetings, using a question list as a guide. After the initial discussion, chairs follow-up with individual Board or committee members for additional feedback and then each committee and the Board completes self-evaluations during executive session at the next regularly scheduled meeting.

Presentation of Findings

Preliminary evaluation results are discussed with the N&CG Committee Chair, Board Chair, CEO and Lead Independent Director and previewed with management as needed.

Final evaluation results and recommendations are discussed with the Board and committees during executive session and, in some cases, privately with individual directors. Each committee chair reports the final evaluation results of their respective committee to the full Board.

Follow-Up and Accountability

Policies, practices, and the composition of our Board and its committees are modified, as appropriate, based on evaluation findings and ongoing feedback, and follow-up items are discussed at subsequent Board and committee meetings.

Director Orientation and Continuing Education

All new directors participate in an extensive director orientation program which is designed to enable them to quickly become active, knowledgeable and effective members of the Board. The program includes, among other things, receiving written materials covering the Company, meetings with key members of management, meetings with the chairs of the committees the new director will be joining, and a branch visit. The process is tailored to take into account the individual needs of each new director, including their experience level and the committees to which they have been assigned.

The N&CG Committee is responsible for overseeing the new director orientation program. The Executive Vice President—Chief Administrative Officer and Chief Legal Officer are responsible for administering the program and reporting to the N&CG Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the Company’s business, strategic plan, financial performance and compensation practices, as well as the policies, procedures and responsibilities of the Board and its committees. The new director orientation materials are also shared with the existing directors.

The Board also provides continuing education for all directors through individual speakers. Director education presentations are typically made in connection with regularly scheduled Board and committee meetings, although they are occasionally made outside of regularly scheduled meetings as needed. During 2024, the Board hosted: (i) external speakers who discussed broader market trends, with a focus on artificial intelligence; (ii) an expert to discuss developments in the cybersecurity threat landscape and current cybersecurity trends across industries; (iii) a partner from a law firm to discuss best practices with respect to Board and committee evaluations and governance; and (iv) an expert to discuss best practices with respect to succession planning. Descriptions of topics covered in prior years are included in our previously filed proxy statements. The Company also receives feedback from the directors on potential topics that would be useful for these presentations.

In addition to facilitating these customized in-house programs, we also provide opportunities for directors to attend commercial director education seminars hosted by third parties. Further, management posts quarterly corporate governance updates to the Board regarding developments in corporate governance and related matters. Management, as appropriate, also distributes summaries or white papers covering important topics and recent developments. The N&CG Committee reviews the Company’s director education process periodically to ensure that the continuing education provided remains relevant and helpful.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and Role of Our Lead Independent Director

Our Board has separated the roles of Chair of the Board and CEO. We believe that separating the roles of Chair and CEO better enables the Board to provide oversight and guidance to management, especially in relation to the Board’s essential role in risk management oversight. Furthermore, this separation provides for focused engagement between these two roles in their respective areas of responsibility, while still providing for collaborative participation.

Additionally, as part of its commitment to independent leadership and oversight, the Board has adopted a policy requiring the appointment of a Lead Independent Director at any time when the Chair is not independent and created a robust Lead Independent Director position with clearly defined responsibilities.

Michael Kneeland currently serves as our Chair. In light of our Chair not being an independent director, due to Mr. Kneeland’s previous service as CEO, our independent directors appointed Bobby Griffin to serve as the Lead Independent Director in May 2019, a role he still holds as of the date of this Proxy Statement. As a result of our director retirement age policy and our Board refreshment efforts, Mr. Griffin is not standing for re-election at the Annual Meeting, and the Board has selected Gracia Martore to serve as Lead Independent Director, effective immediately following the Annual Meeting.

Responsibilities for our Lead Independent Director include:

•
presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•
reviewing and approving, in consultation with the Chair and CEO, meeting agendas, meeting schedules and information sent to the Board;
•
serving as a liaison between the Chair and the independent directors;
•
having the authority to call meetings of the independent directors;
•
facilitating discussion among the independent directors on key issues and concerns outside of full meetings of the Board;
•
acting as an independent resource to the CEO; and
•
being available for consultation and direct communication with stockholders, as appropriate.

We believe this structure of a separate Chair and CEO, combined with a Lead Independent Director, enables each person to focus on different aspects of our Company’s leadership and reinforces the independence of our Board as a whole. We believe this structure also results in an effective balancing of responsibilities, experience and independent perspective; establishes and preserves management accountability; provides a structure that allows the Board to set objectives and monitor performance; and enhances stockholder value.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote the effective functioning of the Board. The guidelines address, among other things, criteria for selecting directors and director duties and responsibilities. You can access this document on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”) or in print upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.

Code of Ethical Conduct

We have adopted a Code of Ethical Conduct (the “Code”) for our employees, officers and directors. You can access this document on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”). This document is also available in print to any stockholder upon written request to our Corporate Secretary at United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902. The Code constitutes a “code of ethics” as defined by the rules of the SEC. We intend to satisfy the disclosure requirement relating to amendments to the Code or waivers from any provision of the Code applicable to our executive officers or directors by posting such information on our website at the location set forth above within four business days following the date of such amendment or waiver. The Board reviews the Code annually. In addition, we actively monitor internal compliance with the Code through a biennial survey, which is given to (i) all salaried employees; and (ii) hourly employees in a financial, information technology or sourcing role. We also require all employees to complete Code training every other year and all new hires to complete Code training within six months of hire.

Statement on Modern Slavery and Human Trafficking

We have adopted a Statement on Modern Slavery and Human Trafficking, which highlights the policies and measures we have implemented under the United Kingdom Modern Anti-Slavery Act of 2015. The statement was approved by our Board and can be accessed on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

Human Rights Policy

We have adopted a Human Rights Policy, which highlights the policies and measures we have implemented with respect to our workplace commitment to human rights. The statement can be accessed on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

Health, Safety & Environmental Policy

We have adopted a Health, Safety & Environmental (“HSE”) Policy, which highlights the policies and measures we have implemented with respect to our commitment to the environment and the communities in which we operate, as well as to the health and safety of our employees and our customers. The HSE Policy can be accessed on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

Director Independence

In assessing director independence, we follow the criteria of the NYSE. In addition, and without limiting the NYSE independence requirements, we apply our own categorical independence standards. Under these standards, we do not consider a director to be independent if the director:

•
is, or in the past three years has been, employed by the Company or his or her immediate family member is, or has been within the past three years, an executive officer of the Company;
•
has received, or has an immediate family member who has received, during any twelve-month period within the past three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and compensation for prior service);
•
is, or in the past three years has been, an employee, partner or owner of a firm that is one of the Company’s paid advisors or consultants, or has an immediate family member who is (i) a current partner of such firm, (ii) a current employee of such firm and personally works on the Company’s audit, or (iii) was, within the past three years, a partner or employee of such firm and personally worked on the Company’s audit (subject to certain limited exceptions);
•
is, or has an immediate family member who is, or has been within the past three years, employed as an executive officer of another company where any of the Company’s present executive officers or any immediate family member of the Company’s present executive officers at the time serves or served on that company’s compensation committee;
•
is, or in the past three years has been, employed by a significant customer or supplier (including if such director is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues);

•
is, or in the past three years has been, party to a personal service contract with the Company or the Chair, CEO or other executive officer of the Company;
•
is, or in the past three years has been, an employee or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the Company or a direct beneficiary of any donations to such an organization;
•
is, or in the past three years has been, a relative of any executive officer of the Company; or
•
is, or in the past three years has been, part of an interlocking directorate in which the CEO or other executive of the Company serves on the board of a third-party entity (for-profit or not-for-profit) employing the director.

For purposes of these independence standards, the “Company” includes United Rentals, Inc. and any of its subsidiaries.

A substantial majority of our directors must be independent under our Corporate Governance Guidelines, which are more stringent than NYSE rules in this regard. Nine of our 11 current directors have been determined by the N&CG Committee and the Board to be independent under the criteria of the NYSE: Julie M. Heuer Brandt; Marc A. Bruno; Larry D. De Shon; Bobby J. Griffin; Kim Harris Jones; Terri L. Kelly; Francisco J. Lopez-Balboa; Gracia C. Martore; and Shiv Singh. In addition, the Board has determined that each of these directors and director nominees also meets the categorical independence standards described above. Matthew J. Flannery is not considered independent because of his employment with the Company. Michael J. Kneeland is not considered independent because of his former employment as the Company’s Chief Executive Officer. Although Mr. Kneeland meets the bright-line independence criteria outlined in both the NYSE and Company standards because he has not been an employee of the Company within the last three years, the Board determined that Mr. Kneeland is not independent given his more than 20 years of employment with the Company and more than 10 years of service as the Company’s Chief Executive Officer from 2008 to 2019.

In accordance with SEC regulations, with respect to the directors that we have identified as being independent under NYSE rules, we discuss below any relationships considered by the Board in making its independence determinations. Each such transaction and relationship was determined by the Board to be an “immaterial relationship” that would not disqualify the particular director from being classified as an independent director.

The N&CG Committee and the Board considered that Marc Bruno is Chief Operating Officer, U.S. Food & Facilities at Aramark Corporation (“Aramark”) and that the Company pays fees to and generates revenue from Aramark. Neither the annual fees that the Company paid to Aramark nor the annual revenue that the Company generated from Aramark in 2024 exceeded 2% of Aramark’s consolidated gross revenues. The N&CG Committee and the Board also considered that Julie Brandt is the Corporate Vice President and President, Global Commercial & Field Operations at Johnson Controls and that the Company pays fees to and generates revenue from Johnson Controls. Neither the annual fees that the Company paid to Johnson Controls nor the annual revenue that the Company generated from Johnson Controls in 2024 exceeded 2% of Johnson Controls’ consolidated gross revenues. The Board and the N&CG Committee believe that these transactions during fiscal year 2024 were on arm’s-length terms that were reasonable and competitive and that the directors discussed above did not personally benefit from such transactions. Because of the Company’s extensive operations, the number of Company store locations and employees, and the thousands of products rented and sold by each store location, transactions and relationships of this nature are expected to take place in the ordinary course of business in the future.

Executive Sessions of the Board

Our Corporate Governance Guidelines currently provide that our non-management directors should meet at least twice a year in executive sessions without the presence of management. Non-management directors who do not qualify as “independent” within the meaning of the rules of the NYSE may participate in these meetings. However, at least twice a year, the independent directors should meet in an executive session that includes only independent directors. The purpose of such executive sessions is to facilitate free and open discussion among the participants. The Chair of the Board (or, in the event the Chair is not independent, the Lead Independent Director or such other independent director as may be selected by the Board) presides over such executive sessions and, as needed, provides feedback to the Chair and

CEO and such other officers as is appropriate, based upon the matters discussed at such meetings. During 2024, our independent directors met in executive session four times.

Director Nomination Process

General

The N&CG Committee is responsible for, among other things: (i) developing criteria for evaluating prospective candidates to the Board or its committees; (ii) identifying individuals qualified to become members of the Board or its committees consistent with such criteria; and (iii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board or its committees (with authority for final approval remaining with the Board).

For information on how stockholders may submit director recommendations, see “Other Matters—Submission of Stockholder Proposals for the 2026 Annual Meeting—Stockholder Nominees for Inclusion in the 2026 Proxy Statement (Proxy Access)” and “Other Matters—Submission of Stockholder Proposals for the 2026 Annual Meeting—Other Stockholder Proposals or Nominees for Presentation at the 2026 Annual Meeting (Advance Notice).”

Process for Identifying and Evaluating Candidates

The N&CG Committee may identify potential Board candidates from a variety of sources, including recommendations from current directors or management, recommendations from security holders and any other source the N&CG Committee deems appropriate. The N&CG Committee may also engage a search firm to assist in identifying director candidates. The N&CG Committee has been given sole authority to select, retain and terminate any such search firm and to approve its fees and other retention terms. Ms. Brandt, who was appointed to the Board in January 2025, was first identified and recommended for consideration as a director candidate by an independent third-party search firm engaged by the N&CG Committee, which has been the case for all directors added to the Board in the last five years.

In considering candidates for the Board, the N&CG Committee evaluates the entirety of each candidate’s credentials. In accordance with our Corporate Governance Guidelines, the N&CG Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iv) personal qualities and characteristics, accomplishments, integrity and reputation in the business community; (v) the extent to which the candidate will contribute to achieving the objective of having a Board that reflects the appropriate mix of skills, experiences, expertise, industry knowledge, perspectives, and personal characteristics; (vi) willingness and ability to commit sufficient time to Board and committee duties and responsibilities (including whether such candidate also serves on the boards of directors of other public companies and the number of such positions and whether such candidate is in compliance with the Board’s director overboarding policy outlined in the Company’s Corporate Governance Guidelines); and (vii) qualification to serve on Board committees, such as the Audit Committee or the Compensation Committee. The N&CG Committee recommends candidates based on its consideration of each individual’s specific skills and experience and its annual assessment of the composition and needs of the Board as a whole. When evaluating potential directors, the N&CG Committee obtains and reviews profiles and engages in thorough discussions at Committee meetings in an effort to identify the best candidates. Once preliminary candidates are identified, the N&CG Committee Chair, the Chair, the Lead Independent Director and/or the CEO conduct preliminary interviews with those individuals. After the preliminary interview stage, final candidates interview with all members of the Board, which the Board believes creates “buy-in” from all parties and helps attract quality candidates and populate an effective Board.

Consistent with this process, in connection with recommending the 10 nominees for election as directors at the Annual Meeting, the N&CG Committee reviewed and evaluated, in addition to each nominee’s background and experience and other criteria set forth in the Company’s Corporate Governance Guidelines, each nominee’s independence, each incumbent director’s performance during his or her recent tenure with the Board, and whether each was likely to continue to contribute positively to the Board. The N&CG Committee also conducted its annual review of director commitments in accordance with the Board’s overboarding policy. As part of the annual director questionnaire process, management requested each director to list their positions, if any, on other public company boards; leadership roles, if any, on other public company boards; employment; and additional experience or service such as positions, including any leadership positions, on private company boards or non-profit boards. Management reviewed and compiled the directors’ responses and provided a comprehensive list to the N&CG Committee of each director’s commitments. The N&CG Committee reviewed and discussed the list and confirmed that all directors are in compliance with the Board’s overboarding policy.

Board Refreshment

Effective Board composition has been a priority for the Company as evidenced by its regular refreshment efforts. We strive to maintain a Board composed of directors who bring a mix of viewpoints, perspectives and areas of expertise, exhibit a variety of key skills and relevant professional experiences, and effectively represent the long-term interests of our stockholders. We believe that longer-serving directors, in particular, bring critical skills to the boardroom due to their experience, institutional knowledge and understanding of the challenges facing the Company. However, we are also cognizant of the need to maintain a balanced mix of tenures.

Director succession presents an opportunity for the Company to expand and replace key skills and experience, and bring fresh perspectives to the boardroom. Accordingly, our Board engaged an independent consulting and search firm (the “Firm”) beginning in 2016 to assist in developing a long-term succession plan to identify, recruit and appoint new directors whose qualifications would bring further strength to our Board. Based on interviews with each then-current director and members of senior management, the Firm worked with the Board to identify key Company strategies and related prioritized competencies for directors. The prioritized competencies were then used to develop a skills matrix for directors and a long-term succession plan, both of which have been used to guide new director appointments. The Board reviews the list of prioritized competencies regularly to confirm that it reflects the Company’s latest strategy, and makes updates as needed. The current prioritized competencies are included in the Board matrix appearing in the “Proposal 1—Election of Directors” section of this Proxy Statement.

In addition, in furtherance of our commitment to Board refreshment, we previously amended our Corporate Governance Guidelines to add a director retirement age policy.

As a result of our ongoing Board refreshment initiatives and our director retirement age policy:

•
In 2017, three of our long-serving directors did not stand for re-election and Mr. Singh and Ms. Martore joined the Board as new directors.
•
In 2018, one long-serving director did not stand for re-election and Mr. Bruno and Mses. Kelly and Harris Jones joined the Board as new directors.
•
In 2019, one long-serving director (our prior Board Chair) did not stand for re-election. In addition, Mr. Flannery joined the Board as a new director when he was appointed CEO.
•
In 2020, one long-serving director did not stand for re-election.
•
In 2021, Mr. De Shon joined the Board as a new director.
•
In 2022, one long-serving director did not stand for re-election and Mr. Lopez-Balboa joined the Board as a new director.
•
In 2024, one long-serving director did not stand for re-election.
•
This year, Ms. Brandt joined the Board as a new director and Mr. Griffin, a long-serving director, is not standing for re-election.

Board Culture

Our Company embraces and encourages a culture of inclusion, beginning with the Board. As a general matter, the Board believes that its members should collectively possess a broad range of experience, skills, expertise, knowledge, contacts, personal attributes and opinions useful to the effective oversight of the Company’s business. To achieve this objective, and recognizing that the Company’s businesses, operations and customers are varied in nature, the N&CG Committee and the Board consider a wide range of attributes when determining and assessing director nominees and new candidates.

As summarized in the “Proposal 1—Election of Directors—Information Concerning Director Nominees and Board Consideration of Director Nominee Experience and Qualifications” section of this Proxy Statement, each of our directors brings to the Board a variety of skills, experiences, expertise and qualifications which, collectively, represent a depth of broad and varied backgrounds that help the Board effectively oversee our activities and operations. In addition, the tenure of our Board is mixed, which brings varying perspectives to our Board functionality.

Direct Communications with Directors

We have adopted procedures to enable our security holders and other interested parties to communicate with the Board or with any individual director or directors. If you wish to send a communication, you should do so in writing in the manner described in the Company’s written policy available on its website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

Political Activities and Public Policy Participation

The Company’s policy on political activities prohibits political contributions by the Company of any kind (money, time, goods or services), directly or indirectly, even when permitted by law. This includes a prohibition on Company contributions to any candidate, campaign, political party, political committee, 501(c)(4) organization and any other tax-exempt organization that may use the Company’s contribution for political purposes. In addition, the Company’s policy restricts it from financially supporting events where a portion of the funds will be used, directly or indirectly, to fund political candidates or political parties, election campaigns or related expenses, such as communications. Moreover, the Company does not make payments to trade associations or other industry groups to be used specifically for political purposes, and it is the Company’s policy to instruct trade associations not to use Company funds for contributions to federal, state, or local candidates, independent campaign expenditures, or for other election related purposes or activities. This policy does not prohibit trade associations from using a portion of Company funds for lobbying expenditures that are not used for political contributions.

The Company may make expenditures to advocate particular viewpoints on public policy issues or support intermediaries, such as lobbyists, that advocate on the Company’s behalf. The Company’s legal department oversees this type of advocacy for the Company. Pursuant to its charter, the N&CG Committee oversees the Company’s policy on political spending and receives an annual report from management about any Company lobbying expenditures. In addition, the Company publishes an annual Lobbying Report which can be found on its website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Our executive compensation program aims to attract, retain, and reward high caliber management talent who will lead our business and execute our strategy for long-term profitable growth. This CD&A outlines our 2024 executive compensation philosophy and objectives, describes the elements of our executive compensation program, and explains how the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) arrived at its compensation decisions for our 2024 named executive officers (“NEOs”) listed below:

NEO	Principal Position and Title
Matthew Flannery	President and Chief Executive Officer (CEO)
William (Ted) Grace	Executive Vice President, Chief Financial Officer
Craig Pintoff	Executive Vice President, Chief Administrative Officer
Michael Durand	Executive Vice President, Chief Operating Officer
Joli Gross	Senior Vice President, Chief Legal & Sustainability Officer, Corporate Secretary

Executive Summary

Business Overview

In 2024, our team doubled down on being the partner of choice for our customers. Our diligence on safety, coupled with unmatched service, technology and operational excellence, translated into another year of record revenue, adjusted EBITDA(1) and earnings per share (“EPS”). We continue to execute on our strategy with investments in new branch locations, fleet, headcount and technology, all setting the foundation for our growth over the long-term. Additionally, we remain focused on leveraging our industry leading profitability, capital efficiency and the flexibility of our business model to generate meaningful free cash flow, which in turn creates long-term shareholder value. To that end, we returned over $1.9 billion to shareholders in 2024 through a combination of $1.5 billion of share repurchases and more than $400 million in dividends.

For 2024, rental revenue grew 8% year-over-year to $13.0 billion, with growth across both our general rentals and specialty businesses. Total revenue was $15.3 billion, net income margin(2) was 16.8% and adjusted EBITDA margin(2) was 46.7%. Furthermore, we generated $4.5 billion of net cash from operating activities and $2.1 billion of free cash flow(1). We opened 72 specialty branch locations during the year, and increased the size of our business to 1,686 global branches. Additionally, gross purchases of rental fleet were $3.8 billion, and we ended the year with a fleet valued at $21.4 billion at original equipment cost (“OEC”). We also delivered a return on invested capital (“ROIC”)(3) of 13.0%, which was well above our cost of capital. Our net leverage ratio ended the year at 1.8x, which was within our leverage target range of 1.5x-2.5x, and we had total liquidity of $2.8 billion as of year-end.

________________

(1)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and free cash flow are non-GAAP measures as defined in our Form 10-K. Please refer to the Form 10-K for the reconciliations to GAAP and for the reasons why management believes the non-GAAP financial measures provide useful information to investors about the Company’s operating performance, liquidity and period-over-period growth, and help investors gain an understanding of the factors and trends affecting the Company’s ongoing cash earnings, from which capital investments are made and debt is serviced.
(2)
Net income margin and adjusted EBITDA margin represent net income or adjusted EBITDA divided by total revenue.
(3)
ROIC is calculated as after-tax operating income for the trailing 12-months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the Company’s tax rate from period to period, the U.S. federal corporate statutory rate of 21% was used to calculate after-tax operating income.

As part of our commitment to return excess capital to our shareholders, in January 2025, we increased our quarterly dividend by 10% to $1.79 per share, or $7.16 annualized. Our share repurchase program was briefly on hold while we performed diligence in connection with the possible acquisition of H&E Equipment Rentals, Inc. (“H&E”). However, following the decision to terminate our agreement to acquire H&E in February 2025, we resumed share repurchases with the expectation of completing the remaining $250 million of our current $1.5 billion authorization by the end of the first quarter of 2025.

Our results were enabled by our approximately 27,900 employees who lead our people-centric culture, which is a critical element of our growth strategy and a differentiator in the industry. During 2024, our team marked the following strategic achievements:

•
delivered another strong safety performance, with a total recordable incident rate (“TRIR”) of 0.81, which represented a slight increase from 2023;
•
maintained robust retention levels; voluntary turnover decreased 4% year-over-year from 12.4% in 2023 to 11.9% in 2024;
•
earned strong satisfaction scores in our 2024 employee experience survey, with average responses ranging from 8.3 to 9.1 out of 10 in each of our four survey categories; our employee Net Promoter Scores placed us in the top five percent of the Peakon Benchmark for Commercial and Professional Services Companies for the Engagement category, in the top 10 percent for the

Health & Wellbeing category and in the top 25 percent for the Belonging category (there is no external benchmark reference for our fourth category, Safety Commitment);
•
received national recognition for our culture, with numerous awards, including being named as one of America’s Most Responsible Companies for 2024 by Newsweek, one of the U.S. Best Managed Companies for 2024 by The Wall Street Journal, and one of America’s Best Large Employers for 2024 by Forbes; and
•
a forecasted 26.7% reduction in our GHG emissions intensity in 2024 compared to our 2018 baseline, as we progress toward our aspirational goal of a 35% reduction by 2030.

Stock Performance

The chart below shows that the Company continues to outpace both the S&P 500 Index and its Peer Group (defined on page 46 of this Proxy Statement). It shows the total cumulative return of the Company’s stock based on the December 31 share price from 2019 through 2024, compared with the S&P 500 Index and the Peer Group. The chart includes reinvestment of dividends for companies in the S&P 500 Index and the Peer Group. The Company began paying dividends for the first time during 2023 and the chart includes reinvestment of dividends for the Company beginning in 2023.

URI
332%
Peer Group
127%
S&P 500
82%
Initial Investment
$600
$500
$400
$300
$200
$100
$0
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024

For more information regarding the Company’s performance and operations, please refer to the Form 10-K and our website (www.unitedrentals.com).

2024 Incentive Compensation Highlights

Based on our performance, funding achieved for our Annual Incentive Compensation Plan (“AICP”) was 105.2% of target and our Long-Term Incentive Plan (“LTIP”) awards were earned at 112.8% of target.

The Committee has a general philosophy of setting challenging, yet attainable, performance goals in both the AICP and the LTIP. In setting the 2024 performance goals under both the AICP and the LTIP, the Committee reviewed historical AICP and LTIP funding levels and performance relative to the Peer Group. For the 10-year period ending on December 31, 2023, average AICP and LTIP funding has been at the 57th percentile of the Peer Group, demonstrating challenging, yet reasonable targets. Over that same 10-year period, our relative Total Shareholder Return (“TSR”) was at the 95th percentile of the Peer Group.

For incentive compensation details, please refer to “The 2024 Executive Compensation Program in Detail” section starting on page 47 of this Proxy Statement.

2024 “Say on Pay” Results and Investor Engagement

At the Company’s 2024 annual meeting of stockholders, we received very strong support for our executive compensation program, with 94% of the stockholders who voted on the advisory “say on pay” proposal approving the compensation of our NEOs. This is consistent with the positive feedback we received in discussions with our stockholders throughout the year.

We value our investors’ perspective on our business and each year proactively interact with investors through numerous engagement activities. In 2024, these included our annual meeting of stockholders, quarterly earnings calls, various investor conferences, and several (non-deal) road shows. In addition, management conducted the 2024 Outreach Program to engage with stockholders about, among other topics, key compensation topics. Details about our 2024 Outreach Program are outlined beginning on page 4 of this Proxy Statement.

Summary of Our Executive Compensation Practices

What We Do	What We Don’t Do
•
Heavy emphasis on variable (“at-risk”) compensation
•
Stock ownership guidelines supported by net share retention requirements
•
Double-trigger equity vesting upon a change in control
•
Financial restatement and injurious conduct clawback policies and anti-hedging and pledging policy
•
Engage an independent compensation consultant
•
Annual risk assessment of compensation practices

•
No significant perquisites
•
No supplemental executive retirement plans
•
No repricing or exchange of underwater options without stockholder approval
•
No options or stock appreciation rights granted below fair market value
•
No tax gross-ups other than for qualified relocation expenses
•
No guaranteed incentive payments

What Guides Our Program

Our Compensation Philosophy

The foundation of our compensation philosophy is to ensure that our executive compensation program is designed to align with the Company’s business strategy and drive long-term stockholder value. Our compensation philosophy is supported by three pillars: stockholder alignment, market competitiveness, and internal balance. These pillars are reinforced by the following objectives:

Stockholder Alignment	Market Competitiveness	Internal Balance
•
Align the interests of executives with those of our stockholders through equity compensation that correlates with long-term stockholder value
•
Make efficient use of equity-based compensation
•
Encourage significant management ownership and retention of our common stock

•
Attract, retain, and motivate a leadership team capable of maximizing the Company’s performance
•
Set target total direct compensation (“TTDC”) at competitive levels
•
Be competitive with the programs at companies with which the Company competes for talent

•
Link substantial portions of compensation to Company, business unit, and individual performance
•
Reward the appropriate balance of short-term and long-term financial and strategic business results
•
Maintain alignment of incentive compensation metrics across senior executives and the general employee population

The Principal Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary relative to similar positions in the market and enable the Company to attract and retain highly skilled executive talent
AICP	Cash and Vested Shares of Company Stock (Variable)	Focus executives on achieving annual financial objectives that promote growth, profitability, and returns, as well as demonstrating progress against our strategic factors
LTIP	Equity (Variable)	Provide incentive for executives to reach financial goals and align their long-term economic interests with those of stockholders through meaningful use of equity compensation

As discussed below, we also provide our NEOs with a 401(k) retirement plan, limited perquisites and other personal benefits, as well as severance and change in control protection.

2024 Pay Mix

Our executive compensation program emphasizes variable pay that aligns compensation with performance and stockholder value. For the NEOs, the mix of compensation elements is heavily weighted toward variable, performance-based compensation with a balanced focus on growth, profitability, and returns. The CEO’s compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the performance of the Company as a whole.

As shown below, the significant majority of NEO pay continues to be variable: 90% for the CEO and an average of 80% for our other NEOs, based upon annual TTDC as of December 31, 2024. These charts do not include any one-time grants or awards outside of annual TTDC.

Note: Percentages may not total 100% due to rounding.

A Closer Look at the Performance Measures in Our Incentive Plans

At the beginning of each performance year, the Committee approves the performance metrics for our incentive plans. Under these plans, variable pay is based on a balanced portfolio of financial metrics, which promote an even weighting between growth and returns given our position in the business cycle. Under the AICP, awards are also tied to the NEOs’ collective achievement on performance objectives related to the environment, customer experience and human capital measures that apply to all of the NEOs, in addition to individual achievement against key objectives tied to the NEOs’ individual areas of responsibility as defined in their annual performance review. The following chart provides an overview of the metrics under each of the plans, their weightings, and how they are defined.

A Closer Look at the Performance Measures In Our Incentive Plans
Plan	AICP		LTIP
Financial Metrics	Adjusted EBITDA	Economic Profit	Revenue	ROIC
Financial Metrics: Weightings	50%	50%	50%	50%
Financial Metrics: Key Points
•
Adjusted EBITDA focuses on growth, while continuing to provide strong accountability for returns.
•
Economic profit focuses on total profitability by measuring total value created in a given year. It is a financial measure that measures the spread between ROIC and the Company’s weighted cost of capital which is the weighted average after-tax cost of the Company’s debt and equity capital sources, with an additional adjustment to normalize for the foreign exchange rate impact. When calculating economic profit for the AICP, we assumed a weighted cost of capital of 10%. We use economic profit because it:
o
Measures whether the Company is generating returns that are sufficiently above its cost of capital, which is essential for evaluating our financial health and ability to create long-term value.
o
Encourages consistently-high performance by ensuring that every year stands on its own, motivating management to meet or exceed profitability goals, regardless of the prior year’s baseline.

•
Revenue ensures we remain focused on growth.
•
ROIC, which is calculated as after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash, reinforces the importance of returns on capital.
•
We use ROIC because it focuses on efficient use of assets, which is important given our capital intensive cyclically-driven business.

Performance criteria for our performance-based restricted stock units, or PRSUs, measure annual performance over the course of a three-year period, to better account for the dynamic nature of our business. We measure performance annually because we operate in a highly cyclical and volatile business environment in which forecasting multi-year performance is extremely difficult and possibly counterproductive. By reestablishing goals annually, we ensure that we always have the appropriate criteria and rigor tied to the incentive performance targets. We maintain a long-term perspective by requiring multi-year vesting and denominating our awards in stock, which, coupled with our robust stock ownership guidelines, effectively aligns management’s long-term interests with those of our stockholders.

Strategic Factors

Adjustment of 90-110% of initial funding amount based on the NEOs’ collective achievement against strategic factors linked to performance objectives related to the environment, customer experience and human capital measures, in addition to individual achievement against key objectives tied to each of the NEO’s individual areas of responsibility.

			Not applicable

2024 Target Total Direct Compensation (TTDC)

The following table shows the 2024 TTDC opportunity for each of the active NEOs as of December 31, 2024.

NEO	Base Salary(2)	TTDC(1) Target AICP	Target LTIP	Total
Matthew Flannery	$1,150,000	$1,725,000	$8,000,000	$10,875,000
William (Ted) Grace	$670,000	$603,000	$2,000,000	$3,273,000
Craig Pintoff	$700,000	$630,000	$3,000,000	$4,330,000
Michael Durand	$630,000	$567,000	$2,000,000	$3,197,000
Joli Gross	$577,500	$519,750	$1,100,000	$2,197,250
(1)
The above table is not a substitute for the Summary Compensation Table set forth on page 59 of this Proxy Statement. The amounts in this table differ from the amounts determined under SEC rules as reported for 2024 in the Summary Compensation Table. In particular, the target LTIP values for all of the NEOs deviate from the grant date fair value amounts in the Summary Compensation Table due to the SEC’s reporting requirements. Please see page 52 of this Proxy Statement for further explanation.
(2)
Annual base salaries shown in the above table were effective as of April 1, 2024.

Our Decision-Making Process

The Role of the Committee

The Committee is made up of independent, non-employee members of the Board and oversees the executive compensation program for our NEOs. The Committee works very closely with its independent compensation consultant and management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

The Committee makes all final compensation and equity award decisions regarding our NEOs. The Committee seeks to ensure that the total compensation paid to our NEOs: is fair, reasonable, and competitive; provides an appropriate balance of base pay and short-term and long-term incentives; and does not cause unnecessary risk-taking.

The Role of Senior Management

Senior management has two key responsibilities with respect to the executive compensation program:

•
Develop proposals regarding compensation program design and administration for the Committee’s review and approval. Management considers the business strategy, key operating goals, economic environment, and organizational culture in formulating proposals. Proposals are then brought to the Committee for thorough discussion. The Committee ultimately has the authority to approve or disapprove management’s proposals.
•
Make recommendations for compensation actions each year (executives do not make recommendations on their own pay). To make such recommendations, management considers market data; the individual responsibilities, contributions, performance, and capabilities of each of the NEOs; and the compensation arrangements that management believes will drive the desired results and behaviors of each NEO. These considerations are used to determine if any change in compensation or award is warranted, as well as the amount and type of any proposed change or award. After consulting with the Executive Vice President, Chief Administrative Officer, the CEO makes compensation recommendations for the NEOs, other than with respect to his own compensation, to the Committee. The Committee reviews management’s recommendations; considers input from its independent compensation consultant; and subsequently approves, suggests changes, or seeks further analysis or background on the proposal.

The Role of the Independent Compensation Consultant

The Committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company. In May 2024, the Committee performed an independence assessment of Pearl Meyer pursuant to SEC and NYSE rules and standards. In performing its evaluation, the Committee took into consideration a letter from Pearl Meyer confirming its independence based on factors set forth in the NYSE rules for compensation committee advisors. At the culmination of the evaluation, the Committee determined that Pearl Meyer is an independent advisor.

As the Committee’s compensation consultant, Pearl Meyer generally reviews, analyzes, and provides advice about the Company’s executive compensation programs for senior executives. Pearl Meyer considers the objectives of these programs, compares the programs to designated peer group companies (discussed below under “The Role of Benchmarking and the Peer Group”) and best practices, and provides information and advice on competitive compensation practices and trends, along with specific views on the Company’s compensation programs. In 2024, Pearl Meyer also provided advice to the Committee on director compensation and related market practices. Pearl Meyer regularly attends Committee meetings and also responds on a regular basis to questions from members of the Committee, providing them with analysis and insights with respect to the design and implementation of current or proposed compensation programs.

The Role of Benchmarking and the Peer Group

The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive (but the Company does not target a specific benchmarking level).

The Committee compares each component of the total compensation package to the compensation components of comparable executive positions of a peer group of publicly traded companies (the “Peer Group”). If information for a sufficient number of comparable positions in the Peer Group for the applicable year is not publicly available, the Committee will also consider comparisons with general industry executive compensation benchmarking data from Towers Watson’s U.S. CDB General Industry Executive Database.

The companies that make up the Peer Group and the General Industry Executive Database may vary from year to year. While the Committee does not use a specific formula to determine the allocation between performance-based and fixed compensation, it does review total compensation and competitive benchmarking when determining such allocation.

In setting 2024 target compensation levels for the NEOs, the Company used the Peer Group detailed below. This Peer Group was determined by the Committee based on an in-depth review by its independent compensation consultant, Pearl Meyer, which included an assessment of potential comparators to evaluate the degree to which the current peers have kept pace with the Company’s growth and evolution and an examination of the broader marketplace to identify appropriate and relevant removals and/or additions to the peer group. The 2024 TTDC opportunities, consisting of base salary, target AICP, and annual LTIP awards, were determined to be, on average, competitive with the market median.

Peer Group
Carrier Global Corporation	Rockwell Automation Inc.
C.H. Robinson Worldwide, Inc.	Stanley Black & Decker, Inc.
Cintas Corporation	Trane Technologies plc
Dover Corporation	Waste Management, Inc.
Fortive Corporation	Waste Connections, Inc.
J.B. Hunt Transport Services, Inc.	WESCO International, Inc.
Masco Corporation	W.W. Grainger, Inc.
Parker-Hannifin Corporation	Xylem Inc.
Republic Services, Inc.

Peer Group Data ($M)(1)
Percentile	Annual Revenue	Market Cap	Enterprise Value
75th	$18,444	$42,145	$46,247
50th	$14,740	$33,683	$37,287
25th	$8,654	$18,208	$19,837
URI(2)	$14,044	$27,460	$39,577
Percentile Rank	45th	45th	60th
(1)
As presented to the Committee in May 2023. Market-based metrics are as of April 1, 2023. Revenue is 2023 estimated revenue as of April 2023 and does not reflect actual results.
(2)
The Company’s annual revenue is estimated 2023 revenue as of April 2023 and does not reflect actual results. The Company’s market-based metrics are as of April 1, 2023.

The 2024 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Committee considers the Company’s overall performance; the executive’s individual performance; the executive’s experience, career potential, and tenure with the Company; and competitive market practices. Decisions are generally made during the first quarter of the fiscal year and effective in April.

During the first quarter of 2024, based on the annual salary review, the Committee determined to increase base salaries for Messrs. Flannery, Grace, Pintoff and Durand and Ms. Gross by $50,000, $50,500, $30,624, $30,000, and $27,500, respectively, effective April 1, 2024. The table below shows the updates to the NEOs’ base salary rates:

NEO	2023	2024	% Increase
Matthew Flannery	$1,100,000	$1,150,000	4.5%
William (Ted) Grace	$619,500	$670,000	8.2%
Craig Pintoff	$669,376	$700,000	4.6%
Michael Durand	$600,000	$630,000	5.0%
Joli Gross	$550,000	$577,500	5.0%

Annual Incentive Compensation Plan

2024 AICP At-A-Glance

Individual Target Amount × **Objective Plan Funding Level** × **Strategic Factors** = **Earned Amount**

Individual Target Amount

- Target opportunity ranges from 90% to 150% of base salary
- Reflects job grade, responsibilities and experience

Objective Plan Funding Level

- Based on the achievement of pre-determined Company performance metrics
- Reflects adjusted EBITDA (50%) and economic profit (50%) goals as detailed below

Strategic Factors

- Based on pre-determined strategic factors linked to non-financial performance objectives across three categories – environment, customer experience and human capital – to measure the collective performance of the NEOs, in addition to individual key objectives tied to their individual areas of responsibility as defined in their annual performance reviews
- The Committee may use its business judgement to adjust individual award amounts

Earned Amount

- Paid 59% in cash and 41% in vested shares

2024 AICP Targets

Target bonus opportunities are expressed as a percentage of base salary and are established based on the NEO’s level of responsibility and ability to impact the Company’s overall results. The Committee also considers market data in setting target award amounts. During the first quarter of 2024, based on the annual salary review, the Committee determined to increase Ms. Gross’s target award opportunity for 2024 from 80% to 90%, effective as of January 1, 2024. NEO target award opportunities as of December 31, 2024 were as follows:

NEO	Target AICP (as a % of Base Salary)
Matthew Flannery	150%
William (Ted) Grace	90%
Craig Pintoff	90%
Michael Durand	90%
Joli Gross	90%

2024 Funding Levels and Results

The following chart shows the 2024 goals set for adjusted EBITDA and economic profit, as well as actual results.

		2024 Performance Metrics ($M)(1)
Payout Level	% of Target	Adjusted EBITDA(2) (50% weighting)	Economic Profit(2) (50% weighting)
Maximum	200%	$7,582	$1,119
Target	100%	$7,161	$792
Threshold	50%	$6,424	$219
Actual Results(2)		$7,166	$822
		101.3% of Target	109.1% of Target
Funded Amount		105.2% of Target
(1)
Reflects goals under the AICP that were revised to include the acquisition of Yak Access, LLC, Yak Mat, LLC and New South Access & Environmental Solutions, LLC (collectively, “Yak”). The revised goals included increases to the adjusted EBITDA goals (to prevent unfair windfall to participants) and decreases to the economic profit goals (to prevent any unfair penalization).
(2)
For purposes of the AICP, adjusted EBITDA is as defined in our Form 10-K, with an additional adjustment to normalize for the foreign exchange rate impact. Economic profit is a financial measure that measures the spread between ROIC (defined on page 39 of this Proxy Statement) and the Company’s weighted cost of capital, which is the weighted average after-tax cost of the Company’s debt and equity capital sources, with an additional adjustment to normalize for the foreign exchange rate impact. For purposes of the AICP, we assumed a weighted cost of capital of 10%.

2024 Strategic Factors Framework and Results

Given our strategic focus and expectations for continued progress on our non-financial commitments, the AICP uses a consistent framework of pre-determined strategic factors linked to non-financial performance objectives across three categories – environment, customer experience and human capital – to measure the collective performance of the NEOs, in addition to individual key objectives tied to their individual areas of responsibility as defined in their annual performance reviews. The table below outlines the key elements of the framework for 2024. Supporting each key element are underlying quantitative metrics and goals for evaluation by the Committee as they apply their discretion in the adjustment of the initial funding amount. None of the objectives are dispositive or individually weighted.

Categories	Metrics	2024 Goals	2024 Results
Environment	GHG Emissions Intensity Reduction: 2024 progress toward achieving our 2030 GHG emissions intensity reduction goal	24.8% reduction in GHG emissions intensity from 2018 baseline	Forecasted 26.7% reduction in our GHG emissions intensity from 2018 baseline, which is above the goal
Customer Experience	Customer Experience: Net Promoter Score (NPS)	NPS score greater than or equal to 74	Fell short of stretch goal; however, we improved slightly year-over-year against strong performance in 2023
	Customer Digital Adoption: Percentage of total company revenue where a customer used a digital tool within the last 90 days	73% adoption rate	Met goal, with a 73.3% adoption rate
Human Capital*	Employee Safety: Total Recordable Incident Rate (TRIR)	TRIR at or below .55	Fell short of stretch goal with a TRIR of 0.81, which represented a slight increase from 2023, but still reflected strong overall performance
	Employee Retention: Improvement in overall employee retention	5% reduction in voluntary turnover from 2023	Fell slightly short of stretch goal; however, we still achieved a 4% year-over-year decrease in voluntary turnover, from 12.4% in 2023 to 11.9% in 2024
Individual Key Objectives	Individual discretionary goals tied to the executive’s area of responsibility as defined in the annual performance review

*During 2024, the Company made the decision to no longer have an aspirational goal for diverse representation in sales and management job groups.

Based on the NEOs’ collective achievements against the metrics in the framework and their individual contributions to performance, the Committee may, in its own discretion, decide to adjust each NEO’s funding level upward or downward in the range of 90% to 110% of the initial funding amount. To assess individual performance for 2024, the Committee considered achievements against the following individual goals for each of the NEOs, respective of their areas of responsibility:

•
For Mr. Flannery, individual key objectives were tied to: strategy and planning; business development; organizational development and succession planning; employee health and safety; customer service at our branch operations; and our digital strategy.
•
For Mr. Grace, individual key objectives were tied to: field finance; performance analytics, credit and cash; tax; treasury; real estate; and investor relations.
•
For Mr. Pintoff, individual key objectives were tied to talent management; succession planning; employee retention and engagement; health and safety; training and development; and information and technology matters.
•
For Mr. Durand, individual key objectives were tied to increased productivity in operations; purchasing improvements; fleet and capital asset management; strategic sales; profitable growth; and sales talent and development.
•
For Ms. Gross, individual key objectives were tied to legal and corporate governance matters; coordination of board activities; strategy; sustainability; business development; and risk mitigation.

2024 AICP Pay Outcomes

Based on the adjusted EBITDA and economic profit results discussed above, funding was set at 105.2% of each NEO’s applicable bonus target, subject to adjustment up or down between 90% and 110% of the funded amount based on the achievement against the non-financial performance objectives and individual key objectives. In determining whether or not to adjust the funded amount, the Committee considered 2024 results under the strategic factors framework, including forecasted achievement of the GHG emissions intensity reduction goal, strong performance on the customer digital adoption goal and year-over-year improvement on the customer experience and employee retention metrics, balanced against falling short of the stretch safety goal, but still delivering strong overall performance. The Committee also considered performance against the individual discretionary goals described above tied to each NEO’s areas of responsibility as defined in the annual performance review. After consideration of all relevant factors, the Committee determined to adjust each of the NEOs’ funding upwards to 105% of the funded amount.

To further align the economic interests of our NEOs with those of our stockholders, earned annual incentive amounts were generally delivered as 59% in cash and 41% in vested shares of the Company’s common stock for 2024. The following table lists the actual awards and bonuses earned by our active NEOs for 2024 (and paid in 2025).

	Actual Payout	Actual Payout ($)
NEO	(as a % of Funded Amount)	Cash(1)	Vested Shares(2)
Matthew Flannery	105%	$1,112,054	$773,346
William (Ted) Grace	105%	$385,619	$268,135
Craig Pintoff	105%	$406,114	$282,715
Michael Durand	105%	$365,147	$254,190
Joli Gross	105%	$334,718	$232,638
(1)
Amounts rounded to the nearest dollar.
(2)
Amounts reflect the March 5, 2025 grant date value of vested shares, as rounded up to the nearest whole share, and amounts rounded to the nearest dollar.

Long-Term Incentive Plan (“LTIP”) (Equity Compensation)

Equity compensation directly aligns the interests of the NEOs with those of our stockholders. In 2024, the Company granted annual equity compensation awards under the 2019 Long-Term Incentive Plan as follows (these charts do not include any one-time grants or awards):

Performance-based restricted stock units (“PRSUs”) are earned and vest only when a specified performance level is achieved. Time-based restricted stock units (“RSUs”) vest ratably over a three-year period based solely on continued service. Time-based RSUs help to secure and retain executives and instill an ownership mentality. All such awards provide for payment of cash dividend equivalent amounts if and to the extent the corresponding units are earned, vested and settled.

2024 LTIP Awards

In determining the size of each equity award granted, the Committee considers a variety of factors, including benchmarking data on competitive long-term incentive values, the percentage of long-term incentive value to be allocated to PRSUs and time-based RSUs, and the NEO’s position within the Company.

The actual number of PRSUs and time-based RSUs granted is calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price of the Company’s stock on March 4, 2024 (the date of the grant) was $712.31. The table below shows the target PRSUs and time-based RSUs awarded for fiscal 2024 for each of the NEOs:

	2024 LTIP Awards
	2024 PRSUs(1)		2024 Time-Based RSUs(2)
NEO	# of Units	Grant Date $ Value	# of Units	Grant Date $ Value
Matthew Flannery	8,985	$6,400,105	2,247	$1,600,561
William (Ted) Grace	1,966	$1,400,401	843	$600,477
Craig Pintoff	2,949	$2,100,602	1,264	$900,360
Michael Durand	1,966	$1,400,401	843	$600,477
Joli Gross	1,081	$770,007	464	$330,512
(1)
Earned PRSUs vest in one-third increments annually, subject to the satisfaction of the performance criteria described in the next section, “A Closer Look at Performance-Based RSUs (“PRSUs”).”
(2)
Time-based RSUs vest in one-third increments on each anniversary of the grant date, generally subject to continued employment.

A Closer Look at Performance-Based RSUs (“PRSUs”)

Performance criteria for our PRSUs measure annual performance over the course of a three-year period, rather than measuring performance once at the end of the three-year period, to better account for the dynamic nature of our business. Accordingly, one-third of our NEOs’ PRSUs are eligible to vest each year, in an amount ranging from 0% to 200% of target, based on achievement of annual performance metrics and generally subject to the NEO’s continued employment through fiscal year-end. We measure performance annually because we operate in a highly cyclical and volatile business environment in which forecasting multi-year performance is extremely difficult and possibly counterproductive. By reestablishing goals annually, we ensure that we always have the appropriate criteria and rigor tied to the incentive performance targets. We maintain a long-term perspective by requiring multi-year vesting and denominating our awards in stock, which, coupled with our robust stock ownership guidelines, effectively aligns management’s long-term interests with those of our stockholders.

Understanding the Differences: Reported PRSUs in the Summary Compensation Table vs. Target PRSUs Approved by the Committee

As discussed above, PRSUs vest annually over a three-year period based on the attainment of performance goals that are set and measured in each year of the three-year period. While the annual goal-setting feature is appropriate due to the highly-cyclical and volatile business environment in which we operate, it can result in differences between the reported PRSU award grant date fair value (“GDFV”) in the Summary Compensation Table and the target PRSU award GDFV that is approved by the Committee based on targeted market position and performance.

The differences in GDFVs are due to the SEC requirement that PRSU award values disclosed in the Summary Compensation Table reflect the GDFV of the PRSU as determined under SEC accounting rules, which stipulate that grant date is established when the underlying terms of the award are fixed. Because our PRSU goals are set on an annual basis, the grant date and associated award fair value are established annually over the three-year performance period—resulting in differences between what is reported in the Summary Compensation Table (further described in footnote 4 thereto) and the amount of the award the Committee originally awarded. In years when the stock price declines, the reported PRSU award GDFV will be lower than the target GDFV. In years when the stock price increases, the reported PRSU award GDFV will exceed the target GDFV.

2024 CEO Impact: The reported PRSU award GDFV in the 2024 Summary Compensation Table for Mr. Flannery of $8,427,340 compared to the target PRSU award GDFV approved by the Committee of $5,600,387 results in a $2,826,953 difference in reported versus target PRSU award GDFV.

2024 PRSU Outcomes

Based on 2024 results, the Committee determined that 112.8% of the target PRSUs were earned for the performance cycle. These PRSUs were settled in shares of the Company’s common stock in the first quarter of 2025. For 2024, the Committee selected total revenue and ROIC (as defined on page 39 of this Proxy Statement) as the relevant performance metrics. The chart below shows the performance goals set for total revenue and ROIC, as well as actual results. Consistent with our program structure, these metrics applied to the first tranche of PRSUs awarded in 2024, the second tranche of PRSUs awarded in 2023, and the third tranche of PRSUs awarded in 2022.

		2024 Performance Metrics ($M)(1)
Payout Level	% of Target	Total Revenue (50% weighting)(2)	ROIC (50% weighting)(2)
Maximum	200%	$15,947	14.16%
Target	100%	$15,245	12.93%
Threshold	50%	$14,016	10.72%
Actual(2)		$15,364	13.03%
		116.9% of Target	108.7% of Target
Earned Amount		112.8% of Target
(1)
Reflects goals under the LTIP that were revised to include the Yak acquisition. The revised goals included increases to the revenue goals (to prevent unfair windfall to participants) and decreases to the ROIC goals (to prevent any unfair penalization).
(2)
For purposes of the PRSUs, total revenue and ROIC include an adjustment to normalize for the foreign exchange rate impact.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Stock ownership guidelines are a key vehicle for aligning the interests of management and the Company’s stockholders. A meaningful direct ownership stake by our NEOs demonstrates to our investors that each NEO has a strong commitment to the Company’s success. The Committee maintains stock ownership guidelines for our NEOs and other Company officers with a title of vice president and above. For 2024, our stock ownership guidelines were as follows:

Title	Multiple of Base Salary
CEO	6.0x
Executive Vice Presidents	3.0x
Senior Vice Presidents	2.0x
Vice Presidents and Region Vice Presidents	1.0x

Shares that count toward meeting these ownership guidelines include: shares directly owned by the executive; shares beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in trust; and unvested restricted stock or RSUs that vest solely based on continued service.

Until the guidelines are met, NEOs and other officers are required to retain 50% of the net shares of the Company’s common stock received upon future vestings. NEOs and other Company officers have five years from becoming a covered employee or moving to a position with a higher ownership level to come into compliance with the guidelines. Each of the NEOs was in compliance with these guidelines as of December 31, 2024.

Anti-Hedging Policy; Anti-Pledging Policy

The Company’s insider trading policy prohibits directors, officers, employees and consultants (including each of our NEOs) as well as certain of the covered person’s family members, others living in the covered person’s household, or entities whose transactions in Company securities are subject to the covered person’s influence or control from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. Such individuals are also restricted from engaging in hedging transactions on the Company’s common stock, pledging Company common stock as collateral for a margin loan, or from engaging in short sale transactions, credit default swaps and transactions in options (other than the exercise of stock options granted under the Company’s equity incentive plans), puts, calls or other derivative securities tied to Company securities.

In addition, before any director or executive officer engages in a transaction involving Company securities, such director or executive officer must obtain pre-clearance and approval of the transaction from the Company’s Chief Legal Officer.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by our directors and officers, our employees and other covered persons, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and New York Stock Exchange listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our annual report on Form 10-K for the year ended December 31, 2024.

Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Compensation Forfeiture and Recoupment Policies

The Company maintains a Financial Restatement Recovery Policy (the “Dodd-Frank Clawback Policy”), which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of the New York Stock Exchange. The Dodd-Frank Clawback Policy requires the Company to recoup any erroneously awarded incentive-based compensation received by certain executives, including each NEO, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Dodd-Frank Clawback Policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy’s effective date. The Dodd-Frank Clawback Policy was filed as an exhibit to the Company’s Form 10-K (referred to therein as the “Financial Restatement Clawback Policy”).

The Company also maintains an Injurious Conduct Clawback Policy (the “Injurious Conduct Policy”) which provides for clawback of cash or equity compensation (regardless of whether it is time-based or performance-based) that was paid to, and received by, covered employees, including each NEO, on or after the date which is one year prior to the date the injurious conduct occurred. The Injurious Conduct Policy is triggered by certain misconduct including fraud, dishonestly, breach of restrictive covenants and other acts which could have a materially adverse or injurious impact on the Company. Any forfeiture and/or recoupment under the Injurious Conduct Policy will be in addition to any relief available to the Company under the Dodd-Frank Clawback Policy or any employment agreement or other agreement with the applicable employee.

The Company’s PRSU and time-based RSU award agreements and AICP also give the Committee the ability to recoup (or require repayment and/or other forfeiture of) equity compensation, in the case of the PRSU and time-based RSU award agreements and cash compensation, in the case of the AICP, in the event of a mandatory restatement or injurious conduct.

Termination and Change in Control Benefits

The provision of reasonable severance benefits is common among similar companies and is essential to recruiting and retaining key executives. Accordingly, the employment agreements with our NEOs generally provide for varying levels of severance in the event that the Company terminates the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined in the applicable employment agreement, as described in more detail under “Benefits upon Termination of

Employment”). Upon a qualifying termination, Mr. Flannery would receive a severance payment equal to 200% of his annual base salary and target incentive opportunity for the then-current fiscal year paid over a two-year period; and Messrs. Grace, Pintoff and Durand and Ms. Gross would receive a severance payment equal to 100% of his or her annual base salary and target incentive opportunity paid over a one-year period. Upon a qualifying termination, the Company would also provide each NEO with COBRA continuation coverage for a 12- to 18-month period.

Severance payments to the NEOs are conditioned on the execution of a release of claims in favor of the Company. In addition, each of the NEOs is subject to non-competition and non-solicitation restrictions for a period of time following their termination, as described in more detail under “Benefits upon Termination of Employment.”

All unvested PRSUs, time-based RSUs and stock options granted to each of the NEOs provide for forfeiture on the NEO’s termination of employment for any reason, except in the case of a qualifying termination following a change in control or upon death, disability or retirement, each as described below. Following a termination without cause or a resignation for good reason, vested stock options will remain outstanding and exercisable for 30 days following such termination, and will remain outstanding and exercisable for one year following a termination as a result of death or permanent disability.

For PRSU awards, upon an awardee’s death, all units that could have been earned for the performance period in which the death occurs will vest based on target performance, and upon an awardee’s permanent disability, all units that could have been earned for the performance period in which the disability occurs will vest based on actual performance. The time-based RSU awards provide for vesting of all outstanding units upon death or permanent disability.

Upon a termination as a result of retirement, time-based RSUs awarded will vest and be delivered upon such retirement. Outstanding PRSU awards will remain outstanding and vest based on actual performance for the full performance period and be delivered on the normal settlement schedule.

For the NEOs, retirement requires: (1) attainment of age 60; (2) age plus years of continuous service equal to at least 70; and (3) at least one year’s prior written notice of retirement unless otherwise determined by the Committee.

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Committee believes that appropriate change in control provisions are important tools for aligning executive interests in change in control scenarios with those of stockholders. In addition, changes to the Company following a change in control may affect the ability to achieve previously set performance measures. Consequently, outstanding RSUs and stock option awards held by the NEOs provide for “double trigger” treatment upon a change in control. A “change in control” for this purpose is defined in the employment agreement for Mr. Flannery, in the applicable award agreement or in the LTIP, as set forth in more detail under “Benefits upon a Change in Control.” If the change in control results in shares of common stock of the Company (or any direct or indirect parent entity) being publicly traded and the grantee’s employment is terminated by the Company without “cause” or by the individual for “good reason” within the 12 months following the change in control, then all such RSUs and stock options will vest in full, and all performance conditions for PRSUs will be deemed satisfied at the target level. However, in the limited circumstances that the change in control results in none of the common stock of the Company (or any direct or indirect parent entity) being publicly traded following a change in control, then all outstanding awards will vest in full, and all performance conditions for PRSUs will be deemed satisfied at their target level upon the date of such change in control.

The Internal Revenue Code imposes an excise tax on the value of certain payments that are contingent upon a change in control, referred to as parachute payments, which exceed a safe harbor amount. The Company does not provide any executive with a gross-up for any excise tax that may be triggered. The employment agreement for Mr. Flannery provides that if the executive receives payments that would result in the imposition of the excise tax, such payments will be reduced to the safe harbor amount so that no excise tax is triggered if the net after-tax benefit to him is greater than the net after-tax benefit that he would receive if no reduction occurred.

The severance and change in control provisions of our NEOs’ employment agreements and other arrangements are described in detail in the sections “Benefits upon Termination of Employment” and “Benefits upon a Change in Control,” respectively.

Employment Agreements

We have entered into employment agreements with each of our NEOs: for Mr. Flannery, effective May 8, 2019, and amended November 9, 2023; for Mr. Grace, effective July 29, 2022, and amended November 3, 2022; for Mr. Pintoff, effective January 20, 2016, and amended April 23, 2021; for Mr. Durand, effective September 29, 2023; and for Ms. Gross, effective May 12, 2023.

The employment agreements for Messrs. Flannery and Pintoff generally provide that they are entitled to participate in the Company’s benefit plans and programs, to the extent such NEO is eligible under the terms thereof, and receive the benefits and perquisites generally provided by us to our executives, including family medical insurance (subject to applicable employee contributions). Upon a termination of employment (including, for Mr. Flannery, a termination following a change in control of the Company), the employment agreements provide for the benefits described above under “Termination and Change in Control Benefits,” and below under “Benefits upon Termination of Employment” and “Benefits upon a Change in Control.”

The employment agreements also generally provide that, during the period of employment, the NEO shall not engage in any activity that would conflict with the executive’s duties and cannot engage in any other employment. In addition, the employment agreements provide for indefinite confidentiality obligations as well as post-termination non-compete and non-solicit restrictions for two years for Mr. Flannery and one year for Messrs. Grace, Pintoff and Durand and Ms. Gross.

Indemnification Agreements

We have entered into indemnification agreements with each of the NEOs. These agreements provide, among other things, for us to indemnify and advance expenses to the NEOs against specified claims and liabilities that may arise in connection with each NEO’s services to the Company.

Other Benefits and Perquisites

Nonqualified Deferred Compensation Plan

The Company’s nonqualified deferred compensation plan, the Executive Nonqualified Excess Plan (“ENEP”), is an unfunded plan. The participants in the plan are unsecured general creditors of the Company. The ENEP permits a select group of management and other highly compensated employees, including the NEOs, to defer all or part of their base salary and annual incentive compensation. Deferred amounts are credited with earnings (or losses) based on the investment experience of measurement indices selected by the participant from among the choices offered by the plan. The ENEP also provides for additional credits that are discretionary on the part of the Company. The Company did not make any contributions to the ENEP in 2024.

Retirement Benefits

The Company maintains a 401(k) plan for all nonunion employees that reside in the United States, and certain union employees that reside in the United States as outlined in their collective bargaining agreements, and provides an Employer Safe Harbor Matching Contribution based on an employee’s contribution election. The employer match is subject to certain limitations, including for 2024 an annual maximum of $4,000 for employees deemed to be highly compensated employees (including our NEOs).

Perquisites and Other Personal Benefits

We maintain various employee benefit programs, including health and medical benefits, for all of our employees, including our NEOs. In addition, all executives who are senior vice presidents or above, including the NEOs, are eligible to receive an annual wellness exam.

The Company does not have a formal perquisite policy, although the Committee periodically reviews perquisites for our NEOs. There are certain specific perquisites and benefits that the Company has agreed to provide to particular executives based on their specific situations. Among these are relocation costs, including temporary housing and living expenses, and use of Company vehicles.

Please see the “All Other Compensation” column of the “Summary Compensation Table” on page 59 of this Proxy Statement for more information.

Tax and Accounting Considerations

The Committee considers certain tax implications when designing the Company’s executive compensation programs, including the deductibility of compensation paid to our NEOs. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during a year. The Committee believes that tax deductibility is only one of several relevant considerations in setting compensation, and that the tax deduction limitation should not be permitted to compromise the Committee's ability to structure its compensation to attract, retain and appropriately motivate executive officers, thus providing benefits to the Company and its stockholders that outweigh the potential benefit of the tax deduction. Accordingly, the Committee has discretion to approve and authorize compensation that is not deductible for federal income tax purposes.

Compensation and Risk Management

The Committee performs an annual risk assessment of our executive compensation programs. In 2024, the Committee considered both risk mitigators and risk aggravators—that is, elements of the executive compensation architecture that potentially mitigate excessive risk or encourage risk-taking, respectively. On balance, the Committee found that the sum total of the risk mitigators greatly outweighed the risk aggravators. The risk mitigators include: the opportunity for stockholders to cast advisory votes on executive compensation, stock ownership guidelines for executives, an independent compensation committee and compensation consultant, the Dodd-Frank Clawback Policy and the Injurious Conduct Policy, as well as clawback provisions in the AICP, employment and equity award agreements, a clearly defined pay philosophy, peer group and market positioning to support the Company’s business objectives, provisions enabling the use of negative discretion in certain payouts, and an effective balance of cash and equity compensation.

In performing its assessment, the Committee took into account senior management’s risk review of the Company’s human capital programs. Senior management reviews the Company’s human capital policies and practices (including compensation) to ensure that they appropriately balance short-term and long-term goals and risks and rewards. Specifically, the review includes the annual cash incentive program that covers all senior management and a broad employee population, and equity compensation. These plans are designed to focus senior management and employees on increasing stockholder value and enhancing financial results. Based on the Committee’s comprehensive review in 2024, we concluded that our compensation program does not encourage excessive risk-taking and is not reasonably likely to have a material adverse effect on the Company. We are confident that our program is aligned with the interests of our stockholders and appropriately rewards for performance.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s annual report on Form 10-K and in this Proxy Statement.

THE COMPENSATION COMMITTEE

Gracia C. Martore, Chair Marc A. Bruno Kim Harris Jones Terri L. Kelly Francisco Lopez-Balboa

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(4)	Total ($)
Matthew Flannery	2024	1,137,568	(5)	—	10,027,900	—	1,884,837		23,550	13,073,855
President and Chief	2023	1,087,671		—	8,046,319	—	1,844,990		23,276	11,002,256
Executive Officer	2022	1,037,671		—	8,240,977	—	3,113,203		22,317	12,414,168
William (Ted) Grace	2024	657,444	(6)	—	1,748,721	—	653,592		10,162	3,069,919
Executive Vice President,	2023	612,226		—	1,009,908	—	623,103		8,650	2,253,887
Chief Financial Officer	2022	456,525		—	1,238,004	—	693,083		3,000	2,390,612
Craig Pintoff	2024	692,386	(7)	—	3,340,734	—	688,329		14,055	4,735,504
Executive Vice President,	2023	661,516		—	2,469,709	—	673,269		13,822	3,818,316
Chief Administrative Officer	2022	631,746		—	2,302,123	—	1,137,177		12,822	4,083,868
Michael Durand	2024	622,541	(8)	—	1,814,966	—	618,893	(9)	13,332	3,069,732
Executive Vice President,	2023	520,182		—	1,554,756	—	488,073		8,682	2,571,693
Chief Operating Officer
Joli Gross	2024	570,663	(10)	—	1,302,103	—	567,319		14,137	2,454,222
Senior Vice President,	2023	538,904		—	975,554	—	487,536		9,737	2,011,731
Chief Legal & Sustainability Officer, Corporate Secretary

________________

(1)
Except as otherwise noted, the amount in this column represents the grant date fair value of the stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), disregarding for this purpose the effect of estimated forfeitures.
(2)
Pursuant to FASB ASC Topic 718, the accounting grant date is the date the performance metrics are approved by the Compensation Committee and communicated to the employee. Since the Compensation Committee does not establish performance metrics until after the beginning of each fiscal year, the performance-based RSUs (“PRSUs”) subject to performance vesting in 2025 and 2026 have not been expensed and are therefore not included in the table above.
(3)
Amounts for each NEO include the aggregate grant date fair value of time-based RSUs and PRSUs. The aggregate grant date fair value of PRSUs granted on March 4, 2024 as determined under applicable accounting rules, which represents the first tranche of the PRSUs awarded in 2024, the second tranche of the PRSUs awarded in 2023 and the third tranche of the PRSUs awarded in 2022, is computed in accordance with FASB ASC Topic 718, and represents the probable grant date fair values on the date of grant based on target performance. The grant date fair value of such awards for Mr. Flannery is $8,427,340 (representing 4,869 PRSUs awarded in 2022, 3,967 PRSUs awarded in 2023 and 2,995 PRSUs awarded in 2024), for Mr. Grace is $1,148,244 (representing 213 PRSUs awarded in 2022, 744 PRSUs awarded in 2023 and 655 PRSUs awarded in 2024), for Mr. Pintoff is $2,440,374 (representing 1,293 PRSUs awarded in 2022, 1,150 PRSUs awarded in 2023 and 983 PRSUs awarded in 2024), for Mr. Durand is $1,214,489 (representing 604 PRSUs awarded in 2022, 446 PRSUs awarded in 2023 and 655 PRSUs awarded in 2024), for Ms. Gross is $971,591 (representing 533 PRSUs awarded in 2022, 471 PRSUs awarded in 2023 and 360 PRSUs awarded in 2024).

Assumptions used to calculate these amounts are set forth in footnote 2 to “Grants of Plan-Based Awards in 2024” below and in “Notes to Consolidated Financial Statements—2. Summary of Significant Accounting Policies—Stock-Based Compensation” in the Company’s Form 10-K.

(4)
This column includes the Company’s matching contributions to the Company’s 401(k) plan, which for 2024 were $4,000 for each NEO. In 2024, the Company also paid for the following: for Mr. Flannery, $8,505 for supplemental life insurance, $6,162 for individual disability insurance, and $4,883 for an executive health program; for Mr. Grace, $6,162 for individual disability insurance; for Mr. Pintoff, $5,172 for individual disability insurance and $4,883 for an executive health program; for Mr. Durand, $4,682 for individual disability insurance and $4,650 for an executive health program; and for Ms. Gross, $5,487 for individual disability insurance and $4,650 for an executive health program.
(5)
Mr. Flannery’s annual base salary was $1,100,000 through March 31, 2024 and was raised during the first quarter of 2024 to $1,150,000 to reflect a merit increase in connection with our annual review of our NEOs’ base salaries, effective April 1, 2024.
(6)
Mr. Grace’s annual base salary was $619,500 through March 31, 2024 and was raised during the first quarter of 2024 to $670,000 to reflect a merit increase in connection with our annual review of our NEOs’ base salaries, effective April 1, 2024.
(7)
Mr. Pintoff’s annual base salary was $669,376 through March 31, 2024 and was raised during the first quarter of 2024 to $700,000 to reflect a merit increase in connection with our annual review of our NEOs’ base salaries, effective April 1, 2024.
(8)
Mr. Durand was not an NEO prior to 2023 so his compensation for 2022 is not disclosed above. Mr. Durand’s annual base salary was $600,000 through March 31, 2024 and was raised during the first quarter of 2024 to $630,000 to reflect a merit increase in connection with our annual review of our NEOs’ base salaries, effective April 1, 2024. Mr. Durand elected to defer $93,289 of his annual base salary under the ENEP (the Company’s Deferred Compensation Plan), as described below under “Nonqualified Deferred Compensation in 2024.”
(9)
Mr. Durand elected to defer $109,544 of his annual bonus under the ENEP (the Company’s Deferred Compensation Plan), as described below under “Nonqualified Deferred Compensation in 2024.”
(10)
Ms. Gross was not an NEO prior to 2023 so her compensation for 2022 is not disclosed above. Ms. Gross’s annual base salary was $550,000 through March 31, 2024 and was raised during the first quarter of 2024 to $577,500 to reflect a merit increase in connection with our annual review of our NEOs’ base salaries, effective April 1, 2024. Ms. Gross elected to defer $85,515 of her annual base salary under the ENEP (the Company’s Deferred Compensation Plan), as described below under “Nonqualified Deferred Compensation in 2024.”

Grants of Plan-Based Awards in 2024

The table below summarizes the equity and non-equity awards granted to the NEOs in 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)	Threshold (#)(4)	Target (#)(4)	Maximum (#)(4)
Matthew Flannery	3/4/2024	—	—	—	2,435	4,869	9,738	—	—	—	3,468,237
	3/4/2024	—	—	—	1,984	3,967	7,934	—	—	—	2,825,734
	3/4/2024	—	—	—	1,498	2,995	5,990	—	—	—	2,133,368
	3/4/2024	—	—	—	—	—	—	2,247	—	—	1,600,561
		853,176	1,706,352	3,753,975	—	—	—	—	—	—	—
William (Ted) Grace	3/4/2024	—	—	—	107	213	426	—	—	—	151,722
	3/4/2024	—	—	—	372	744	1,488	—	—	—	529,959
	3/4/2024	—	—	—	328	655	1,310	—	—	—	466,563
	3/4/2024	—	—	—	—	—	—	843	—	—	600,477
		295,850	591,700	1,301,739	—	—	—	—	—	—	—
Craig Pintoff	3/4/2024	—	—	—	647	1,293	2,586	—	—	—	921,017
	3/4/2024	—	—	—	575	1,150	2,300	—	—	—	819,157
	3/4/2024	—	—	—	492	983	1,966	—	—	—	700,201
	3/4/2024	—	—	—	—	—	—	1,264	—	—	900,360
		311,574	623,147	1,370,924	—	—	—	—	—	—	—
Michael Durand	3/4/2024	—	—	—	302	604	1,208	—	—	—	430,235
	3/4/2024	—	—	—	223	446	892	—	—	—	317,690
	3/4/2024	—	—	—	328	655	1,310	—	—	—	466,563
	3/4/2024	—	—	—	—	—	—	843	—	—	600,477
		280,143	560,287	1,232,631	—	—	—	—	—	—	—
Joli Gross	3/4/2024	—	—	—	267	533	1,066	—	—	—	379,661
	3/4/2024	—	—	—	236	471	942	—	—	—	335,498
	3/4/2024	—	—	—	180	360	720	—	—	—	256,432
	3/4/2024	—	—	—	—	—	—	464	—	—	330,512
		256,798	513,596	1,129,912	—	—	—	—	—	—	—

________________

(1)
The amounts in this column represent the number of time-based RSUs awarded to each of the NEOs in 2024.
(2)
The amounts in this column represent the grant date fair value of stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For stock awards, the grant date fair value is the fair market value of the Company’s common stock on the grant date multiplied by the number of shares subject to the grant. For a discussion of the assumptions involved in the Company’s valuations, please see “Notes to Consolidated Financial Statements-2. Summary of Significant Accounting Policies-Stock-Based Compensation” in the Company’s Form 10-K.
(3)
Represents the threshold, target and maximum, as applicable, annual incentive amounts payable under the 2024 AICP. Such amounts for each NEO take into account base salaries for the year on a prorated basis, considering the effective date of any changes during the year. The actual incentive amounts paid to our NEOs for 2024 performance pursuant to the 2024 AICP are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(4)
Represents the threshold, target and maximum, as applicable, number of awards for the third tranche of PRSUs awarded in 2022, the second tranche of PRSUs awarded in 2023 and the first tranche of the PRSUs awarded in 2024 that have been accounted for pursuant to FASB ASC Topic 718. With regard to the PRSUs awarded in 2022, the target number of units granted on March 3, 2022, without regard to grant date (as determined under applicable accounting rules), was 4,869 for Mr. Flannery, 213 for Mr. Grace, 1,293 for Mr. Pintoff, 604 for Mr. Durand and 533 for Ms. Gross. With regard to the PRSUs awarded in 2023, the target number of units granted on March 2, 2023, without regard to grant date (as determined under applicable accounting rules), was 3,967 for Mr. Flannery, 744 for Mr. Grace, 1,150 for Mr. Pintoff, 446 for Mr. Durand and 471 for Ms. Gross. With regard to the PRSUs awarded in 2024, the target number of units granted on March 4, 2024, without regard to grant date (as determined under applicable accounting rules), was 2,995 for Mr. Flannery, 655 for Mr. Grace, 983 for Mr. Pintoff, 655 for Mr. Durand and 360 for Ms. Gross. As described under “—Compensation Discussion and Analysis—The 2024 Executive Compensation Program in Detail—Long Term Incentive Plan (“LTIP”) (Equity Compensation)” above, the number of units that will vest will vary from 0% to 200% of target based on achievement of annual performance metrics. Since the Compensation Committee does not establish performance metrics until after the beginning of each fiscal year, the units subject to performance vesting in 2025 and 2026 have not been expensed and are therefore not included in the table above.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the unvested RSUs and PRSUs for each NEO as of December 31, 2024. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Matthew Flannery	—	—	—	—	18,796	(4)	13,240,654	9,957	7,014,109
William (Ted) Grace	—	—	—	—	5,313	(5)	3,742,690	2,055	1,447,624
Craig Pintoff	—	—	—	—	6,670	(6)	4,698,615	3,117	2,195,739
Michael Durand	—	—	—	—	4,674	(7)	3,292,553	1,758	1,238,406
Joli Gross	—	—	—	—	2,777	(8)	1,956,230	1,193	840,397

________________

(1)
Amounts in these columns include: (i) time-based RSUs; and (ii) PRSUs, shown at the actual payout levels, that were earned and vested in January 2025 based on the actual performance levels achieved for 2024. As described under “—Compensation Discussion and Analysis—The 2024 Executive Compensation Program in Detail—A Closer Look at Performance-Based RSUs (“PRSUs”)”, the Committee determined that 112.8% of the target PRSUs were earned for the performance cycle; namely, the first tranche of 2024 awards, the second tranche of 2023 awards and the third tranche of 2022 awards.
(2)
Amounts in these columns reflect a closing price per share of the Company’s common stock on the NYSE of $704.44 on December 31, 2024 (the last day of the fiscal year).
(3)
Amounts in these columns represent PRSUs for which the applicable performance metrics had not been established as of December 31, 2024. In accordance with applicable accounting and SEC rules, these amounts do not appear in the Summary Compensation Table or Grants of Plan-Based Awards Table. Amounts are shown at target levels; actual amounts earned, if any, will be based on achievement of performance metrics for 2025 or 2026 (once established), as applicable. For Mr. Flannery, represents (i) 3,967 PRSUs representing target potential payout remaining from awards on March 2, 2023, and (ii) 5,990 PRSUs representing target potential payout remaining from awards on March 4, 2024; for Mr. Grace, represents (i) 744 PRSUs representing target potential payout remaining from awards on March 2, 2023, and (ii) 1,311 PRSUs representing target potential payout remaining from awards on March 4, 2024; for Mr. Pintoff, represents (i) 1,151 PRSUs representing target potential payout remaining from awards on March 2, 2023 and (ii) 1,966 PRSUs representing target potential payout remaining from awards on March 4, 2024; for Mr. Durand, represents (i) 447 PRSUs representing target potential payout remaining from awards on March 2, 2023 and (ii) 1,311 PRSUs representing target potential payout remaining from awards on March 4, 2024; and for Ms. Gross, represents (i) 472 PRSUs representing target potential payout remaining from awards on March 2, 2023, and (ii) 721 PRSUs representing target potential payout remaining from awards on March 4, 2024.
(4)
Represents (i) 2,247 unvested time-based RSUs from a grant on March 4, 2024, 749 of which vested on March 4, 2025, and the remainder of which will vest ratably on March 4, 2026 and 2027 subject to continued employment; (ii) 1,984 unvested time-based RSUs from a grant on March 2, 2023, 992 of which vested on March 2, 2025 and the remainder of which will vest on March 2, 2026 subject to continued employment; (iii) 1,218 unvested time-based RSUs from a grant on March 3, 2022, all of which vested on March 3, 2025; (iv) 3,379 unvested PRSUs from an award on March 4, 2024, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; (v) 4,475 unvested PRSUs from an award on March 2, 2023, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; and (vi) 5,493 unvested PRSUs from an award on March 3, 2022, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024.
(5)
Represents (i) 843 unvested time-based RSUs from a grant on March 4, 2024, 281 of which vested on March 4, 2025, and the remainder of which will vest ratably on March 4, 2026 and 2027 subject to continued employment; (ii) 638 unvested time-based RSUs from a grant on March 2, 2023, 319 of which vested on March 2, 2025 and the remainder of which will vest on March 2, 2026 subject to continued employment; (iii) 1,581 unvested time-based RSUs from a grant on November 3, 2022, all of which will vest on November 3, 2025 subject to continued employment; (iv) 339 unvested time-based RSUs from a grant on August 1, 2022, all of which will vest on August 1, 2025 subject to continued employment; (v) 92 unvested time-based RSUs from a grant on March 3, 2022, all of which vested on March 3, 2025; (vi) 739 unvested PRSUs from an award on March 4, 2024, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; (vii) 840 unvested PRSUs from a grant on March 2, 2023, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; and (viii) 241 unvested PRSUs from an award on March 3, 2022, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024.
(6)
Represents (i) 1,264 unvested time-based RSUs from a grant on March 4, 2024, 421 of which vested on March 4, 2025, 421 of which will vest on March 4, 2026 and 422 of which will vest on March 4, 2027 subject to continued employment; (ii) 986 unvested time-based RSUs from a grant on March 2, 2023, 493 of which vested on March 2, 2025 and the remainder of which will vest on March 2, 2026 subject to continued employment; (iii) 554 unvested time-based RSUs from a grant on March 3, 2022, all of which vested on March 3, 2025; (iv) 1,109 unvested PRSUs from an award on March 4, 2024, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; (v) 1,298 unvested PRSUs from an award on March 2, 2023, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; and (vi) 1,459 unvested PRSUs from an award on March 3, 2022, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024.
(7)
Represents (i) 843 unvested time-based RSUs from a grant on March 4, 2024, 281 of which vested on March 4, 2025, and the remainder of which will vest ratably on March 4, 2026 and 2027 subject to continued employment; (ii) 1,125 unvested time-based RSUs from a grant on September 29, 2023, all of which will vest on September 29, 2026 subject to continued employment; (iii) 383 unvested time-based RSUs from a grant on March 2, 2023, 191 of which vested on March 2, 2025 and the remainder of which will vest on March 2, 2026 subject to continued employment; (iv) 139 unvested time-based RSUs from a grant on December 8, 2022, all of which will vest on December 8, 2025 subject to continued employment; (v) 259 unvested time-based RSUs from a grant on March 3, 2022, all of which vested on March 3, 2025; (vi) 739 unvested PRSUs from an award on March 4, 2024, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; (vii) 504 unvested PRSUs from an award on March 2, 2023, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; and (viii) 682 unvested PRSUs from an award on March 3, 2022, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024.
(8)
Represents (i) 464 unvested time-based RSUs from a grant on March 4, 2024, 154 of which vested on March 4, 2025, and the remainder of which will vest ratably on March 4, 2026 and 2027 subject to continued employment; (ii) 404 unvested time-based RSUs from a grant on March 2, 2023, 202 of which vested on March 2, 2025 and the remainder of which will vest on March 2, 2026 subject to continued employment; (iii) 139 unvested time-based RSUs from a grant on December 8, 2022, all of which will vest on December 8, 2025 subject to continued employment; (iv) 229 unvested time-based RSUs from a grant on March 3, 2022, all of which vested on March 3, 2025; (v) 407 unvested PRSUs from an award on March 4, 2024, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; (vi) 532 unvested PRSUs from an award on March 2, 2023, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024; and (vii) 602 unvested PRSUs from an award on March 3, 2022, which vested on January 29, 2025 based upon attainment of performance conditions related to 2024.

Option Exercises and Stock Vested in 2024

The table below summarizes, for each NEO, the vesting of stock awards in 2024 (with the value realized based on the closing price per share on the NYSE of our common stock on the date of vesting). There were no outstanding options in 2024, and therefore no option exercises.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Flannery	—	—	20,462	12,359,677
William (Ted) Grace	—	—	2,558	1,634,718
Craig Pintoff	—	—	6,244	3,843,246
Michael Durand	—	—	3,767	2,551,409
Joli Gross	—	—	2,706	1,712,892

Pension Benefits

The Company does not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation in 2024

The ENEP is an unfunded plan and the participants in the plan are unsecured general creditors of the Company. The ENEP permits a select group of management and other highly compensated employees and independent contractors of the Company to defer all or part of their base salary, service-based bonus and performance-based compensation. Deferred amounts are credited with earnings (or losses) based on the investment experience of measurement indices selected by the participant from among the choices offered by the plan. The ENEP also allows for additional contributions that are discretionary on the part of the Company. The Company did not make any contributions to the ENEP in 2024 Participants must elect to begin receiving distributions on a date at least two years following the end of the year of contribution and may receive payment of his or her vested account balance either in a single lump sum or in a series of annual installments over a period not to exceed five years. The entire vested account balance is paid out in a lump sum once a participant separates from service with the Company, unless the participant’s combined age plus years of service is equal to or greater than 65, in which case the participant may elect that the balance be paid out as a series of annual installments over a period not to exceed 10 years.

The deferrals reflected in the following table were made under the ENEP.

Name	Executive Contributions in Last Fiscal Year ($)(1) (2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ (Distributions) ($)	Aggregate Balance at Last Fiscal Year End ($)
Matthew Flannery	—	—	—	—
William (Ted) Grace	—	—	—	—
Craig Pintoff	—	—	—	—
Michael Durand	202,833	55,243	—	738,108	(4)
Joli Gross	85,515	46,067	—	853,252	(5)

________________

(1)
The amounts presented in this column include bonus amounts earned in 2024, which bonus amounts were paid and deferred in March 2025.
(2)
For Mr. Durand, $93,289 of the amount in this column is included in the “Salary” column in the Summary Compensation Table and the remaining $109,544 is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2024. For Ms. Gross, the amount in this column is included in the “Salary” column in the Summary Compensation Table.
(3)
The amount of earnings reported in this column is not included in the Summary Compensation Table for 2024 because no such earnings would be considered above-market or preferential earnings.
(4)
This amount represents Mr. Durand’s balance under the ENEP at the end of 2024, $135,198 of which was previously disclosed in the Summary Compensation Tables for years prior to 2024.
(5)
This amount represents Ms. Gross’s balance under the ENEP at the end of 2024, $80,683 of which was previously disclosed in the Summary Compensation Tables for years prior to 2024.

Benefits upon Termination of Employment

We summarize below the benefits in effect as of December 31, 2024, which the current NEOs would receive upon a termination of employment.

If the employment of any of the current NEOs is terminated by us without “cause” or by the executive for “good reason” (each, a “qualifying termination”), the NEOs would be entitled to the following benefits, subject in each case to the execution of a release of claims in favor of the Company:

•
Cash severance:
o
Mr. Flannery would receive a severance payment which represents 200% of his annual base salary and target incentive opportunity paid over a two-year period.
o
Messrs. Grace, Pintoff and Durand and Ms. Gross would receive a severance payment which represents 100% of his or her annual base salary and target incentive opportunity paid over a one-year period.
o
In each case, target incentive opportunity is measured based on the base salary at the time of termination.
•
Any unvested PRSUs, RSUs and options granted to all of the NEOs would be canceled and forfeited.
•
Mr. Flannery would receive COBRA continuation coverage for up to 18 months at no cost. Each of Messrs. Grace, Pintoff and Durand and Ms. Gross would receive COBRA continuation coverage for up to one year at no cost.

If the employment of any of the NEOs is terminated due to death or disability, the executive (or their spouse or estate) would be entitled to the following benefits:

•
All outstanding time-based RSU awards would vest.
•
For PRSU awards: (1) upon an awardee’s death, all units that could have been earned for the performance period in which the death occurs will vest based on target performance, and (2) upon an awardee’s permanent disability, all units that could have been earned for the performance period in which the disability occurs will vest based on actual performance (assumed to be target for purposes of the table below).

•
Mr. Flannery would receive COBRA continuation coverage for up to 18 months at no cost. Each of Messrs. Grace, Pintoff and Durand and Ms. Gross would receive COBRA continuation coverage for up to one year at no cost.

Each of the current NEOs is subject to non-competition and non-solicitation restrictions for a period of time following the termination of their employment of two years in the case of Mr. Flannery, and one year in the case of Messrs. Grace, Pintoff and Durand and Ms. Gross. The employment agreements also provide for indefinite non-disparagement (other than Mr. Pintoff) and confidentiality obligations.

The table below summarizes the compensation that the current NEOs would have received had they been terminated as of December 31, 2024.

	Termination by the Company Without Cause or by the Executive for Good Reason			Death or Disability
Executive	Cash severance ($)(1)	COBRA payments ($)(2)	Total ($)	COBRA payments ($)(2)	Accelerated vesting of RSUs and PRSUs ($)(3)	Total ($)
Matthew Flannery	5,750,000	38,380	5,788,380	38,380	12,172,723	12,211,103
William (Ted) Grace	1,273,000	25,288	1,298,288	25,288	3,596,166	3,621,454
Craig Pintoff	1,330,000	25,587	1,355,587	25,587	4,388,661	4,414,248
Michael Durand	1,197,000	25,906	1,222,906	25,906	3,137,576	3,163,482
Joli Gross	1,097,250	17,024	1,114,274	17,024	1,831,544	1,848,568

________________

(1)
Severance would be paid in substantially equal installments over two years for Mr. Flannery and over one year for Messrs. Grace, Pintoff and Durand and Ms. Gross.
(2)
Represents the cost of COBRA continuation coverage for 18 months for Mr. Flannery, and for one year for Messrs. Grace, Pintoff and Durand and Ms. Gross.
(3)
Amounts in this column reflect a closing price per share of the Company’s common stock on the NYSE of $704.44 on December 31, 2024 (the last day of the fiscal year).

For each of the NEOs, “cause” generally includes, among other things, and subject to compliance with specified procedures: the executive’s willful misappropriation or destruction of our property; the executive’s conviction of a felony or other crime that materially impairs the executive’s ability to perform his or her duties or that causes material harm to us; the executive’s engagement in willful conduct that constitutes a breach of fiduciary duty to us and results in material harm to us; or the executive’s material failure to perform the executive’s duties; and “good reason” includes, among other things: demotion from the position set forth in the executive’s employment agreement; a decrease in compensation provided for under such agreement; a material diminution of the executive’s duties and responsibilities; or required relocation to another facility that is more than 50 miles from the executive’s principal work location.

The definitions summarized above vary in some respects among the NEOs’ agreements and are described in greater detail in such agreements, which have previously been filed as exhibits to our periodic reports with the SEC.

Benefits upon a Change in Control

We summarize below the benefits in effect as of December 31, 2024 that the current NEOs would receive upon a change in control.

If we terminate Mr. Flannery’s employment without “cause” or he resigns for “good reason” within 12 months following a “change in control” (each as defined in Mr. Flannery’s employment agreement) of the Company, Mr. Flannery would receive the following benefits:

•
an amount equal to 2.99 times the sum of his annual base salary and his target incentive opportunity under the AICP paid over a two-year period, subject to reduction to the amount that would not trigger any excise tax on “parachute payments” if the reduction would result in a higher after-tax payment; and
•
COBRA continuation coverage for up to 18 months at no cost to Mr. Flannery.

If we terminate the employment of any of the current NEOs other than Mr. Flannery without “cause” or the NEO resigns for “good reason”, regardless of whether a change in control has occurred, the NEO would receive the following benefits:

•
Messrs. Grace, Pintoff and Durand and Ms. Gross would receive a severance payment which represents 100% of his or her annual base salary and target incentive opportunity paid over a one-year period.
•
In each case, target incentive opportunity is measured based on the base salary at the time of termination.
•
Each of Messrs. Grace, Pintoff and Durand and Ms. Gross would receive COBRA continuation coverage for up to one year at no cost.

Pursuant to the applicable award agreements, all of the outstanding equity awards granted to our current NEOs would become fully vested (with the performance levels under outstanding PRSUs deemed met at target level as of the date of such change in control):

•
if the change in control results in the Company ceasing to be publicly traded; or
•
if the executive is terminated by the Company without “cause” or by the executive for “good reason” within 12 months following any other type of change in control.

The table below summarizes the compensation that the current NEOs would have received in the event of a change in control of the Company as of December 31, 2024. Because the calculations in the table are based upon SEC disclosure rules and made as of a specific date, there can be no assurance that an actual change in control, if one were to occur, would result in the same or similar compensation being paid.

	Termination by the Company Without Cause or by the Executive for Good Reason within 12 months of a Change in Control					Change in Control that Results in the Company Ceasing to be Publicly Traded
Executive	Accelerated vesting of RSUs and PRSUs ($)(1)	Cash severance ($)(2)	COBRA payments ($)(3)	Total ($)		Accelerated vesting of RSUs and PRSUs ($)(1)	Total ($)
Matthew Flannery	20,254,763	8,596,250	38,380	28,889,393	(4)	20,254,763	20,254,763
William (Ted) Grace	5,190,314	1,273,000	25,288	6,488,602		5,190,314	5,190,314
Craig Pintoff	6,894,354	1,330,000	25,587	8,249,941		6,894,354	6,894,354
Michael Durand	4,530,958	1,197,000	25,906	5,753,864		4,530,958	4,530,958
Joli Gross	2,796,627	1,097,250	17,024	3,910,901		2,796,627	2,796,627

________________

(1)
Amounts in this column reflect a closing price per share of the Company’s common stock on the NYSE of $704.44 on December 31, 2024 (the last day of the fiscal year).
(2)
Severance would be paid in substantially equal installments over two years for Mr. Flannery and over one year for Messrs. Grace, Pintoff and Durand and Ms. Gross.
(3)
Represents the cost of COBRA continuation coverage for 18 months for Mr. Flannery, and for one year for Messrs. Grace, Pintoff and Durand and Ms. Gross.
(4)
In the scenario illustrated in this table, the total amount payable to Mr. Flannery would have been paid, including any amounts constituting “parachute payments” under Section 280G of the Internal Revenue Code. Under the terms of Mr. Flannery’s employment agreement, any payments constituting “parachute payments” under Section 280G of the Internal Revenue Code would be reduced if such reduction would result in a higher net after-tax payment to Mr. Flannery, and based on the assumptions described above, full payment (without reduction) would result in a higher net after-tax payment to Mr. Flannery.

For purposes of the NEOs’ grants, a “change in control” generally includes a person or entity acquiring more than 50% of the total voting power of the Company’s outstanding voting securities, as well as any merger, sale or disposition by the Company of all or substantially all of its assets, or business combination involving the Company (other than a merger or business combination that leaves the voting securities of the Company outstanding immediately prior thereto continuing to represent—either by remaining outstanding or by being converted into voting securities of the surviving entity—more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination).

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay Versus Performance Table - Compensation Definitions

The table below presents the SEC-defined “Compensation Actually Paid,” or CAP, and provides a comparison of CAP to various financial measures used to gauge performance at the Company. Salary, Bonus, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and the Summary Compensation Table (SCT). The primary difference between the calculation of CAP and SCT total compensation is the treatment of “Stock Awards” as summarized below:

•
The SCT “Stock Awards” total includes the grant date fair value of stock awards granted during the year.
•
The CAP total includes the “Stock Awards” total calculated as the year-over-year change in the fair value of stock awards that are unvested as of the end of the year, or that vested or were forfeited during the year.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the five fiscal years in the period ended December 31, 2024, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)(6)	Adj. EBITDA ($M)(7)
					Total Shareholder Return(4)	Peer Group (5)
2024	$13,073,855	$14,760,221	$3,332,344	$4,245,837	$432	$162	$2,575	$7,160
2023	$11,002,256	$19,637,296	$2,872,859	$3,201,787	$349	$140	$2,424	$6,857
2022	$12,414,168	$18,142,201	$2,871,609	$3,711,821	$213	$121	$2,105	$5,618
2021	$12,716,100	$23,414,061	$3,868,950	$6,547,280	$199	$130	$1,386	$4,414
2020	$6,526,206	$10,792,904	$2,258,222	$3,231,065	$139	$109	$890	$3,932

(1)
The principal executive officer (PEO) in all five reporting years was Mr. Flannery, the Company’s CEO.

(2)
CAP was computed in accordance with Item 402(v) of Regulation S-K. The table provided below shows the amounts deducted from and added to the applicable SCT total compensation amount:

		PEO					Average Non-PEO NEO
	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020
Total Compensation from SCT	$13,073,855	$11,002,256	$12,414,168	$12,716,100	$6,526,206	$3,332,344	$2,872,859	$2,871,609	$3,868,950	$2,258,222
Subtractions:
Stock Awards from SCT	($10,027,900)	($8,046,319)	($8,240,977)	($9,137,915)	($4,881,735)	($2,051,631)	($1,834,284)	($1,737,303)	($2,244,309)	($1,359,513)
Adjustments (addition (subtraction)):
Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	$8,239,123	$8,298,024	$7,354,351	$7,467,442	$7,377,155	$2,077,576	$1,421,947	$1,802,967	$2,062,303	$2,126,898
Fair value as of the vesting date of awards granted in the covered fiscal year for which vesting conditions were satisfied during such year	$793,513	$1,213,677	$616,529	$354,042	$348,048	$244,678	$345,609	$198,115	$113,778	$139,297
Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year-end or were forfeited during the year	$2,950,426	$4,911,667	$7,381,219	$11,604,650	$1,907,618	$620,778	$740,024	$813,577	$2,560,584	$264,928
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	($268,796)	$2,257,991	($1,383,089)	$409,742	($484,388)	$22,092	$335,077	($237,144)	$185,974	($198,767)
Forfeitures during current year equal to prior year-end fair value	$0	$0	$0	$0	$0	$0	($679,445)	$0	$0	$0
Compensation Actually Paid	$14,760,221	$19,637,296	$18,142,201	$23,414,061	$10,792,904	$4,245,837	$3,201,787	$3,711,821	$6,547,280	$3,231,065

(3)
The Non-PEO NEOs in 2024 were Mr. Grace, Mr. Pintoff, Mr. Durand and Ms. Gross. The Non-PEO NEOs in 2023 were Mr. Grace, Dale Asplund, Mr. Pintoff, Mr. Durand and Ms. Gross. The Non-PEO NEOs in 2022 were Mr. Grace, Mr. Asplund, Mr. Pintoff, Andrew Limoges, Jessica Graziano and Jeffrey Fenton. The Non-PEO NEOs in 2021 were Mr. Asplund, Mr. Pintoff, Ms. Graziano and Mr. Fenton. The Non-PEO NEOs in 2020 were Mr. Asplund, Mr. Pintoff, Ms. Graziano, Mr. Fenton and Paul McDonnell.
(4)
The amounts above represent the value at year-end, for each noted year, of an initial fixed investment of $100 made on December 31, 2019.
(5)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Industrials. The amounts above represent the value at year-end, for each noted year, of an initial fixed investment of $100 made on December 31, 2019.
(6)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)
Adjusted EBITDA represents EBITDA (the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment, and non-rental depreciation and amortization) plus the sum of the merger related costs, restructuring charges, stock compensation expense, net, and the impact of the fair value mark-up of acquired fleet. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that adjusted EBITDA is the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link Company performance to compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year. Adjusted EBITDA is a non-GAAP financial measure, as defined in the Company’s audited financial statements for the applicable year. Please refer to the Company’s audited financial statements for the applicable year for the reconciliations to GAAP and for the reasons why management believes adjusted EBITDA provides useful information to investors about the Company's operating performance and liquidity.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected to incentive our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs to the Company’s performance, for the most recently completed fiscal year, were as follows:

•
Adjusted EBITDA
•
Total Revenue
•
Economic Profit
•
ROIC
•
Stock Price Performance

Relationship Between CAP and Cumulative TSR

The graph below reflects the relationship between the CAP, for the PEO and Average Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return (“TSR”), assuming an initial fixed investment of $100 on December 31, 2019, for each of the five fiscal years in the period ended December 31, 2024.

Compensation Actually Paid & Cumulative TSR

Relationship Between CAP and Adjusted EBITDA

The graph below reflects the relationship between the CAP, for the PEO and Average Non-PEO NEOs, and the Company’s adjusted EBITDA for each of the five fiscal years in the period ended December 31, 2024:

Compensation Actually Paid & Adjusted EBITDA

Relationship Between CAP and Net Income

The graph below reflects the relationship between the CAP, for the PEO and Average Non-PEO NEOs, and the Company’s net income for each of the five fiscal years in the period ended December 31, 2024:

Compensation Actually Paid & Net Income

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Flannery and the ratio of those two values for 2024:

•
The annual total compensation of the employee identified as the median paid employee of United Rentals (other than our CEO) was $98,913;
•
The 2024 total compensation of our CEO, Mr. Flannery, was $13,073,855; and
•
The ratio of the annual total compensation of Mr. Flannery to the median annual total compensation of all our employees was approximately 132:1.

In 2024, we do not believe that there were significant changes in our employee population or compensation arrangements that would significantly impact the pay ratio disclosure. Therefore, as allowed by the applicable SEC rules, we used our 2022 median employee for purposes of the pay ratio disclosure noted above. However, the original median employee terminated employment during 2024 fiscal year. In accordance with the SEC’s guidance on CEO pay ratio disclosures, we have identified another employee whose compensation is substantially similar to that of the original median employee. The annual total compensation of this new median employee was $98,913.

We believe that using this new median employee provides a reasonable and accurate representation of our pay ratio, as their compensation was substantially similar to that of the original median employee. This approach aligns with the SEC's rules in identifying the median employee when circumstances of the original median employee change in a way that we reasonably believe would result in a significant change in our pay ratio disclosure.

In determining the median employee for 2022, we used our employee population as of December 31, 2022 and, in accordance with SEC rules, excluded (i) the CEO, (ii) employees from acquisitions during the year(1) and (iii) employees from certain non-U.S. countries representing in aggregate less than 5% of our employee base(2), to arrive at the median employee consideration pool. We then measured compensation for this population based on taxable earnings for the period January 1, 2022—December 31, 2022 (as reported in each employee’s Form W-2 or Canadian T4 Statement of Remuneration Paid, as applicable). For Canadian employees, we converted the amounts reported in the T4 Statement of Remuneration Paid to U.S. dollars using the exchange rate published by the Bank of Canada at the close of business on December 30, 2022. We also annualized taxable earnings for those permanent full-time and part-time employees who were not employed for the full January 1, 2022— December 31, 2022 period. Using this methodology for 2022, we determined that the “median employee” was a full-time, hourly employee located in the U.S.

We calculated 2024 annual total compensation for both our median employee and Mr. Flannery using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

________________

(1)
We excluded 2,192 employees from the following acquisitions that occurred in 2022: Sun Rental, Hanson & Fitch, Rental Works, Richbourgs Rentals, High Reach Equipment, ERS ReRents, and Ahern Rentals.
(2)
These countries and their headcounts as of December 31, 2022 were: France (69), Germany (73), the Netherlands (69), the United Kingdom (44), Belgium (8), Australia (255) and New Zealand (70) for a total of 588 employees. As of December 31, 2022, using the methodology required by SEC rules, United Rentals had 21,836 employees in the U.S. and Puerto Rico, 2,175 Canadian employees and 588 employees in other countries, for a total of 24,599 employees globally factored into the sample before the country exclusions listed above.

DIRECTOR COMPENSATION

Director Fees

Directors who are executive officers of the Company are not paid additional compensation for serving as directors. Effective May 9, 2024, changes were made to increase the N&CG Committee Chair retainer from $15,000 to $20,000 while maintaining all other Chair compensation and the Board annual cash compensation at the same level as in 2023. The annual equity compensation payable to non-management directors remained at $175,000 for 2024.

For 2024, the Company’s non-management directors (other than its non-executive Chair) received the following compensation (as applicable):

•
annual retainer fees of (i) $120,000 for serving as director, (ii) $40,000 for serving as Lead Independent Director, (ii) $25,000 for serving as Chair of the Audit Committee, (iii) $20,000 for serving as Chair of the Compensation Committee, (iv) $20,000 for serving as Chair of the N&CG Committee, and (v) $15,000 for serving as Chair of the Strategy Committee.

During 2024, the Company’s non-management directors (other than its non-executive Chair) received an annual equity grant of $175,059 (because the number of RSUs granted is rounded up to the nearest whole share of common stock, this amount varies slightly from the annual equity compensation payable amount of $175,000) in fully vested RSUs, generally to be settled after three years (subject to acceleration and further deferral in certain circumstances).

During 2024, Michael Kneeland received total annual compensation of $500,000 for his service as non-executive Chair. Such compensation is in lieu of any other pay (e.g. annual equity and retainer fees). The compensation was paid in cash, quarterly in arrears.

The Board believes stock ownership guidelines are a key vehicle for aligning the interests of non-management directors and the Company’s stockholders. The stock ownership guidelines, which were amended in 2024, require (i) the Board Chair to hold an amount of Company securities equal to two times the Chair’s annual cash retainer; and (ii) all other non-management directors to hold an amount of Company securities equal to five times their annual cash retainer. Additional fees paid to a director for serving as a committee chair or Lead Independent Director are not included in the annual cash retainer for purposes of determining compliance with the guidelines. Each non-management director is required to be in compliance with the guidelines within five years from first becoming a director. The following shares count towards meeting these ownership guidelines: shares that are owned directly; shares that are owned indirectly, such as shares held in “street name” through a broker or shares held in trust; amounts credited to the non-management director’s deferred compensation account that are invested or deemed invested in the Company’s common stock; and unvested restricted stock or RSUs that vest based on continued service. Each of the non-management directors was in compliance with the stock ownership guidelines when their holdings were measured as of December 31, 2024.

Directors are subject to the Company’s anti-pledging and anti-hedging policy, which is described above under “Executive Compensation—Compensation Discussion and Analysis—Other Practices, Policies and Guidelines—Anti-Hedging Policy; Anti-Pledging Policy.”

The Company also maintains a medical benefits program, comparable to that offered to its employees, in which its directors are eligible to participate at their own cost.

The Company provides directors with transportation and accommodations in connection with their travel to and from Board, committee and stockholder meetings and other travel related to their functions and duties as directors. Such transportation may include business class travel on commercial airlines.

The Company believes its compensation arrangements for non-management directors are comparable to the compensation levels for non-management directors at the majority of its peer companies and Pearl Meyer has advised us that our non-management director arrangements are reasonable compared to our peers.

Deferred Compensation Plan for Directors

The Company maintains the United Rentals, Inc. Deferred Compensation Plan for Directors, under which its non-management directors may elect to defer receipt of the fees that would otherwise be payable to them. Deferred fees are credited to a book-keeping account and are deemed invested, at the director’s option, in either a money market fund or shares of the Company’s common stock. If the director elects to defer fees, his or her account is credited with either shares in the money market fund or RSUs equal to the deferred amount, and the account is fully vested at all times. In addition, non-management directors have the ability to elect to further defer the settlement of their vested RSUs for at least five years beyond the originally scheduled settlement date in a manner consistent with Section 409A of the Internal Revenue Code and the applicable regulations. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the outstanding RSUs held by the Company’s non-management directors.

Director Compensation for Fiscal Year 2024

The table below summarizes the compensation paid by the Company to its non-management directors for the fiscal year ended December 31, 2024. Ms. Brandt is not included in the table below because she joined the Board on January 17, 2025 and received no compensation from the Company in 2024.

Name(1)	Fees Earned or Paid in Cash in 2024 ($)		Stock Awards(2)(3) ($)	Total ($)
Marc A. Bruno	120,000	(4)	175,059	295,059
Larry D. De Shon	138,238		175,059	313,297
Bobby J. Griffin	160,000		175,059	335,059
Kim Harris Jones	145,000		175,059	320,059
Terri L. Kelly	135,000		175,059	310,059
Michael J. Kneeland	500,000		—	500,000
Francisco J. Lopez-Balboa	120,000		175,059	295,059
Gracia C. Martore	140,000		175,059	315,059
Shiv Singh	120,000		175,059	295,059

________________

(1)
As of December 31, 2024, each of the following directors had the respective number of fully vested shares of the Company’s stock outstanding and the respective number of outstanding fully vested RSUs as follows: Mr. Bruno had 3,814 shares of common stock and 3,178 RSUs (including RSUs from deferral of cash compensation); Mr. De Shon had 321 shares of common stock and 1,315 RSUs; Mr. Griffin had 43,374 RSUs (including RSUs from deferral of cash compensation); Ms. Harris Jones had 3,489 shares of common stock and 1,315 RSUs; Ms. Kelly had 3,184 shares of common stock and 3,319 RSUs (including RSUs from deferral of cash compensation); Mr. Lopez-Balboa had 1,118 RSUs; Mr. Kneeland had 107,163 shares of common stock; Ms. Martore had 1,734 shares of common stock and 5,445 RSUs (including RSUs from deferral of cash compensation); and Mr. Singh had 5,933 shares of common stock and 1,315 RSUs.
(2)
The amounts in this column represent the grant date fair value of RSU awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2024. The valuation methodology is based on the fair market value of the Company’s common stock on the grant date. For all directors, fair market value for the RSU awards is based on the closing price per share of the Company’s common stock of $689.21 on May 9, 2024, the grant date.
(3)
Each then current non-management director received an award of 254 RSUs on May 9, 2024, except for Mr. Kneeland, who did not receive a stock award for serving as non-executive Chair. For purposes of determining the number of RSUs granted to directors on May 9, 2024, the closing price per share of the Company’s common stock of $689.21 was used. Because we do not grant fractional RSUs, the number of RSUs granted is rounded up to the nearest whole share of common stock and, accordingly, the actual value of the RSU component of director compensation may vary slightly from year to year. All RSUs granted to non-management directors in 2024 were fully vested as of the date of grant but are not settled until the earlier of (i) May 9, 2027, (ii) the fifth business day following the director’s termination of service for any reason or (iii) the date of a change in control of the Company (subject to further deferral in certain circumstances).
(4)
Represents cash compensation earned in 2024, 100% of which was deferred under the United Rentals, Inc. Deferred Compensation Plan for Directors, resulting in the issuance of fully vested RSUs. Because of the 100% deferral, none of the compensation was paid in cash.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s executive compensation plans in effect as of December 31, 2024:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	351,221(1)	$80.14(1)	939,951(2)

________________

(1)
Consists of awards issued under the 2019 Long Term Incentive Plan and the Second Amended and Restated 2010 Long Term Incentive Plan. This amount includes 348,963 RSUs and 2,258 options. The weighted-average exercise price information in column (b) does not include the RSUs.
(2)
Consists of shares available under the 2019 Long Term Incentive Plan, which are available for future awards of stock options, stock appreciation rights, shares of restricted stock, restricted stock units and performance awards as determined by the Committee in its discretion. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares. The number of shares available may increase or decrease depending on actual performance and the number of performance-based RSUs earned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of the Company’s knowledge and belief, certain information regarding the beneficial ownership of the Company’s common stock by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director and named executive officer of the Company, and (iii) all of the Company’s current directors and executive officers as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning each person or entity known to the Company who may be considered a beneficial owner of more than 5% of the Company’s outstanding common stock as of March 14, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	5,193,206	(1)	7.7%	(1)
The Vanguard Group Inc.	7,570,603	(2)	11.17%	(2)

________________

(1)
Derived from a Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc. (“BlackRock”) with respect to holdings as of December 31, 2023. According to the Schedule 13G/A, BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. As of December 31, 2023, BlackRock was the beneficial owner of 5,193,206 shares, of which it had sole power to vote or direct the vote of 4,644,765 shares and the sole power to dispose or to direct the disposition of 5,193,206 shares. BlackRock’s address is 50 Hudson Yards, New York, New York 10001. The information contained in the Schedule 13G/A is as of December 31, 2023, and may not reflect current ownership of the Company’s common stock.
(2)
Derived from a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”) with respect to holdings as of December 29, 2023. According the to Schedule 13G/A, Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. As of December 29, 2023, Vanguard was the beneficial owner of 7,570,603 shares, of which it had shared power to vote or direct the vote of 85,657 shares, sole power to dispose or to direct the disposition of 7,291,743 shares, and shared power to dispose or to direct the disposition of 278,860 shares. Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information contained in the Schedule 13G/A is as of December 29, 2023, and may not reflect current ownership of the Company’s common stock.

Security Ownership by Management

Direct and indirect ownership of common stock by each of the directors, each of the named executive officers and by all current executive officers and directors as a group is set forth in the following table as of March 14, 2025, together with the percentage of total shares outstanding at such time represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if they have or share the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if they have the right to acquire the beneficial ownership of the security within 60 days. Any fractional shares are rounded to the nearest whole share.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(2)
Matthew J. Flannery	108,049	(3)	*
William E. (Ted) Grace	3,963	(4)	*
Michael D. Durand	6,646	(5)	*
Craig A. Pintoff	16,423	(6)	*
Joli L. Gross	4,066	(7)	*
Michael J. Kneeland	107,163	(8)	*
Julie M. Heuer Brandt	76	(9)	*
Marc A. Bruno	6,992	(10)	*
Larry D. De Shon	1,636	(11)	*
Bobby J. Griffin	43,374	(12)	*
Kim Harris Jones	4,804	(13)	*
Terri L. Kelly	6,503	(14)	*
Francisco J. Lopez-Balboa	1,118	(15)	*
Gracia C. Martore	7,179	(16)	*
Shiv Singh	7,248	(17)	*
All current executive officers and directors as a group (17 persons)	329,628	(18)	*

________________

* Less than 1%

(1)
The address of each executive officer and director is c/o United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902.
(2)
Unless otherwise indicated, each person or group of persons named above has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares, which, as of a given date, such person or group has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security, which such person or group has the right to acquire within 60 days after such date, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)
Consists of 108,049 outstanding shares.
(4)
Consists of 3,963 outstanding shares.
(5)
Consists of 6,646 outstanding shares.
(6)
Consists of 16,423 outstanding shares.
(7)
Consists of 4,066 outstanding shares.
(8)
Consists of 107,163 outstanding shares, including 8,998 outstanding shares held in a retirement account.
(9)
Consists of 76 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement is deferred until January 2028).
(10)
Consists of 3,814 outstanding shares, 1,315 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions) and 1,863 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Bruno’s service as a director.
(11)
Consists of 321 outstanding shares and 1,315 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions).

(12)
Consists of 31,675 shares issuable upon settlement of RSUs that have vested (but with respect to which (a) subject to acceleration under certain conditions, settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026 and settlement of 254 RSUs is deferred until May 2027, and (b) settlement of 30,360 RSUs is deferred until the fifth business day following termination of Mr. Griffin’s service as a director) and 11,699 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Griffin’s service as a director.
(13)
Consists of 3,489 outstanding shares and 1,315 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions).
(14)
Consists of 3,184 outstanding shares, 1,315 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions) and 2,004 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Ms. Kelly’s service as a director.
(15)
Consists of 1,118 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 331 RSUs is deferred until October 2025, settlement of 533 RSUs is deferred until May 2026 and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions).
(16)
Consists of 1,734 outstanding shares, 3,485 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions, and with respect to which settlement of 2,170 RSUs is deferred until the fifth business day following termination of Ms. Martore’s service as a director) and 1,960 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Ms. Martore’s service as a director.
(17)
Consists of 5,933 outstanding shares and 1,315 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 528 RSUs is deferred until May 2025, settlement of 533 RSUs is deferred until May 2026, and settlement of 254 RSUs is deferred until May 2027, subject to acceleration under certain conditions).
(18)
Consists of 269,173 outstanding shares (including 8,998 shares held in retirement accounts) and 60,455 shares issuable upon settlement of RSUs or Phantom Stock Units that have vested (but with respect to which settlement is deferred).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board has adopted a written policy for the review and approval of any “related party transaction.” Under the policy, a “related party transaction” is defined as any relationship, arrangement, transaction or series of similar transactions, arrangements or relationships in which (A) the Company is or will be a participant, (B) the aggregate amount involved (or reasonably expected to be involved) exceeds $120,000 in any 12-month period, and (C) any “Related Party” has or will have a direct or indirect material interest under the Exchange Act, other than:

•
transactions available to all employees generally;
•
transactions where the Related Party’s interest arises solely from the ownership of securities of the Company and all holders of the security receive the same benefit on a pro rata basis;
•
transactions involving director or executive officer retention, services, benefits or compensation (including the reimbursement of reasonable business and travel expenses incurred in the ordinary course of business) approved or recommended by the Board’s Compensation Committee or approved by the Board;
•
indemnification and advancement of expenses made pursuant to the Company’s certificate of incorporation or By-Laws, or pursuant to any agreement;
•
contributions by United Rentals to a charitable organization, foundation or university at which a Related Party is a trustee, director, or employee other than an officer (or comparable position); provided that the contribution does not exceed the lesser of $1 million or 2% of the organization’s annual total revenues, including contributions; or
•
transactions between the Company and another entity with which a Related Party’s only relationship is as (i) an employee (other than an executive officer), (ii) a beneficial owner, together with his or her Immediate Family Members, of less than 10% of such entity’s equity interests, or (iii) in the case of partnerships, a limited partner, if such limited partner, together with his or her Immediate Family Members, has an interest of less than 10% in the partnership and does not hold another position in the partnership, if, in the case of any of the foregoing clauses (i), (ii) and (iii), the aggregate amount involved in such transaction does not exceed 2% of such entity’s total annual revenues.

The Audit Committee reviews all material facts and circumstances of any proposed Related Party Transaction and either approves or disapproves the transaction. If the Chief Legal Officer of the Company determines that advance review and approval is not feasible, then the transaction may be preliminarily entered into upon approval of the Audit Committee Chair (or, if such Chair is not independent from the transaction, then Lead Independent Director instead of the Chair), after notice to both, provided that neither the Audit Committee Chair nor Lead Independent Director may approve a transaction involving himself or herself or an Immediate Family Member. When a Related Party Transaction is preliminarily approved in such manner, the transaction must be considered for ratification at the Audit Committee’s next regularly scheduled meeting. In either case, the Audit Committee will take into account, among other factors deemed appropriate, whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has also delegated to the Audit Committee Chair the authority to pre-approve or ratify related party transactions in which the aggregate amount involved is expected to be less than $1 million, subject to reporting any such pre-approval or ratification at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. The Audit Committee reviews and reassesses its charter annually, and recommends any proposed changes to the full Board for approval. The Audit Committee charter was most recently revised in December 2024. A copy of the current charter is available on our website at http://www.unitedrentals.com (go to “Company” tab → “Investor Relations” → “Governance”).

Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for approving compensation arrangements with the Company’s independent registered public accounting firm. In conjunction with the mandated rotation of Ernst & Young LLP’s (“EY”) lead engagement partner, the Audit Committee and the Chair of the Audit Committee are directly involved in the rotation of the audit partners and selecting EY’s new lead engagement partner.

Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal controls over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, EY, is responsible for the integrated audit of the consolidated financial statements and internal controls over financial reporting.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024.

The Audit Committee has also discussed and reviewed with EY all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, including the matters required to be discussed by EY with the Audit Committee under PCAOB standards.

In addition, EY provided to the Audit Committee a formal written statement describing all relationships between EY and the Company that might bear on EY’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with EY any relationships that may impact EY’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to EY’s objectivity and independence.

The Audit Committee has discussed and reviewed with the Company’s vice president—internal audit (“VP-IA”) and EY, with and without management present, the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. In connection therewith, the Audit Committee also discussed with the VP-IA, with and without other members of management present, management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2024. Additionally, the Audit Committee discussed EY’s audit report on internal controls over financial reporting as of December 31, 2024 with management and EY.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.

THE AUDIT COMMITTEE
Kim Harris Jones, Chair
Francisco J. Lopez-Balboa
Gracia C. Martore
Shiv Singh

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTING FIRM

General

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm retained to audit our financial statements and internal controls over financial reporting. The Audit Committee has re-appointed EY as independent registered public accounting firm to audit the financial statements and the internal controls over financial reporting of the Company for 2025, subject to ratification by stockholders. EY has served as the Company’s independent registered public accounting firm since the Company was formed in 1997. In order to ensure continuing auditor independence, the Audit Committee annually evaluates the performance of the current independent registered public accounting firm, and determines whether to reengage or consider other firms. Based on its evaluation, the members of the Audit Committee believe that retaining EY to serve as independent registered public accounting firm for the fiscal year ending December 31, 2025 is in the best interest of the Company and its stockholders.

In the event that our stockholders fail to ratify this appointment, or an engagement letter is not finalized, another independent registered public accounting firm will be appointed by the Audit Committee. Even if this appointment is ratified, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders.

A representative of EY is expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and will be available to respond to questions.

Information Concerning Fees Paid to Our Independent Registered Public Accounting Firm

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. The following table sets forth the fees for professional services provided by EY for fiscal years 2024 and 2023.

	2024	2023
Audit Fees(1)	$4,980,000	$3,900,000
Audit-Related Fees(2)	$73,000	$70,000
Tax Fees(3)	$640,000	$637,100
All Other Fees(4)	$5,200	$5,200
Total	$5,698,200	$4,612,300

________________

(1)
Audit Fees. Audit fees consist of fees associated with the integrated audit of our annual financial statements and internal controls over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)
Audit-Related Fees. Audit-related fees consist of fees related to audits of the Company’s employee benefit plans.
(3)
Tax Fees. Tax fees consist of $202,560 for tax compliance (including the preparation, review and filing of tax returns) and $437,440 for tax advice, tax planning, and tax audit assistance in 2024, compared with $189,700 for tax compliance (including the preparation, review and filing of tax returns) and $447,400 for tax advice, tax planning, and tax audit assistance in 2023.
(4)
All Other Fees. All other fees consist of fees for services other than the services described in the above three categories, principally comprised of support services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The charter of the Audit Committee requires that the committee pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01 of Regulation S-X thereunder. The Audit Committee pre-approved 100% of the auditing services and permitted non-audit services rendered by EY in fiscal years 2024 and 2023.

The Audit Committee’s policy is to either pre-approve specific services or specific categories of services. In each case, a fee budget is approved for the service or category, as the case may be, and such budget may not be exceeded without further approval by the Audit Committee. When a category of service is pre-approved, sufficient details must be provided to enable the members of the Audit Committee to understand the nature of the services being approved. In addition, the categories must be sufficiently narrow that management will not later be placed in the position of deciding the scope of the services that have been pre-approved.

By its Charter, the Audit Committee may delegate its pre-approval authority to a subcommittee consisting of one or more members of the Audit Committee; provided that any pre-approval by an individual member is required to be reported to the full committee for its review at its next scheduled meeting. The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee.

Policy on Hiring Current or Former Employees of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy regarding the hiring of current or former employees of the Company’s independent registered public accounting firm. Pursuant to this policy, the Company generally will not hire or permit to serve on the Board any person who is concurrently a partner, principal, shareholder or professional employee of its independent registered public accounting firm or, in certain cases, an immediate family member of such a person. In addition, the Company generally will not hire a former partner, principal, shareholder or professional employee of its independent registered public accounting firm in a financial reporting oversight role if they were a member of the audit engagement team who provided more than 10 hours of audit, review or attest services for the Company without waiting for a required two-year “cooling-off” period to elapse. Further, the Company generally will not hire a former partner, principal, shareholder or professional employee of its independent registered public accounting firm in an accounting role or a financial oversight role if they remain in a position to influence the independent registered public accounting firm’s operations or financial policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm.

This policy is subject to certain limited exceptions, such as with respect to individuals employed by the Company as a result of a business combination between an entity that is also an audit client of the independent registered public accounting firm; and individuals employed by the Company in an emergency or under other unusual circumstances, provided that the Audit Committee determines that the relationship is in the best interest of the Company’s stockholders.

Voting

For information on the vote required for this matter, please see “Matters to Be Acted Upon.”

The Board unanimously recommends a vote FOR the ratification of the appointment of EY as independent registered public accounting firm of the Company (designated as Proposal 2).

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As required by Exchange Act rules, we are holding an advisory vote to give our stockholders the opportunity to express their views on the compensation of our NEOs. At our 2023 annual meeting, our stockholders voted (on a non-binding basis) in favor of holding an advisory vote on executive compensation every year, consistent with the recommendation of our Board. After consideration of these results, we decided to hold future advisory votes on executive compensation each year until the next advisory vote on frequency occurs. Under this policy, we are holding an advisory vote to approve executive compensation this year.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the executive compensation philosophy, policies and programs described in this Proxy Statement. This proposal is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. We ask that you support the compensation of our NEOs as disclosed under the heading “Executive Compensation,” including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.

We seek to align executive compensation with the achievement of the Company’s business objectives and to attract, reward and retain talented executive officers. The Board believes the Company’s compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and incentivizing the NEOs to create value for our stockholders. A substantial percentage of our compensation is performance-based, including performance-based securities that are directly linked to, and vest based on, the Company’s financial performance metrics.

Financial performance. The Company’s key financial performance metrics in 2024 included:

•
Revenue: Total revenue increased 7.1% from 2023 to a record $15.345 billion and rental revenue increased 8.0% from 2023 to $13.029 billion, which was also a record. The increases in total revenue and rental revenue included the impact of the Yak acquisition that was completed in March 2024.
•
Net income and adjusted EBTIDA: Net income increased 6.2% from 2023 to a record $2.575 billion. Adjusted EBITDA(1) grew 4.4% from 2023 to $7.160 billion, which was also a record. Net income margin(2) decreased 10 basis points to 16.8%. Adjusted EBITDA margin(2) decreased 110 basis points to 46.7%, primarily reflecting a 50 basis point decrease in equipment rentals gross margin (excluding depreciation and stock compensation expense) and a 600 point decrease in gross margin from sales of rental equipment (excluding the adjustment for the impact of the fair value mark-up of fleet acquired in certain major acquisitions). The decreased gross margin from equipment rentals (excluding depreciation and stock compensation expense) primarily reflected the (i) impact of a higher proportion of 2024 revenue from ancillary revenues, which generate lower margins than owned equipment rentals, (ii) inflation and (iii) normal cost variability. The decreased gross margin from sales of rental equipment (excluding the adjustment for the impact of the fair value mark-up of acquired fleet) primarily reflected the continued normalization of the used equipment market, including pricing.
•
ROIC: Return on invested capital (ROIC)(3) decreased 60 basis points year-over-year to 13.0%, primarily due to decreased gross margins from sales of rental equipment, which primarily reflected the continued normalization of the used equipment market, including pricing.
•
Net cash provided by operating activities and free cash flow: Net cash from operating activities decreased 3.4% from 2023 to $4.546 billion, and free cash flow(4) decreased 10.8% from 2023 to $2.058 billion. The decrease in free cash flow was mainly due to lower cash flow from operating activities, which largely reflected the impact of higher cash tax payments and other working capital activities, partially offset by increased net income.
•
Economic profit: Economic profit(5), which aligns with ROIC and measures management’s ability to grow the business for profitable returns, was $822 million for 2024, compared with $908 million for 2023.

________________

(1)
Adjusted EBITDA is a non-GAAP financial measure, as defined in the Form 10-K. Please refer to the Form 10-K for the reconciliations to GAAP and for the reasons why management believes adjusted EBITDA provides useful information to investors about the Company's operating performance and liquidity.
(2)
Net income and adjusted EBITDA margin represent net income or adjusted EBITDA divided by total revenue.
(3)
ROIC is calculated as after-tax operating income for the trailing 12-months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the Company’s tax rate from period to period, the U.S. federal corporate statutory rate of 21% was used to calculate after-tax operating income.
(4)
Free cash flow is a non-GAAP financial measure, as defined in the Form 10-K. Please refer to the Form 10-K for the reconciliation to GAAP and for the reasons why management believes free cash flow provides useful information to investors about the Company's financial performance and liquidity.
(5)
Economic profit is a financial measure that measures the spread between ROIC and the Company’s weighted cost of capital, which is the weighted average after-tax cost of the Company’s debt and equity capital sources, with an additional adjustment to normalize for the foreign exchange rate impact. For economic profit, we assumed a weighted cost of capital of 10%.

Operational highlights. The Company’s key operational highlights in 2024 included:

•
delivered another impressive safety record, with a total recordable incident rate (“TRIR”) of 0.81, which represented a slight increase from 2023, but still reflected strong overall performance;
•
maintained robust retention levels; voluntary turnover decreased 4% year-over-year from 12.4% in 2023 to 11.9% in 2024;
•
earned strong satisfaction scores in our 2024 employee experience survey, with average responses ranging from 8.3 to 9.1 out of 10 in each of our four survey categories; our employee Net Promoter Scores placed us in the top five percent of the Peakon Benchmark for Commercial and Professional Services Companies for the Engagement category, in the top 10 percent for the Health & Wellbeing category and in the top 25 percent for the Belonging category (there is no external benchmark reference for our fourth category, Safety Commitment);
•
received national recognition for our culture, with numerous awards, including being named as one of America’s Most Responsible Companies by Newsweek for 2024, one of the U.S. Best Managed Companies for 2024 by The Wall Street Journal, and one of America’s Best Large Employers for 2024 by Forbes; and
•
a forecasted 26.7% reduction in our GHG emissions intensity in 2024 compared to our 2018 baseline, as we progress toward our aspirational goal of a 35% reduction by 2030.

Best practices and strong governance standards. Our compensation program includes the best practices and governance features discussed below.

•
We maintain the Dodd-Frank Clawback Policy to comply with Section 10D-1 of the Exchange Act and the applicable exchange listing standard and renamed and amended our existing clawback policy (now referred to as our “Injurious Conduct Policy”) to reflect adoption of the Dodd-Frank Clawback Policy. We also maintain the Injurious Conduct Clawback Policy which provides for clawback of cash or equity compensation (regardless of whether it is time-based or performance-based) that was paid to, and received by, covered employees, including each NEO, on or after the date which is one year prior to the date the injurious conduct occurred, and is triggered by certain misconduct including fraud, dishonesty, breach of restrictive covenants and other acts which could have a materially adverse or injurious impact on the Company. For background and additional detail about our clawback policies, see “Other Practices, Policies and Guidelines— Compensation Forfeiture and Recoupment Policies” in our CD&A.
•
Our compensation program does not provide for special perquisites for our NEOs, including aircraft usage or tax gross-ups (except in the case of qualified relocation expenses).
•
We maintain stock ownership guidelines for our NEOs. Until the applicable guideline level of ownership is met, the officers are required to retain 50% of the net shares of the Company’s common stock received upon the exercise, vesting or payment of equity-based awards. Each of our NEOs was in compliance with such guidelines when their holdings were measured as of December 31, 2024.

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We prohibit transactions designed to limit or eliminate economic risks to our NEOs from owning the Company’s common stock, such as transactions involving options, puts, calls or other derivative securities tied to the Company’s common stock. Our insider trading policy prohibits the hedging and pledging of Company stock, including holding Company stock in a brokerage account that has been margined, by directors, officers, employees and consultants of the Company and its subsidiaries.

Strong stockholder support. Every year since the initial vote in 2011, our stockholders have supported the Company’s executive compensation program by voting overwhelmingly in favor of the say-on-pay proposals approving the compensation paid to the NEOs. Last year, 94% of the stockholders who voted on the “say-on-pay” proposal supported the compensation of our NEOs.

You are encouraged to read the information detailed under “Executive Compensation” beginning on page 38 of this Proxy Statement for additional details about our executive compensation programs.

The Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion.”

The Board unanimously recommends a vote FOR the approval of the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (designated as Proposal 3).

PROPOSAL 4

STOCKHOLDER PROPOSAL TO IMPROVE SHAREHOLDER WRITTEN CONSENT

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he owns 10 shares of the Company’s common stock, has advised the Company that he plans to present the following proposal at the Annual Meeting. In accordance with SEC rules and the stockholder’s request, the proposal presented below is reproduced verbatim, as submitted to us by the stockholder, including stockholder-supplied emphasis. The content has not been edited by the Company for grammatical or typing errors. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

Stockholder Proposal

Proposal 4 – Improve Shareholder Written Consent

Shareholders request that our Board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.

Currently it takes the formal backing 32% of all shares that normally cast ballots at the annual meeting to do so little ask for a record date for written consent.

Plus any action taken by written consent would still need 65% supermajority approval from the shares that normally cast ballots at the annual meeting. This 65% vote requirement gives overwhelming supermajority protection to management that will remain unchanged.

Enabling 10% of shares to apply for a record date for written consent is reasonable because scores of companies do not even require 01% of stock ownership to do so little as request a record date.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal won impressive 48% support at the 2021 United Rentals shareholder meeting.

It is important to remember that it took much more United Rentals shareholder conviction - based on the merits - to vote for this proposal than to reflexively vote according to the United Rentals Board of Directors instructions.

The 48% vote likely represented a 50%+ majority vote from the United Rentals shareholders who have access to independent proxy voting advice. It is long overdue that companies take action on 50%+ majority votes from shareholders who have access to independent proxy voting advice.

Proposal 4 - Improve Shareholder Written Consent

Board Response to the Stockholder Proposal

The Board recommends a vote “AGAINST” this stockholder proposal (the “Stockholder Proposal”) for the following reasons.

Our Board has carefully considered the Stockholder Proposal and recommends a vote “AGAINST” it because the Board believes that the change sought in the Stockholder Proposal is not in the best interests of the Company or our stockholders.

The Company has long been committed to robust stockholder engagement and strong corporate governance practices that promote the long-term interests of all Company stockholders. Since 2020, our stockholders have had the right to take action by written consent with the same vote as would be required to approve such action at an annual or special meeting. In 2023, our Board, as part of its regular review of our corporate governance practices and its consideration of a nearly identical proposal submitted by the same proponent, determined to take action to further enhance our stockholders’ ability to act by written consent by seeking stockholder approval of a charter amendment to lower the ownership threshold required for stockholders to request a written consent record date from 25% to 15%. At our 2023 annual meeting, our stockholders overwhelmingly approved the Company’s proposed 15% threshold (with 98.9% of votes cast FOR such threshold) and rejected the 10% threshold requested by the proponent’s nearly identical proposal (with 66.4% of votes cast AGAINST).

The Board continues to believe that the 15% threshold approved by our stockholders is the appropriate threshold for initiating stockholder actions by written consent. Lowering the threshold to 10%, as requested by the Stockholder Proposal, would significantly increase the risk that such process could be abused by a single stockholder or a small group of stockholders seeking to advance their own short-term or special interests that may not be shared more broadly by the Company’s other stockholders. Written consent solicitations also require a considerable amount of Company time, attention and resources to monitor (including to oversee all solicitations of, and communications to, stockholders and the delivery and examination of consents) and contain fewer procedural and other safeguards to protect the interests of all stockholders compared to action at an annual or special meeting. As a result, the Board continues to believe that stockholder action by written consent should be limited to only those matters that are deemed by a number of stockholders representative of the broader interests of all stockholders to be sufficiently extraordinary that they must be addressed outside the context of a stockholder meeting, as is achieved by the Company’s current 15% threshold.

The Board also believes that the failure of the same proponent’s previous proposals seeking the adoption of a 10% threshold at our 2023 and 2021 annual meetings as well as the significant support received by the Company’s 15% threshold at the 2023 annual meeting reflects the general view of our stockholders that a 10% threshold to initiate stockholder action by written consent is inappropriate.

Furthermore, the Board believes that lowering the ownership threshold for stockholder action by written consent to 10% is unnecessary given the robust stockholder rights and protections already afforded to the Company’s stockholders. As noted in the Corporate Governance Highlights section on page 3 of this Proxy Statement, the Company has adopted extensive governance best practices, including majority voting for directors in uncontested elections, annual director elections, a market standard proxy access right, and a stockholder right to call special meetings that uses the same 15% threshold as our written consent right. Additionally, the Company maintains open and regular communication with large and small stockholders, financial analysts and shareholder advisory services about important issues relating to our business and governance and regularly incorporates feedback from those engagements into our governing documents, policies, and practices. Furthermore, the Company has no history of materially modifying stockholder rights without prior robust consultation and engagement with stockholders.

In summary, the Board believes the Company’s current 15% threshold, particularly when viewed together with our robust corporate governance practices and other stockholder protections, strikes the right balance in providing stockholders with a meaningful right to act by written consent while protecting against potential abuse or misuse of such right and the unnecessary waste of corporate resources that could arise from stockholder actions by written consent in connection with matters that may not be broadly in the best interests of all of our stockholders.

For these reasons, the Board believes that this Stockholder Proposal is unnecessary and not in the best interests of our stockholders. Accordingly, the Board recommends a vote “AGAINST” the Stockholder Proposal (designated as Proposal 4).

OTHER MATTERS

Other Matters to be Presented at the Annual Meeting

As of the date of this Proxy Statement, the Board does not know of, or have reason to expect that there will be, any matter to be presented for action at the Annual Meeting other than the proposals described herein. If any other matters not described herein should properly come before the Annual Meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board’s recommendations.

Availability of Annual Report on Form 10-K and Proxy Statement

Upon the written request of any record holder or beneficial owner of shares entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Form 10-K, as filed with the SEC, including financial statements and financial statement schedules, but excluding exhibits. Such requests should be mailed to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary.

We will only deliver one Notice to multiple stockholders of record sharing an address. Stockholders of record sharing an address who wish to receive separate copies of the Notice, or separate paper copies of the proxy statement and annual report to stockholders, or who wish to begin receiving a single paper copy of such materials, may make such request by following the instructions contained in the Notice and as follows:

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if you are a stockholder of record, by writing to our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company), 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660 or by calling 1-800-937-5449; or
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if you are a beneficial owner, by contacting your bank, broker or other nominee or fiduciary to make such request.

Stockholders of record sharing an address who elect to receive a single paper copy of the proxy statement and annual report will continue to receive separate proxy cards, to the extent applicable.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit https://equiniti.com/us/ast-access, click “Login” and then select “Shareholder Central Login”. Enter your account number and tax identification number to log in, then select “electronic distribution.”

Incorporation by Reference

To the extent that this Proxy Statement has been, or will be, specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by SEC rules) shall not constitute soliciting materials and should not be deemed filed or so incorporated, except to the extent the Company specifically incorporates such report in such filing.

Submission of Stockholder Proposals for the 2026 Annual Meeting

The ways in which stockholders can submit proposals for our 2026 Annual Meeting are summarized below. In addition, we welcome stockholders to engage with us on governance and other matters outside of the proxy and annual meeting process.

Stockholder Proposals for the 2026 Annual Meeting (Exchange Act Rule 14a-8)

Rule 14a-8 under the Exchange Act permits stockholders to submit proposals for inclusion in our proxy statement if the stockholders and the proposals meet certain requirements specified in that rule. A stockholder proposal submitted according to this rule for business to be brought before the 2026 Annual Meeting will be acted upon only in the following circumstances:

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When to send these proposals. Any stockholder proposal submitted in accordance with Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary on or before November 26, 2025.
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Where to send these proposals. Proposals should be sent to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary. You should use first class, certified mail or overnight mail in order to ensure the receipt of your recommendation.
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What to include. Proposals must conform to, and include, the information required by Rule 14a-8 under the Exchange Act. In addition, the stockholder proponent must present their proposal at the 2026 Annual Meeting or send a qualified representative to present such proposal.

Stockholder Nominees for Inclusion in the 2026 Proxy Statement (Proxy Access)

Article III, Section 3.10 of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least three percent (3%) of the Company’s common stock for at least three (3) years to submit director nominees (up to the greater of two (2) nominees or twenty percent (20%) of the total number of directors of the Company) for inclusion in our proxy statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Notice of director nominees submitted pursuant to our proxy access By-Law must be submitted to the Corporate Secretary at the principal executive office of the Company no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders. Additional information about the proxy access requirements can be found in our By-Laws.

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When to send these proposals. Notice of director nominees submitted pursuant to our proxy access By-Law must be received by our Corporate Secretary on or after October 27, 2025 but on or before November 26, 2025 (unless the 2026 Annual Meeting is not scheduled to be held within the period between April 8, 2026 and June 7, 2026, in which case our By-Laws prescribe an alternate deadline).
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Where to send these proposals. Proposals should be sent to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary. You should use first class, certified mail or overnight mail in order to ensure the receipt of your recommendation.
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What to include. Proposals must conform to, and include, the information required by Rule 14a-8 under the Exchange Act. In addition, the stockholder proponent must present their proposal at the 2026 Annual Meeting or send a qualified representative to present such proposal.

Other Stockholder Proposals or Nominees for Presentation at the 2026 Annual Meeting (Advance Notice)

Article II, Section 2.07 of our By-Laws requires that any stockholder proposal, including director nominations, that is not to be included in next year’s proxy statement (either under Exchange Act Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2026 Annual Meeting, must be delivered to, or mailed and received by, the Corporate Secretary at the principal executive office of the Company not less than 90 days and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Additional information about the advance notice requirements can be found in our By-Laws.

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When to send these proposals. Proposals and nominations submitted pursuant to our advance notice By-Laws must be received by our Corporate secretary on or after January 8, 2026 but on or before February 7, 2026 (unless the 2026 Annual Meeting is not scheduled to be held within the period between April 8, 2026 and June 7, 2026, in which case our By-Laws prescribe an alternate deadline).
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Where to send these proposals. Proposals should be sent to United Rentals, Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, Attention: Corporate Secretary. You should use first class, certified mail or overnight mail in order to ensure the receipt of your recommendation.
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What to include. Proposals and nominations must include the information required by our advance notice By-Laws. In addition, the stockholder proponent must present their proposal at the 2026 Annual Meeting or send a qualified representative to present such proposal.

The N&CG Committee will evaluate recommendations from security holders in the same manner that it evaluates recommendations from other sources. You should note that the foregoing process relates only to bringing potential director candidates to the attention of the N&CG Committee. Following this process will not give you the right to directly propose a director nominee at any meeting of stockholders.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our By-Laws.

UNITED RENTALS, INC. 100 FIRST STAMFORD PLACE - STE 700 STAMFORD, CT 06902 SCAN TO

VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote,com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 :59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeetina.com/URl2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11 :59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 1171 7. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62267-P22824 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY UNITED RENTALS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "AGAINST" PROPOSAL 4. 1. Election of Directors la. Julie M. Heuer Brandt lb. Marc A. Bruno 1 C. Larry D. De Shon ld. Matthew J. Flannery le. Kim Harris Jones lf. Terri L. Kelly lg. Michael J. Kneeland lh. Francisco J. Lopez-Balboa li. Gracia C. Martore lj. Shiv Singh For Against Abstain 2. Ratification of Appointment of Public Accounting Firm 3. Advisory Approval of Executive Compensation 4. Stockholder Proposal to Improve Shareholder Written Consent THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "AGAINST" PROPOSAL 4. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF United Rentals May 8, 2025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, May 8, 2025: The Notice and Proxy Statement for the 2025 Annual Meeting of Stockholders and the Company's 2024 Annual Report to Stockholders are available electronically at www.proxyvote.com. UNITED RENTALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS V62268-P22824 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or, before the meeting, via the Internet at WWW.PROXYVOTE.COM, or, during the meeting, via WWW.VIRTUALSHAREHOLDERMEETING.COM/URI2025. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Matthew J. Flannery, William E. Grace, Joli L. Gross or any of them, with full power of substitution, as proxies to represent and to vote at the Annual Meeting of Stockholders of United Rentals, Inc. (the “Company”) to be held via live webcast at www.virtualshareholdermeeting.com/URI2025 on May 8, 2025 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the meeting. (Continued and to be signed and dated on the reverse side)

, and in their discretion upon such other matters as may come before the meeting. (Continued and to be signed and dated on the reverse side)